EXECUTION VERSION

JOINT STOCK COMPANY "RUSNANO"
and
LIMITED LIABILITY COMPANY "RNI"
as the Purchasers
and
NEOPHOTONICS CORPORATION
as the Seller

FRAMEWORK PURCHASE AGREEMENT

DATED 14 December 2018

Table of Contents
1.    DEFINITIONS AND INTERPRETATION    1
2.    PURCHASE AND SALE OF THE PARTICIPATORY INTEREST    9
3.    COMPLETION    11
4.    WARRANTIES AND UNDERTAKINGS    13
5.    POST-COMPLETION COVENANTS    14
6.    EXPENSES    18
7.    NOTICES    18
8.    VALIDITY; TERMINATION    19
9.    GOVERNING LAW AND JURISDICTION    19
10.    CONFIDENTIALITY; ANNOUNCEMENTS    20
11.    GENERAL PROVISIONS    21

Schedule 1     Agreement and Acknowledgement regarding Penalty Payment
Schedule 2    Budget of the Company
Schedule 3    Components Supply Agreement
Schedule 4    Manufacturing License Agreement
Schedule 5    Notarized SPA
Schedule 6    Particulars of the Company
Schedule 7     Forms of Standard Purchase Orders
Schedule 8    List of Documentation for Production Process
Schedule 9    Seller’s Production Specification and Yield Targets
Schedule 10    Technical Services Agreement
Schedule 11    List and Valuation of Equipment constituting Equipment Contribution
Schedule 12    Seller’s Protection
Schedule 13     Seller’s Warranties
Schedule 14     Management Accounts

THIS FRAMEWORK PURCHASE AGREEMENT (this "Agreement") is entered into on 14 December 2018 by and between:

(1)
JOINT STOCK COMPANY "RUSNANO", a company incorporated under the laws of the Russian Federation, main state registration number (OGRN) 1117799004333, whose registered office is at: office 708.1, 10A Prospect 60-letiya Oktyabrya, Moscow, 117036, Russian Federation ("Purchaser 1");

(2)
LIMITED LIABILITY COMPANY "RNI", a company incorporated under the laws of the Russian Federation, main state registration number (OGRN) 5147746226304, whose registered office is at: office 511, 10A Prospect 60-letiya Oktyabrya, Moscow, 117036, Russian Federation ("Purchaser 2" and together with Purchaser 1 the “Purchasers”) and

(3)
NEOPHOTONICS CORPORATION, a company incorporated under the laws of Delaware, the United States of America, registration number 2670850, located at 2911 Zanker Road, San Jose, CA 95134, United States of America (the "Seller")

(each a "Party" and collectively the "Parties").
WHEREAS:

(A)	The Seller is the legal and beneficial owner of the Participatory Interest comprising the whole of the issued share capital of the Company.

(B)	The Seller wishes to sell and the Purchasers wish to purchase the Participatory Interest on the terms and conditions set out herein.
NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement, including the recitals, the following words will have the following meanings unless the context otherwise requires:
“AAWG (100 GHz)” means Athermal Arrayed Waveguide Grating (Finished Goods Product Number (PN) 1000042377 (WIDEBAND, 40CH, 100GHZ, DMUX, 1530.33, LC/UPC).
"Affiliate" or "Affiliated" means in relation to a person (a) a person directly or indirectly Controlled by, or under common Control with that person; or (b) a person owning or controlling fifty (50) per cent or more of the issued voting securities or beneficial interests of the first person; or (c) a director, partner or member of the immediate family of a director or partner, of the first person and in the case of a trust, any trustee or beneficiary (actual or potential) of that trust.
"Agreement" means this Agreement (together with all its recitals and schedules), as amended from time to time.
"Agreement and Acknowledgement Regarding Penalty Payment" means the agreement to be entered into between the Seller and Purchaser 1 substantially in the form and substance set out in Schedule 1.
"Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) governmental approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.
"Budget" means the operating budget of the Company for the period through the Review Date as set out in Schedule 2 hereto.
"Business Day" means a day (other than a Saturday and a Sunday) on which banks generally are open for business in the Russian Federation or the United States.
"Capital Stock" means (a) in the case of a corporation, its shares of capital stock, (b) in the case of a partnership or limited liability company, its partnership or membership interests or units (whether general or limited), and (c) any other interest that confers on a person the right to receive a share of the profits and losses, or distribution of assets, of the issuing entity.
"Cash Shortage" has the meaning set out in Clause 5.7(a).
"CFP2 – LR4" means a 100G form factor pluggable transceiver module which is either (a) Finished Goods Product Number (PN) 1000042366 (PT-C24C3LECL, CFP2 TVR, 100G CFP2, TELECOM AND DATACOM, 10KM C-TEMP SINGLE-RATE G2) or (b) Finished Goods Product Number (PN) 1000042365 (PT-C24C3LDCL, CFP2 TVR, 100G CFP2, TELECOM AND DATACOM, 10KM C-TEMP DUAL-RATE G2).
"Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a person to issue any of its Equity Securities or to sell any Equity Securities it owns in another person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Securities of a person or owned by a person; and (c) profit participation, or other similar rights with respect to a person.
"Company" means limited liability company NeoPhotonics Corporation, LLC, incorporated under the laws of the Russian Federation under the basic state registration No. 1127746681710, registered address at Volgogradsky Prospekt 42, building 5, Moscow 109316, Russia.
"Completion" has the meaning set out in Clause 3.
"Completion Date" has the meaning set out in Clause 3.
"Components Supply Agreement” means an agreement to be entered into between the Company and NeoPhotonics China or NeoPhotonics Dongguan substantially in the form and substance set out in Schedule 3.
"Consent" means any consent, approval, notification, waiver, or other similar action (including by a Governmental Authority) that is necessary under Applicable Law.
"Constitutive Documents" means in respect of a person (other than a natural person) the permit for its establishment (if applicable), its articles and memorandum of association (if applicable), its charter, its foundation agreement (if applicable), its by-laws, its certificate of registration and its other organisational documents.
"Contract" means any contract, agreement (including leases), deed, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral, including any sales order or purchase order.
"Control" means, in relation to a company or other entity: (i) the legal power to secure directly or indirectly that the affairs of such entity are conducted in accordance with his or its wishes, including to direct or cause the direction of its general management and policies; (ii) the ability to appoint, directly or indirectly, the majority of its directors or executive officers; (iii) the ability to exercise, directly or indirectly, a majority of the votes exercisable at a general meeting; or (iv) the right to receive, directly or indirectly, a majority of the proceeds arising from: (a) any declaration of a dividend; or (b) a distribution arising in the course of winding up, whether solvent or insolvent, or any return of capital to shareholders or members; and the expressions Controlled and Controlling shall be construed accordingly.
“Counterparty” has the meaning set out in Clause 5.9(b).
"EGRUL" means the unified state register of legal entities maintained pursuant to Russian Federation federal law No. 129-FZ dated 8 August 2001 (as amended from time to time).
"Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, assignment by way of security, third party right or interest, other encumbrance or security interest or derivative interest of any kind whatsoever, created or arising under any Applicable Law or any other type of preferential arrangement (including a title transfer or retention arrangement) having similar effect (and, where used in respect of any Equity Security, voting trust and any voting agreements or arrangements).
"Equipment Contribution" has the meaning set out in Clause 2.5(a).
"Equity Securities" means the issued (a) shares of Capital Stock, and (b) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts that, directly or indirectly, could require the issuer thereof to issue, sell or otherwise cause to become outstanding shares of Capital Stock.
"Escrow Account" means an account to be opened at the Escrow Agent pursuant to the Escrow Agreement for the purpose of depositing therein the Purchase Price – Cash Portion and disbursing the funds therein as set out in this Agreement.
"Escrow Agent" means a bank to be selected by the Seller and Purchaser 1 for the purpose of opening, maintaining and operating the Escrow Account.
"Escrow Agreement" means an agreement substantially in the standard form used by the Escrow Agent, to be entered into by the Escrow Agent, the Seller and Purchaser 1 on the terms satisfactory to the parties thereto, for the purpose of governing the opening, maintenance, operation and closing of the Escrow Account.
"FAS Consent" means the Consent of the Federal Antimonopoly Service of the Russian Federation to the purchase by Purchaser 1 of Participatory Interest 1.
"Governmental Authority" means any parliament, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, or any other country or any state, as well as any county, city or other administrative subdivision of any of the foregoing.
"Intellectual Property Contribution" has the meaning set out in Clause 2.5(b).
"Liability Limit" has the meaning set out in Clause 2.6(a).
"LLC Law" means Federal Law of the Russian Federation No. 14-FZ "On Limited Liability Companies" dated February 8, 1998 (as amended).
"Long Stop Date" means 31 January 2019.
"Manufacturing License Agreement" means an agreement to be entered into between the Seller and the Company substantially in the form and substance set out in Schedule 4.
"Material Adverse Effect" means any event, change or effect in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business, or prospects, which event, fact, circumstance or condition or change (or effect), individually or in the aggregate (together will all other changes, events, facts and conditions that have occurred prior to the date of determination), could reasonably be expected to be materially adverse to:

(a)	rights of either Party under this Agreement or any other Transaction Document;

(b)	the business, results of operations, workforce, prospects, financial position, properties, assets, liabilities or condition (financial or otherwise) of the Company;

(c)	ability of any Party to perform the transactions contemplated hereby or to perform and comply with their respective obligations hereunder; or

(d)	the validity, legality or enforceability of this Agreement and/or any other Transaction Document.
"NeoPhotonics China" means NeoPhotonics (China) Co., Ltd. (PRC).
"NeoPhotonics Dongguan" means NeoPhotonics Dongguan Co., Ltd. (PRC).
"Notarized SPA" means a Russian law-governed participatory interest sale agreement in the agreed form set out in Schedule 5.
“Notifying Counterparty” has the meaning set out in Clause 5.9(b).
"Order" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.
"Outstanding Indebtedness to Company" means, as of the Signing Date, the indebtedness of the Seller to the Company in the amount of one hundred fifty thousand six hundred ninety five US Dollars and four cents (USD 150,695.04) in respect of goods furnished by the Company to the Seller.
"Participatory Interest" means a participatory interest representing one hundred percent (100%) of the charter capital of the Company with a nominal value of RUB 9,814,867 owned by the Seller, as more particularly described in Schedule 6.
"Participatory Interest 1" means a participatory interest representing ninety nine percent (99%) of the charter capital of the Company with a nominal value of RUB 9,716,718.33.
"Participatory Interest 2" means a participatory interest representing one percent (1%) of the charter capital of the Company with a nominal value of RUB 98,148.67.
"Parties" has the meaning set out in the preamble to this Agreement.
"Production Purchase" has the meaning set out in Clause 5.5(a).
"Purchase Order" means the standard purchase order of NeoPhotonics China or NeoPhotonics Dongguan in the respective forms set out in Schedule 7.
"Purchase Price – Cash Portion" means the amount of two million US Dollars (USD 2,000,000).
"Purchase Price – Penalty Offset Portion" means the amount of one million US Dollars (USD 1,000,000) which shall be paid by Purchaser 1 by performing the offset as set out in more detail in the Agreement and Acknowledgement Regarding Penalty Payment.
"Purchase Price - Total" means three million US Dollars (USD 3,000,000), comprised of Purchase Price – Cash Portion and Purchase Price – Penalty Offset Portion (of which two million nine hundred seventy thousand US Dollars (USD 2,970,000) shall be attributable to Participatory Interest 1 and thirty thousand US Dollars (USD 30,000) shall be attributable to Participatory Interest 2).
"Purchaser 1" has the meaning set out in the preamble to this Agreement.
"Purchaser 2" has the meaning set out in the preamble to this Agreement.
"Purchasers" has the meaning set out in the preamble to this Agreement.
"Refund Amount" means two hundred fifty thousand US Dollars (USD 250,000).
"Register" means the register of members held by the Company.
“Responding Counterparty” has the meaning set out in Clause 5.9(b).
"Review Date" means 31 March 2019.
"Seller" has the meaning set out in the preamble to this Agreement.
"Seller’s Warranties" has the meaning set out in Clause 4.2.
"Signing Date" means the date of this Agreement.
"Subsidiary" means, with respect to any person: (a) any company of which more than fifty (50) percent of the total voting power of all classes of the Equity Securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such person directly or through one or more other Subsidiaries of such person and (b) any person other than a corporation of which at least a majority of the Equity Securities (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such person directly or through one or more other Subsidiaries of such person.
"Surviving Provisions" means Clause 1 and Clauses 6 through 11.
"Target Date" has the meaning set out in Clause 5.7(a).
"Tax" or "Taxation" means all federal, statutory, governmental, state, local governmental, provincial, community, municipal or regional taxes, levies, imposts, duties, customs duties, charges, fees, tariffs, deductions, withholdings and contributions and their derivatives (including in all cases advance payments of same), whether direct or indirect and whether levied by reference to income, salaries, or other payments to the employees, profits, gains, excess profits, net wealth, asset value, turnover, added value, real estate or other reference, and mandatory payments to social funds and pension funds, in all cases of any kind arising in the Russian Federation or any part of the world together with all penalties, charges, costs, fines, surcharges and interest relating thereto.
"Tech Transfer" means the completion of all of the following items:

(i)	the Manufacturing License Agreement has been entered into by both parties thereto and is in full force and effect;

(ii)
the documentation of the production process for CFP2– LR4 and AAWG (100 GHz), listed in Schedule 8, has been provided to the Company. To confirm the delivery of the respective documentation, the Company and the Seller should execute a corresponding act of acceptance;

(iii)
Company personnel has been trained on the production process for CFP2– LR4 and AAWG (100 GHz). To confirm the training, the Seller shall cause the Company to produce a training accomplishment summary showing names of personnel training, duration of training, technologies subject to training and relevant manufacturing processes trained;

(iv)	the Equipment Contribution per Schedule 11 has been delivered to the Company and is reflected in the books of the Company;

(v)
the respective equipment constituting the Equipment Contribution has become duly owned by the Company, has been properly installed, is fully operative and functional and capable of producing AAWGs (100GHz) and CFP2-LR4s, as confirmed by the Company and the Purchasers following respective testing at the premises of the Company. To confirm that the equipment is fully operational and functional, the Company shall provide to the Seller and Purchaser 1 a corresponding report;

(vi)
10 or more pilot units of CFP2– LR4 and 10 or more pilot units of AAWG (100 GHz) have been produced (for the avoidance of doubt, at the premises of the Company and by its own employees) to demonstrate operation of equipment per subclause (v) above, and these units meet the Seller’s production specification;

(vii)
Units of CFP2-LR4 and of AAWG (100 GHz) have demonstrated target yield as statistically set forth in Schedule 9 as the “Target Yield”. For the Tech Transfer the yield shall be statistically defined per Schedule 9.  For CFP2-LR4 the LCL is 72 and for AAWG the LCL is 82;

(viii)	The Company will provide a corresponding report that shall contain number of CFP2-LR4 and AAWG (100 GHz) manufactured, production specification test results and resulting yield; and

(ix)
Purchase Orders for 50 units of CFP2– LR4 and 100 units of AAWG (100 GHz) have been placed with the Company by NeoPhotonics China or NeoPhotonics Dongguan, as detailed in Clause 5.5, and remain in full force and effect.

"Technical Services Agreement" means an agreement to be entered into between the Company and the Seller substantially in the form and substance set out in Schedule 10.
"Termination Date" means the date on which this Agreement is terminated pursuant to Clause 8.2.
"Transactions" means (a) the sale of the Participatory Interest by the Seller to the Purchasers and Purchaser 1’s delivery of the Purchase Price - Total therefor; (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith; and (c) the performance by the Parties of their respective covenants and obligations under this Agreement.
"Transaction Documents" means

(a)	this Agreement;

(b)	the Escrow Agreement;

(c)	the Notarized SPA;

(d)	the Technical Services Agreement;

(e)	the Manufacturing License Agreement;

(f)	the Components Supply Agreement;

(g)	the Agreement and Acknowledgement Regarding Penalty Payment; and

(h)	any other document or agreement so designated by the Parties in writing.
"VAT" means the Russian Federation value added tax.

1.2	Interpretation
Unless otherwise provided, in this Agreement:

(a)
references to "person" mean any natural person, firm, company, corporation, society, trust, foundation, government, state or agency of a state or any other entity or any association or partnership (whether or not having separate legal personality) of two or more of such entities;

(b)	references to "recitals" or "Clauses" or "Schedules" mean recitals in or Clauses of or Schedules to this Agreement, unless otherwise indicated;

(c)	references to "USD" or "US Dollars" mean the lawful currency of the United States of America;

(d)	references to "RUB" or "Rubles" mean the lawful currency of the Russian Federation;

(e)	references to "writing" or "written" includes faxes but not email;

(f)	the Clause and Schedule headings contained in this Agreement are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement;

(g)	a reference to "assets" is a reference to real property, machinery, stock, and other tangible or intangible assets;

(h)	a reference to "liability" includes any actual or contingent liability;

(i)	a reference to "shares" includes, where relevant, participatory interests or quotas;

(j)	words in a singular form at the same time include the plural and vice versa and words of one gender include the words of any other gender;

(k)
the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(l)
any phrase introduced by the words "include", "including" or "in particular" or any similar words or expression shall be construed as illustrative and shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(m)
references to any US or Delaware law legal term (including terms for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing) will in respect of any jurisdiction other than the state of Delaware be deemed to include what most nearly approximates in that jurisdiction to the Delaware state legal term;

(n)
any reference to this Agreement or any other agreement or document shall be construed as a reference to that agreement or document as it may have been, or may from time to time be, amended, varied, novated, replaced or supplemented;

(o)	words importing the singular include the plural and vice versa and words importing a gender shall include every gender;

(p)	if a period is specified by reference to dates from a given day or from the day of an act or event, it is to be calculated exclusively of that day unless otherwise expressly provided;

(q)	references to writing include any mode of reproducing words in a legible form and reduced or reducible to paper, but does not include e-mail communications;

(r)	references to this Agreement will include the Schedules, which comprise schedules and exhibits to this Agreement and form part of this Agreement.

1.3	Other Matters
The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provisions of this Agreement.

1.4	Obligations of the Purchasers
The obligations of the Purchasers under this Agreement shall be several and not joint.

2.	PURCHASE AND SALE OF THE PARTICIPATORY INTEREST

2.1	Purchase and Sale of the Participatory Interest
Subject to the terms of this Agreement, the Seller hereby agrees to sell to Purchaser 1 the Participatory Interest 1, and to Purchaser 2 the Participatory Interest 2, in each case free from all Encumbrances and together with all rights that attach (or may in the future attach) to it, and Purchaser 1 agrees to pay for the Participatory Interest as set out in Clause 2.2.

2.2	The Purchase Price
The total consideration for the Participatory Interest shall be the Purchase Price - Total, which shall be payable by Purchaser 1 as follows:

(a)
The Purchase Price – Cash Portion shall be paid by Purchaser 1 by transferring the full amount thereof by wire transfer into the Escrow Account not later than the Completion Date. However, Purchaser 1 shall not be required to proceed with this wire transfer unless the conditions to Completion indicated in Clause 3.1 hereof are met.

(b)
The Purchase Price – Penalty Offset Portion shall be paid by Purchaser 1 at Completion by entering into the Agreement and Acknowledgement Regarding Penalty Payment and performing the offset provided for therein.

2.3	The Escrow Account and Release of Funds
The Parties agree as follows:

(a)
the amount of one million seven hundred fifty thousand Dollars (USD 1,750,000) shall be released from the Escrow Account to the Seller upon the transfer of ownership of the entire Participatory Interest in the Company to the Purchasers (which shall be, in accordance with Applicable Law, the moment of making in the EGRUL of a respective entry as to same), and the Parties shall jointly instruct the Escrow Agent to so release such amount to the Seller as soon as such entry is made in the EGRUL; and

(b)
the Refund Amount shall be disbursed from the Escrow Account in accordance with the provisions of Clauses 2.4, 5.2 and 5.7, and the Parties shall jointly instruct the Escrow Agent to release all or any portions of the Refund Amount (up to the amount remaining in the Escrow Account) in accordance with such Clauses.

2.4	Partial Refund of the Purchase Price

(a)
The Purchase Price (Purchase Price – Cash Portion) may be subject to a full or partial refund as provided in this Clause 2.4 or in Clauses 5.2 or 5.7. Any such refund shall operate as a reduction in the Purchase Price – Total paid for the Participatory Interest.

(b)
All of the Refund Amount or, if less, the portion of it then remaining in the Escrow Account, shall be paid to Purchaser 1 pursuant to the provisions of Clause 5.2 if the Tech Transfer is not completed by the Review Date.

(c)
All or a portion of the Refund Amount (up to the total amount then remaining in the Escrow Account) shall be paid to Purchaser 1 if the Company experiences a Cash Shortage as determined pursuant to Clause 5.7.

(d)
If on the Review Date, the Tech Transfer has been completed and any part of the Refund Amount remains in the Escrow Account, all such remaining funds shall be paid to the Seller by the provision to the Escrow Agent of the relevant joint instructions not later than five (5) Business Days after the Review Date.

2.5	Equipment Contribution and Intellectual Property Contribution by Seller

(a)
Prior to Completion, the Seller shall irrevocably and unconditionally contribute to the Company, as a contribution to its assets (under article 27 of the LLC Law), the equipment listed in Schedule 11 hereto (which schedule is in the Russian language), which is comprised of one set of production and test equipment needed to produce CFP2– LR4 and one set of production and test equipment needed to produce AAWG (100 GHz) (the "Equipment Contribution").

(b)
Prior to Completion, the Seller shall irrevocably and unconditionally contribute to the Company, as a contribution to its assets (under article 27 of the LLC Law), the rights to use intellectual property under the Manufacturing License Agreement (the "Intellectual Property Contribution").

(c)
For the avoidance of doubt, the Seller shall not be entitled to demand any payment from the Company or the Purchasers in connection with the Equipment Contribution or Intellectual Property Contribution.

2.6	Limitation of Liability of Seller
For the avoidance of doubt, this Clause 2.6 and Schedule 12 shall not apply to any obligations of the Seller or its subsidiaries pursuant to the Escrow Agreement (or this Agreement with regard to the Refund Amount), the Technical Services Agreement, the Manufacturing License Agreement, the Components Supply Agreement, or any Purchase Order placed pursuant to Clause 5.5. The limitation of liability of the Seller pursuant to this Clause 2.6 also shall not apply in case of fraud on the part of the Seller.

(a)
The aggregate liability of the Seller under any provision of this Agreement (except the provisions of Clause 5.5) is limited to the sum of two hundred fifty thousand US Dollars (USD 250,000) plus any amounts paid to Purchaser 1 as the Refund Amount (such sum the “Liability Limit”).

(b)
The Purchasers hereby consent and agree that with the exception of the provisions of Clause 5.5, after Completion neither the Seller nor any Affiliate of the Seller shall have any liability to the Purchasers whatsoever in excess of the Liability Limit for any obligation under this Agreement. The Purchasers shall indemnify and hold harmless the Seller from any losses, damages, liabilities, costs, charges and expenses (including all legal costs and consultants’ fees) arising out of, or in connection with, any breach by the Purchasers of this Clause 2.6.

(c)	The liability of the Seller pursuant to the Seller’s Warranties is further limited by the provisions of Schedule 12 (Seller’s Protection) hereto.

3.	COMPLETION

3.1	Completion

(a)
Subject to the terms and conditions of this Agreement, the signing of the Notarized SPA with respect to the Participatory Interest (the "Completion") will take place at a location to be agreed by the Parties and on such date as the Parties may mutually determine (the "Completion Date"). No Party shall be required to proceed to Completion unless:

(i)	the Notarized SPA covers the purchase of the entire Participatory Interest simultaneously in accordance with the terms and conditions set forth in this Agreement;

(ii)	all Transaction Documents (including Non-Assert Covenant in the form of Exhibit D to the Manufacturing License Agreement) are executed by all parties thereto at or prior to the Completion, and

(iii)	the Long Stop Date has not yet occurred.

(b)	The Purchasers shall not be required to proceed with Completion unless:

(i)	the Equipment Contribution and the Intellectual Property Contribution are completed and the Purchasers receive appropriate evidence thereof, in form and substance satisfactory to the Purchasers;

(ii)	the FAS Consent is received by Purchaser 1;

(iii)	EGRUL does not contain any entry on the incorrectness of information contained therein with regard to the Company;

(iv)
there are no circumstances that are reasonably likely to result, under Applicable Law, in the Russian Tax authorities refusing to register the transfer of ownership of the Participation Interest to the Purchasers pursuant to the Notarized SPA; and

(v)	no Material Adverse Effect occurs with respect to the Company.

(c)	The Seller shall not be required to proceed with Completion unless the Seller receives evidence of the payment by Purchaser 1 of the Purchase Price – Cash Portion to the Escrow Account.

3.2	Seller's Deliveries on Completion Date
Immediately prior to Completion, the Seller shall deliver the following to the Purchasers:

(a)	an original extract from the EGRUL dated not earlier than fourteen (14) days before the Completion Date in respect of the Company;

(b)	the appropriate corporate approvals of the Seller approving the sale of the Participatory Interest to the Purchasers;

(c)	evidence that the Seller has completed the Equipment Contribution and the Intellectual Property Contribution to the Company, in form and substance satisfactory to the Purchasers;

(d)
the decision of the Seller, as the sole participant in the Company, on the termination of the powers of the current board of directors of the Company and the appointment of new members of the board of directors as nominated by Purchaser 1;

(e)	evidence that the Seller has paid the Outstanding Indebtedness to the Company, in form and substance satisfactory to the Purchasers;

(f)	written confirmation of the Seller that the warranties indicated in Schedule 13 hereof are true and correct as of the Completion Date;

(g)	written confirmation of the Seller that no Material Adverse Effect has occurred with respect to the Company.

3.3	Purchasers’ Deliveries on Completion Date
Immediately prior to Completion, the Purchasers shall deliver copies of the following documents to the Seller (in the Russian language only):

(a)	the Constitutive Documents of each Purchaser;

(b)	the appropriate corporate approvals of such Purchaser approving the purchase of the relevant portion of the Participatory Interest by such Purchaser from the Seller; and

(c)	the FAS Consent.

3.4	Notarized SPA
At Completion, the Parties shall execute and cause to be notarized by a Russian notary the Notarized SPA and shall direct the notary to file the respective application to the Russian tax authorities in connection with the transfer of ownership under the Notarized SPA.

3.5	Payments
Payment of the Purchase Price – Total shall be made in accordance with Clause 2.2 hereof.

3.6	Notice to the Company
The Seller shall notify the Company of the sale of the Participatory Interest in writing within five (5) Business Days after the Completion Date.

4.	WARRANTIES AND UNDERTAKINGS

4.1	Parties' Warranties
Each Party to this Agreement hereby warrants to the other Parties that as at the date of this Agreement (each warranty being deemed to be repeated as at the Completion Date):

(a)
it is duly organised, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into and perform its obligations under this Agreement and all actions (corporate or otherwise, including the approval by the board of directors) have been taken by it that are necessary for it to execute and perform its obligations under this Agreement. The signatories hereof on its behalf have been duly authorised by such Party to sign, execute and deliver this Agreement;

(b)	the execution of and performance of its obligations under this Agreement do not:

(i)	breach any provision of any Applicable Laws, which breach may have a Material Adverse Effect on its ability to perform its obligations under this Agreement; or

(ii)
breach any order, judgment or decree of any Governmental Authority or any agreement or instrument by which it is bound, which breach may have a Material Adverse Effect on its ability to perform its obligations under this Agreement;

(c)	its obligations under this Agreement are legal, valid and binding obligations enforceable against it in accordance with its terms subject to Applicable Law of general application; and

(d)
it has obtained all Consents and other third parties' consents and approvals which are required under Applicable Laws and which are necessary for it to enter into and perform its obligations under this Agreement, and all such consents and approvals are in full force and effect and all conditions thereof have been complied with.

4.2	Additional Warranties
In addition to the warranties set out in Clause 4.1, the Seller warrants to the Purchasers in terms of the warranties set out in Schedule 12 (the "Seller’s Warranties") on the Signing Date which shall be deemed to be repeated as at the Completion Date.

4.3	Purchasers’ Warranties
Each Purchaser warrants to the Seller that such Purchaser is in compliance with all applicable anti-money laundering regulations and procedures within its jurisdiction with respect to the source of funds used to purchase its respective share of the Participatory Interest.

4.4	Conduct after the Signing Date
Between (a) the Signing Date and (b) the earlier of the transfer of ownership of the Participatory Interest to the Purchasers or the Termination Date, the Seller shall not dispose of or encumber the Participatory Interest (or any part thereof) and shall not exercise any rights (including voting rights) with respect to the Participatory Interest (or any part thereof) or take any actions pertaining to the Participatory Interest (or any part thereof) (other than actions directly contemplated in this Agreement) without the approval of Purchaser 1.

5.	POST-COMPLETION COVENANTS

5.1	Transition
After the Completion, Purchaser 1 will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company. The Seller shall also ensure that the Company receives the relevant Russia customer list and contacts for CFPS-LR4 not later than the Completion Date.

5.2	Completion of Tech Transfer and Reduction of the Purchase Price for failure to complete

(a)
As an inducement to the Purchasers to enter into this Agreement and purchase the Participatory Interest, the Seller undertakes to use its best efforts to procure consummation and completion of the Tech Transfer from the Seller to the Company by the Review Date, to enable the Company produce AAWGs (100GHz) and 50 CFP2-LR4s.

(b)
Without the prejudice to the generality of the obligation of the Seller to use its best efforts to procure completion of the Tech Transfer as soon as possible, the Seller shall use its best efforts to provide the following assistance to the Company (which list, for the avoidance of doubt, is not exhaustive):

(i)	technology transfer and manufacturing assembly and test training as required for the Company to support its production in Moscow at the Company's facility of AAWGs (100GHz) and CFP2-LR4s;

(ii)	logistics to transfer the equipment constituting the Equipment Contribution to the Company's Moscow, Russia facility;

(iii)	technical support and assistance at the Company's Moscow, Russia facility to set up and operate the equipment constituting the Equipment Contribution at Moscow facility; and

(iv)	ongoing, reasonable, remote technical support and assistance as requested by the Company through the Review Date in support of the Tech Transfer.

(c)
The Seller undertakes to provide the abovementioned assistance to the Company and other assistance as reasonably required to complete the Tech Transfer as an inducement for the Purchasers to enter into this Agreement. For the avoidance of doubt, neither the Company nor any of the Purchasers shall be required to make any separate payment to the Seller in connection with the Seller's assistance, actions and services related to the Tech Transfer, including the assistance expressly mentioned in this Clause 5.2. For the further avoidance of doubt, the Technical Services Agreement does not and shall not cover any services and assistance from the Seller to the Company in connection with the Seller's obligations to procure consummation and completion of the Tech Transfer and shall only govern the relations of the Company and the Seller after the Tech Transfer is completed.

(d)
If by the Review Date, the Tech Transfer has not been completed, the Seller and Purchaser 1 shall instruct the Escrow Agent to return the Refund Amount, or any portion thereof then remaining in the Escrow Account, to Purchaser 1 not later than seven (7) Business Days after the Review Date.

(e)
For the avoidance of doubt, the Tech Transfer will not be deemed completed unless and until each and every item listed in the definition of "Tech Transfer" indicated in Clause 1.1 hereof is completed and respective confirming documents (including those expressly indicated in the definition of "Tech Transfer") are provided to Purchaser 1.

5.3	Use of NeoPhotonics Name
By 30 September 2019, Purchaser 1 shall

(a)	cause the Company to cease the use of any trademark or trade name containing the word “NeoPhotonics”; and

(b)	use its reasonable efforts to cause the name of the Company to be changed to exclude the word “NeoPhotonics”.
Purchaser 1 shall provide the Seller with documentary evidence or written confirmation thereof.

5.4	Company Operations
Until the earlier of (i) the Review Date, (ii) completion of the Tech Transfer, or (iii) complete depletion of funds in the Escrow Account, Purchaser 1 shall use its reasonable efforts to cause the Company (to the extent within control of Purchaser 1):

(a)
to provide to the Seller, within 10 Business Days of the end of each calendar month, copies of (i) management financial statements of the Company for such month in the same format and containing the same types of information as the financial reports produced by the Company in 2018 prior to the date hereof, as soon as such reports become available and (ii) bank statements with respect to each bank account of the Company open during such calendar month, and

(b)	to substantially adhere to the Budget or to receive the prior approval of the Seller for substantial deviations from the Budget.

5.5	Production Purchase Obligation

(a)
If, by the earlier of (i) 90 calendar days from the Review Date or (ii) 90 calendar days from the completion of the Tech Transfer, the Company produces AAWGs (100GHz) and CFP2-LR4s that meet the Seller’s production specifications and yield targets set out in Schedule 9, then the Seller shall cause NeoPhotonics China or NeoPhotonics Dongguan (or any combination thereof) to purchase up to 100 such AAWGs (100 GHZ) and up to 50 CFP2 – LR4s, in each case in the amount produced by such date (for the avoidance of doubt, not less than the amount produced by such date but not more than 100 AAWGs (100 GHZ) and 50 CFP2 – LR4s), at the following prices:

(i)	USD 285 per AAWG (100 GHZ) and

(ii)	USD 1,150 per CFP2-LR4
(collectively the “Production Purchase”) pursuant to the terms of the applicable Purchase Order, the forms of which are attached hereto as Schedule 7. For the avoidance of doubt, the Seller shall have no obligation to purchase (or to cause any of its subsidiaries to purchase) any production completed after such date.

(b)
For the avoidance of doubt, the Seller shall cause NeoPhotonics China and NeoPhotonics Dongguan not to require any special terms for the Production Purchase other than those expressly set out herein or in the attached Schedule 7 and shall cause them to execute any further documents, including the entry into separate purchase and sale agreements, if required by Applicable Law and/or reasonably requested by the Company to complete the Production Purchase.

(c)
If any prepayment is made in connection with the Production Purchase but no (or insufficient) AAWGs (100GHz) or CFP2-LR4s are produced by the Company within the timeframes indicated therefor in the relevant purchase order from NeoPhotonics China or NeoPhotonics Dongguan, such purchase order or relevant purchase-sale agreement shall provide for the immediate refund of all or a pro-rata portion of such prepayment, and Purchaser 1 shall use reasonable efforts to cause the Company to so refund any such prepayment or portion thereof.

(d)
The Parties agree that the Company is a third party beneficiary of the provisions of this Clause 5.5 and may enforce them against the Seller in its own name. In any such enforcement action against the Seller, the Company shall follow the arbitration provisions hereof mutatis mutandis, but as if the term “Purchasers” or “Purchaser 1” therein referred to the Company.

5.6	Anti-Money-Laundering Compliance
The Purchasers acknowledge that due to anti-money laundering regulations within their respective jurisdictions, the Seller and/or any person acting on behalf of the Seller may require further documentation verifying either Purchaser's identity and the source of funds used to purchase such Purchaser’s share of the Participatory Interest, and each Purchaser further agrees to provide the Seller at any time with such information as the Seller determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of the Purchasers from any Governmental Authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

5.7	Company cash monitoring

(a)
The Seller and Purchaser 1, acting through their representatives, shall hold monthly meetings (whether in person or via electronic means) on or about 14 December 2019, 15 January 2019, 15 February 2019 and 15 March 2019 (each – a "Target Date") in order to review whether the cash flow and cash balances of the Company are enough to secure the Company’s operations throughout the month until the next Target Date based on the objective to accomplish the Tech Transfer no later than the Review Date. Each monthly meeting shall result in a decision on whether the Company needs additional funds to continue operations and timely complete the Tech Transfer (a “Cash Shortage”).

(b)
If the Parties determine that the Company faces a Cash Shortage, then the Seller and Purchaser 1 shall (i) in good faith agree on the amount of funds to be released from the Escrow Account to Purchaser 1 for further financing by Purchaser 1 of the Company (such amount not to exceed the balance of the Escrow Account at such time and not to exceed the Refund Amount in any event), and (ii) issue respective instructions to the Escrow Agent for the immediate release of such amount to Purchaser 1 not later than three (3) Business Days after the respective meeting.

5.8	Components Supply Agreement Provisions

(a)
The Seller agrees that an agreement substantially in the form of the Components Supply Agreement will be executed between NeoPhotonics China or NeoPhotonics Dongguan, on the one hand, and the Company, on the other hand. The initial product and price list under the Components Supply Agreement will be in effect for the 2019 and 2020 calendar years and will include all (i) “Bill of Materials” items and (ii) payment terms of 30 days from invoice (which invoice shall not be issued by the seller until shipment); after such period the Company and the seller under the Components Supply Agreement will need to negotiate annual prices.

(b)
In the event of a change of control of the Company such that Purchaser 1 is no longer the owner of at least 50.1% of the equity in the Company, the Company will need to undergo an evaluation of its credit and ability to pay by the seller of the components. Such evaluation may result in the change of payment terms, including the institution of a requirement for prepayment (but, for the avoidance of doubt, the purchase price for the relevant components agreed for that year shall not be increased).

5.9	Anti-Corruption Compliance

(a)	In performing their obligations under this Agreement, the Parties, their affiliates, employees or agents shall not:

(i)
pay, offer to pay and not allow to pay any monetary funds or values, directly or indirectly, to any persons to influence the actions or decisions of such persons in order to obtain any undue advantages or for other unlawful purposes, or

(ii)
perform any actions qualified by anticorruption law as giving/receiving bribes, commercial bribery, and actions that violate the requirements of Applicable Law on counteracting the legalization (laundering) of proceeds from crime.

(b)
For the purposes of this Clause 5.9, “Counterparty” shall mean the Seller, on the one hand, or the Purchasers collectively, on the other hand, and the Purchasers collectively shall be represented by Purchaser 1. In the event that a Counterparty becomes suspicious that a violation of any provisions of this Clause has occurred or may occur, such Counterparty (the “Notifying Counterparty”) shall notify the other Counterparty (the “Responding Counterparty”) in writing. In the written notification, the Notifying Counterparty shall refer to the facts or provide materials that reliably confirm or give grounds for believing that a violation of any provisions of anticorruption legislation or Applicable Law on counteracting the legalization (laundering) of proceeds from crime was committed or may be committed by the Responding Counterparty, its affiliates, employees or agents.

(c)
After written notification, the Notifying Counterparty shall have the right to suspend performance of its obligations under this Agreement until it receives written confirmation from the Responding Counterparty that no violation has occurred or will occur.

(d)
In the absence of such written confirmation from the Responding Counterparty within ten (10) Business Days of the receipt of the notice from the Notifying Counterparty, the Notifying Counterparty shall have the right to commence a dispute resolution proceeding pursuant to Clause 9.2 for the purpose of terminating this Agreement.

(e)	Each Counterparty agrees to provide documents and information reasonably requested by the other Counterparty for the purposes of such other Counterparty’s anticorruption compliance.

6.	EXPENSES

(a)
Unless otherwise provided for herein, each of the Parties will pay all its own costs, including legal, accounting and other fees, costs and expenses incurred by such Party (including any Taxes) in connection with its negotiation of, and performance under, this Agreement.

(b)	Purchaser 1 shall pay the fees and expenses charged by the Russian notary public in connection with notarizing the Notarized SPA.

7.	NOTICES
Purchaser 1 shall act as agent for Purchaser 2 with respect to any notices to be given to or received by Purchaser 2 under this Agreement. Any notice and other communication given or made under or in connection with this Agreement will be in writing in the English language, and will be deemed to have been duly given or made on the date of delivery, only if delivered by hand, by fax or by courier, or made by electronic mail if its receipt is confirmed by the recipient, provided however that if such notice or other communication is sent on a day that is not a Business Day or after 4:00 p.m. at the time of the recipient on a Business day, it will instead be deemed to have been given or made on the next Business Day to the following addresses (or such other addresses as may be from time to time notified by the Parties pursuant to this Clause 7):
If to either or both of the Purchasers:
Address:     office 708.1, 10A, Prospekt 60-letiya Oktyabrya
Moscow 117036, the Russian Federation
Attention:     Yuri Udaltsov, Dmitry Akhanov

Email:	Dmitry.Akhanov@rusnano.com

Yurii.Udaltsov@rusnano.com
Facsimile No.:    +7 495 988 5399

If to the Seller:
Address:     2911 Zanker Road, San Jose, CA 95134, USA
Facsimile No.:    +1 (408) 321-5018
Attention:     General Counsel
Email:        Legal@neophotonics.com

8.	VALIDITY; TERMINATION

8.1	Effectiveness
This Agreement will enter into force on the date hereof and (other than obligations that have already been fully performed) will remain in full force and effect after Completion.

8.2	Termination
This Agreement will terminate and the Transactions contemplated hereby will be abandoned at any time prior to Completion by mutual written agreement of the Parties or, after the Long-Stop Date, by written notice given to the other Parties by either the Seller or Purchaser 1.

8.3	Effect of Termination
If this Agreement is validly terminated pursuant to Clause 8.2, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the Seller or the Purchasers (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the Surviving Provisions will continue to apply following any such termination.

9.	GOVERNING LAW AND JURISDICTION

9.1	Governing Law
This Agreement and any agreement or document entered into pursuant to this Agreement and any dispute or claim arising out of or in connection with any of them (including any contractual or non-contractual obligation, dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination on-contractual disputes or claims) and the relationship of the Parties shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, unless the relevant agreement or document expressly provides otherwise.

9.2	Arbitration

(a)
This Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including any contractual or non-contractual obligation, dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination on-contractual disputes or claims), including any question regarding its existence, validity or termination will be referred to and finally resolved by Arbitration Institute of the Stockholm Chamber of Commerce under Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the "Rules"). The place of arbitration shall be Stockholm. The arbitration shall be in English. There shall be 3 arbitrators appointed in accordance with the Rules, provided that Purchaser 1 shall be the Party responsible for the appointment of an arbitrator for both Purchasers.

(b)
The Parties agree that they will not deprive any court or other Governmental Authority of their respective countries of the right to make injunctions or in enforcement of arbitral awards; however, the Parties agree that they may seek temporary court or administrative decisions or injunctions only if a request for arbitration shall have been made under the Rules and such injunctions are not in conflict with their arrangements regarding dispute resolution set out in this Clause 9.2.

10.	CONFIDENTIALITY; ANNOUNCEMENTS

10.1	Confidentiality

(a)	Each Party shall at all times:

(i)
use its reasonable endeavours to keep all data or information (whether technical, commercial or financial) acquired under or pursuant to this Agreement (including information relating to the other Party's products, operations, processes, plans or intention, product information, know-how, design rights, trade secrets, market opportunities and business affairs, as the case may be) strictly confidential and shall not disclose this to any other person; and

(ii)	not use any data or information referred to in paragraph (i) above for any purpose other than in relation to the proper performance of its obligations and exercise of its rights under this Agreement.

(b)	The provisions of this Clause shall not apply to:

(i)	any information in the public domain otherwise than by breach of this Agreement;

(ii)	information in the possession of a Party before that information was disclosed to it by or on behalf of the other Party and which was not obtained under any obligation of confidentiality; or

(iii)	information obtained from a Party who is free to disclose it, and which is not obtained under any obligation of confidentiality.

(c)	A Party shall be entitled to disclose any data or information referred to above without the prior written consent of the other Party if such disclosure is made in good faith:

(i)	to any Affiliate of such Party, having made it aware of the requirements of this Clause 10;

(ii)	to any outside consultants or advisers engaged by or on behalf of such Party and acting in that capacity, having made them aware of the requirements of this Clause 10;

(iii)
to the extent required by any Applicable Laws or pursuant to an order of any court of competent jurisdiction or in connection with a planned or current offering and/or listing of securities or derivative instruments of it or any of its Affiliate on any stock exchange (including foreign stock exchanges) or other securities trading venues in the securities market in accordance with the rules of such stock exchange or securities trading venue;

(iv)	to any insurer under a policy of insurance; or

(v)	to directors, employees and officers of such Party having made them aware of the requirements of this Clause 10.

(d)	Any Party shall be entitled to disclose this Agreement to the Company.

(e)
Purchaser 1 shall be entitled to disclose this Agreement and any information pertaining to this Agreement (including schedules hereto and agreements concluded pursuant to this Agreement) to a prospective purchaser of a participatory interest in the capital of the Company or a prospective investor in the Company.

10.2	Announcements
No Party may make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement or in relation to its provisions unless:

(a)	it has first obtained the other Party's written consent (not to be unreasonably withheld, conditioned or delayed) as to its content and the manner and extent of its publication;

(b)
it is required to do so under Applicable Laws to the extent required by any Applicable Laws or pursuant to an order of any court of competent jurisdiction or in connection with a planned or current offering and/or listing of securities or derivative instruments of it or any of its Affiliate on any stock exchange (including foreign stock exchanges) or other securities trading venues in the securities market in accordance with the rules of such stock exchange or securities trading venue.

11.	GENERAL PROVISIONS

11.1	Further Assurances
Each of the Parties agrees to perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by Applicable Laws or as may be necessary or reasonably required by the other Party to implement and give effect to this Agreement and the transactions contemplated hereby for the purpose of vesting in and securing to such Party the full benefit of this Agreement (including the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to it).

11.2	Assignments

(a)	Each Party is entering into this Agreement for its benefit and not for the benefit of another person.

(b)
Except as set out herein, no Party may, without the prior written consent of the other Parties, transfer or assign to any other person any of its rights and obligations hereunder, provided that each Purchaser may assign any of its rights under this Agreement to any member of such Purchaser's group from time to time or to the purchaser of the majority Participatory Interest in the Company provided such purchase occurs on or prior to 31 December 2019.

(c)	A Party may not subcontract the performance of any of its obligations under this Agreement without having first obtained the other Party's written consent.

(d)
This Agreement shall be binding upon, and inure to the benefit of the Parties and their respective successors and their permitted assignees. Subject to and upon any succession or assignment permitted by this Agreement, any successor or permitted assignee shall in its own right be able to enforce any term of this Agreement in accordance with its terms as if it were in all respects a party hereto.

11.3	Entire Agreement
The Parties agree that the Transaction Documents, together with any other documents executed in furtherance thereof, constitute, in the absence of fraud, the whole and only agreement between the Parties and supersede all previous agreements whether written or oral between all or any of the Parties in relation to the subject matter of the Transaction Documents.

11.4	Amendments
No variation of this Agreement will be valid unless it is in writing and signed by or on behalf of each of the Parties.

11.5	No Waiver
No waiver by a Party of any breach of a provision of this Agreement will be effective unless in writing duly executed by a duly authorised representative of the Party granting such waiver. Any such waiver will relate only to the breach to which it expressly relates and will not apply to any subsequent or other breach, and the giving of any time or indulgence will not constitute a waiver.

11.6	Liabilities, Rights and Remedies

(a)	Except where this Agreement expressly provides to the contrary, the rights and remedies contained in this Agreement are cumulative and not exclusive of rights and remedies provided by law.

(b)
The failure to exercise or delay in exercising a right or remedy under this Agreement will not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement will prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

(c)
Without prejudice to any other rights or remedies that a Party may have against any other Party, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach by it of the provisions of this Agreement and that accordingly the other Parties shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the provisions of this Agreement.

11.7	Relationship of the Parties
This Agreement shall not be construed to create a partnership between the Parties or to impose any partnership obligation or liability upon any of the Parties and none of the Parties shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

11.8	Severance
The invalidity, illegality or unenforceability of any provision (or part of a provision) of this Agreement will not affect or impair the enforceability of the remainder of this Agreement. If any invalid, illegal or unenforceable provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the Parties.

11.9	Language
The language of this Agreement is English and, unless otherwise indicated herein, all documents, waivers and all other written communication or otherwise between the Parties in connection with this Agreement shall be in English.

11.10	Agreement Survives Completion
Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

11.11	Payments

(a)
Save as otherwise provided herein, any payment to be made by any Party under this Agreement shall be made in full without any set off, restriction, condition or deduction for or on account of any counterclaim including without limitation any withholding or deduction for the account of any Tax save where such withholding is required by Applicable Law.

(b)
If any Party is required by law to withhold or make a deduction in respect of Tax on any sum payable under this agreement, the Party shall, at the same time as the sum which is the subject of the deduction or withholding is payable, make a payment to the other party of such additional amount as shall be required to ensure that the net amount received by the other Party will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

(c)
Where under the terms of this Agreement one Party is liable to reimburse another Party in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other Party, subject to that Party using all reasonable endeavours to recover such amount of VAT as may be practicable.

(d)	If any payment under this Agreement constitutes the consideration for a taxable supply for VAT purposes, then in addition to that payment the payer shall pay any VAT due.

11.12	Counterparts
This Agreement may be executed in one or more counterparts, each of which when executed and delivered will be deemed to be an original and all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed on the date first above written.
(Signatures on the last page)

Draft 14 December 2018

SCHEDULE 1

AGREEMENT AND ACKNOLEDGEMENT REGARDING PENALTY PAYMENT
This Agreement and Acknowledgement Regarding Penalty Payment (this “Agreement”), is entered into on the date last signed below by and between NeoPhotonics Corporation, having a principal place of business at 2911 Zanker Road, San Jose, CA 95134 USA (“Company”) and Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktabrya 10a, 117036 Moscow, Russian Federation) (“Rusnano”), (each a “Party” and collectively the “Parties”).
Recitals
Whereas, the Parties hereto have previously executed that certain Rights Agreement, dated and effective as of April 27, 2012, the Extension to Milestone Date, dated and effective February 26, 2015, the Amendment to Rights Agreement, dated and effective as of June 30, 2015, and Amendment Two to Rights Agreement, dated and effective as of August 2, 2016, (collectively as amended, the “Rights Agreement”);
Whereas, Rusnano and its affiliate are acquiring NeoRussia (as defined below) pursuant to that certain Framework Purchase Agreement dated [•] (the “Acquisition Agreement”);
Whereas, after completion of the Acquisition Transaction (as defined below) the Company will not invest any further funds for the development of NeoRussia initially envisaged by the Rights Agreement and thus will not fulfill its obligation to invest in the Company an amount not less than USD 30,000,000 by the end of 2019, accordingly triggering the penalty obligation set forth in Section 6(e)(iii) (D)(h) of the Rights Agreement in the amount of USD 2,000,000 (the "Penalty Payment");
Whereas, in connection with the sale transaction contemplated by the Acquisition Agreement, the Parties have mutually agreed to enter into this Agreement to confirm their mutual agreement regarding the treatment and full satisfaction of the Penalty Payment;
All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.
Agreement
Definitions:
“Acquisition Transaction” shall mean the acquisition of NeoRussia by Rusnano and its affiliate pursuant to the Acquisition Agreement.
"Completion" shall mean completion of the transfer of ownership of the entire participatory interest in charter capital of NeoRussia to Rusnano and its affiliate (meaning registration of the relevant transfer of ownership in the Russian unified state register of legal entities) pursuant to the Acquisition Agreement.
“NeoRussia” shall mean NeoPhotonics Corporation Limited Liability Company, Principal State Registration Number 1127746681710, with registered offices at Volgogradsky Prospekt 42, building 5, Moscow 109548, Russia.

Draft 14 December 2018

TREATMENT OF THE PENALTY PAYMENT
a.Immediately upon Completion, the Company shall be obligated to pay Rusnano USD 1,000,000 in partial settlement of the Penalty Payment. Payment of this amount shall be made by offsetting the Purchase Price – Penalty Offset Portion (as defined in the Acquisition Agreement) from the transaction consideration payable by Rusnano to the Company under the Acquisition Agreement (the “Offset”).
b.The remainder of the Penalty Payment in the amount of USD 1,000,000 is hereby waived and released by Rusnano effective as of the date of Completion as consideration for the Company’s obligations to provide manufacturing process transition to NeoRussia pursuant to the Acquisition Agreement and related agreements (the “Obligation Settlement”).
c.By virtue of the Offset and the Obligation Settlement: (1) no further penalty or other damages shall be payable by the Company under Section 6(e) of the Rights Agreement, and (2) the Company shall not have any further obligations to Rusnano pursuant to Section 6(e) of the Rights Agreement.
II.MISCELLANEOUS:
a.No Other Modifications. Except as otherwise expressly set forth in this Agreement, the Rights Agreement shall remain in full force and effect without any modification thereto.
b.Entire Agreement. This Agreement, the Rights Agreement and the Acquisition Agreement constitute the full and entire understanding and agreement between the Parties hereto pertaining to the subject hereof.
c.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
d.Effectiveness. This Agreement shall be effective as of the date of Completion. If the Completion does not occur for any reason, this Agreement shall have no legal effect and shall be null and void. For the avoidance of doubt, if the Completion does not occur, the obligations of the Company pursuant to the Rights Agreement (including the penalty payment obligations) shall be in full force an effect.
[Signature page follows]

In witness whereof, the parties hereto have each caused this Agreement and Acknowledgement Regarding Penalty Payment to be signed and delivered by its respective duly authorized officer, all as of the date last signed below.

Draft 14 December 2018

NEOPHOTONICS CORPORATION Signature:___________________________ Printed Name:______________________________ Date:________________________________	JOINT STOCK COMPANY “RUSNANO” Signature:____________________________ Printed Name:_________________________ Date:________________________________

SCHEDULE 2
BUDGET
Neo Russia Budget

SCHEDULE 3
COMPONENTS SUPPLY AGREEMENT

Draft 14 December 2018

COMPONENTS SUPPLY AGREEMENT

BETWEEN

[NEO CHINA]

Draft 14 December 2018

and
NEOPHOTONICS CORPORATION, LLC

Effective Date:

Draft 14 December 2018

This Components Supply Agreement (this “Agreement”), effective as of the Effective Date set forth on the cover page, is entered into by and between
NEOPHOTONICS CORPORATION, LLC, a company registered in the Russian Federation, main state registration number 1127746681710, located at Volgogradsky Prospekt 42, building 5, Moscow 109548, Russia (hereinafter – the “Buyer”);
[NEO CHINA], a company incorporated under the laws of [•], registration number [•], located at [•] (hereinafter – “NeoPhotonics”).
Recitals
Whereas, Buyer seeks to purchase products pursuant to one or more purchase orders; and
Whereas, NeoPhotonics wishes to cooperate with Buyer in order to fulfill Buyer’s requirements to purchase NeoPhotonics’ products.
Agreement
Now, therefore, subject to the terms and conditions of this Agreement, in consideration of the foregoing premises and the covenants herein contained, the Parties hereby agree as follows:
1.Definitions.
The following terms are integral to this Agreement and shall have the following meaning:
1.1.    "Affiliate" or "Affiliated" means in relation to a person (a) a person directly or indirectly Controlled by, or under common Control with that person; or (b) a person owning or controlling fifty (50) per cent or more of the issued voting securities or beneficial interests of the first person; or (c) a director, partner or member of the immediate family of a director or partner, of the first person and in the case of a trust, any trustee or beneficiary (actual or potential) of that trust.
1.2.    "Control" means, in relation to a company or other entity: (i) the legal power to secure directly or indirectly that the affairs of such entity are conducted in accordance with his or its wishes, including to direct or cause the direction of its general management and policies; (ii) the ability to appoint, directly or indirectly, the majority of its directors or executive officers; (iii) the ability to exercise, directly or indirectly, a majority of the votes exercisable at a general meeting; or (iv) the right to receive, directly or indirectly, a majority of the proceeds arising from: (a) any declaration of a dividend; or (b) a distribution arising in the course of winding up, whether solvent or insolvent, or any return of capital to shareholders or members; and the expressions Controlled and Controlling shall be construed accordingly.
1.3.    “Delivery Date” means the date of delivery for ordered Products as set forth in a Purchase Order or as otherwise agreed by the Parties in writing.
1.4.    “Delivery Location” means the destination(s) set forth in a Purchase Order to which NeoPhotonics shall deliver the Products ordered therein or other location agreed by the Parties in writing.
1.5.    “Effective Date” means the date set forth on the cover page hereof.

Draft 14 December 2018

1.6.     “Party” shall mean any one of the signatories to this Agreement; “Parties” shall mean all of the signatories to this Agreement.
1.7.    “Product” or “Products” means the product or products specifically described by title and part number in Exhibit A and in their respective specifications in effect as of the Effective Date.
1.8.    “Purchase Order” means any individual purchase order that has been issued pursuant to the terms of this Agreement.
2.    Scope of Agreement.
2.1.    The terms and conditions of the Agreement apply to all quotations for Products issued by NeoPhotonics to Buyer.
2.2.    Subject to Section 3.3 and provided that Buyer is not in breach of this Agreement, NeoPhotonics will provide Products under this Agreement under Purchase Orders submitted by Buyer. Buyer shall be liable to NeoPhotonics for any obligation incurred under a Purchase Order or this Agreement by Buyer.
3.    Prices and Purchase Orders.
3.1.    The price caps listed in Exhibit A shall be valid throughout the calendar years 2019 and 2020. For any period beyond the end of the 2020 calendar year, the Buyer shall request product pricing caps from NeoPhotonics.
3.2.    All prices quoted shall be exclusive of transportation, insurance, federal, state, local, excise, value-added, use, sales, property (ad valorem) and similar taxes or duties now in force or hereafter enacted.
3.3.    Buyer shall submit a Purchase Order to NeoPhotonics to order Products at the prices quoted. Purchase Orders may be submitted by mail, facsimile, Electronic Mail (“e-mail”) or Electronic Data Interchange. Each Purchase Order shall include the name and part number of the Product ordered, product description, he quantity of Products ordered, the Delivery Location(s) and the requested Delivery Date(s) for the Products.
3.4.    NeoPhotonics shall accept or reject a Purchase Order generally within three (3) business days of receipt. NeoPhotonics must act reasonably in rejecting any Purchaser Order from Buyer and must state its reasons for such rejection in writing, provided that for the avoidance of doubt, the Parties agree that NeoPhotonics shall be acting reasonably in rejecting a Purchase Order from the Buyer if at the time of such Purchase Order or delivery thereunder, the Buyer is owned or controlled, directly or indirectly, by a competitor of NeoPhotonics or any of its affiliates. NeoPhotonics’ acceptance of a Purchase Order shall be evidenced by a written acknowledgement of the Purchase Order sent to Buyer.
3.5.    NeoPhotonics will generally invoice the Buyer for purchases of Products immediately upon shipment. All invoices shall include the following information: invoice number, invoice/ship date, Purchase Order number, NeoPhotonics part number, number of units shipped, unit price, extended price, tax (if applicable) and invoice total.
3.6.    Buyer shall pay all taxes, fees or charges of any nature whatsoever imposed by any governmental authority on, or measured by, the transaction between Buyer and NeoPhotonics, in addition to the prices quoted or invoiced. In the event that NeoPhotonics is required to collect the foregoing, such amounts will appear as separate items on NeoPhotonics’ invoice and paid by Buyer unless Buyer provides NeoPhotonics with a valid

Draft 14 December 2018

tax exemption certificate authorized by the appropriate taxing authority. Buyer shall provide NeoPhotonics with a valid resale certificate for the Products purchased for resale.
4.    Payment Terms.
4.1.    Except as set out below, Buyer shall pay all invoices issued under this Agreement in U.S. Dollars within thirty (30) days from date of invoice. In the event of a change of the Buyer such that Joint Stock Company “Rusnano” is no longer the direct or indirect owner of at least 50.1% of the equity in the Buyer, the Buyer will need to undergo an evaluation of its credit and ability to pay by NeoPhotonics. Such evaluation may result in the institution of a requirement for prepayment (but, for the avoidance of doubt, the purchase price for the relevant components set forth in the relevant price caps list for that year shall not be increased). Interest on late payments shall accrue at the rate of one and one half percent (1.5%) per month or the highest legal rate, whichever is lower. Buyer shall pay all of NeoPhotonics’ costs and expenses (including reasonable attorneys’ fees) to enforce and preserve NeoPhotonics’ rights under this Subsection 4.1. Payment terms herein are subject to annual review of the current credit worthiness of Buyer as judged by NeoPhotonics as well as to review in the event that any payment is not received by NeoPhotonics when due.
4.2.    Until the purchase price and all other charges payable to NeoPhotonics hereunder have been received in full, NeoPhotonics hereby retains and Buyer hereby grants to NeoPhotonics a security interest on the products delivered to Buyer and any proceeds therefrom. Buyer agrees to promptly execute all documents reasonably requested by NeoPhotonics to perfect and protect such security interest. In the event Buyer fails promptly to execute such documents, Buyer hereby appoints NeoPhotonics attorney-in-fact for the sole purpose of executing such documents, which appointment shall be a power coupled with an interest and shall be irrevocable.
4.3.    Should Buyer become delinquent in the payment of any sum due hereunder, NeoPhotonics shall not be obligated to continue performance hereunder, including without limitation shipment of any previously accepted Purchase Orders.
4.4.    Buyer warrants to NeoPhotonics that Buyer is financially solvent on the date on which it places an order and expects such entity to be solvent on the date of receipt of shipment. NeoPhotonics reserves the right to change the credit terms provided herein, when in NeoPhotonics’ opinion the financial condition or previous payment record of Buyer so warrants.
5.    Delivery Dates.
5.1.    NeoPhotonics will use commercially reasonable efforts to meet any delivery date(s) requested in a Purchase Order; provided however, that NeoPhotonics will not be liable under any circumstances for its failure to meet such delivery date(s). Any delivery dates provided by NeoPhotonics to Buyer are best estimates only.
5.2.    NeoPhotonics shall have the right to make partial shipments and payment therefore shall be made in the manner described in Section 4.1 above.
5.3.    NeoPhotonics shall have the right to make shipments five (5) calendar days before or after the requested delivery date and payment therefore shall be made in the manner described in Section 4.1 above.
6.    Packing.

Draft 14 December 2018

All Products shall be suitably packed, if appropriate, for air freight shipment in NeoPhotonics’ standard shipping cartons. All packing will conform to requirements of carrier’s tariffs. When special or export packaging is requested or, in the opinion of NeoPhotonics, required under the circumstances, the cost of such special import packaging, if not set forth on the invoice, will be separately invoiced and paid by Buyer.
7.    Shipment & Acceptance.
7.1.    All Products delivered pursuant to the terms of this Agreement shall be marked for shipment to the location of the Buyer, and delivered to Buyer or its carrier agent [F.O.B. origin] unless otherwise agreed.
7.2.    Method of Shipment. Unless otherwise instructed in the Purchase Order, NeoPhotonics shall select the carrier.
7.3.    Title and Risk of Loss. At the time of delivery to the [F.O.B. point], (subject to Subsection 4.2) title to such Products and risk of loss shall pass to Buyer. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Buyer. Buyer shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products.
8.    Changes and Cancellations.
Buyer may utilize written change orders or cancel Purchase Orders without penalty for Purchase Orders that have not yet been accepted by NeoPhotonics.
9.    Term and Termination.
9.1.    Term. This Agreement will govern in all Buyer’s purchases of the Products from NeoPhotonics for the period until 31 December 2020. Any extension of this Agreement beyond this term shall require the affirmative consent of both Parties.
9.2.    Termination for Insolvency. This Agreement shall terminate, without notice, upon:
9.2.1.    The institution by or against Buyer of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Buyer's debts,
9.2.2.    Buyer’s making an assignment for the benefit of creditors, or
9.2.3.    Buyer’s written cancellation per 9.4
9.3.    Termination for Cause. If Buyer defaults in the performance of any provision of this Agreement, then NeoPhotonics may give written notice to Buyer that if the default is not cured within thirty (30) days of receipt of such notice, this Agreement and/or applicable Purchase Order will be terminated. If NeoPhotonics gives such notice and the default is not cured during the thirty-day period, then the Agreement and/or applicable Purchase Order shall automatically terminate at the end of that period.
9.4.    Termination for Convenience. Prior to the termination of this Agreement pursuant to Clause 9.1, the Buyer may terminate this Agreement at any time for any or no reason upon ninety (90) days notice to NeoPhotonics, and NeoPhotonics may terminate this Agreement at any time upon ninety (90) days notice to Buyer if Buyer has not purchased any Products from NeoPhotonics in the preceding 12 calendar months. The termination of this Agreement under this Section 9.4 shall not affect the obligations of either Party to the other

Draft 14 December 2018

under an Purchase Order existing at the time of such termination, but such Purchase Order shall continue in effect and be subject to the terms and conditions of this Agreement as if this Agreement had not been terminated.
10.    Limitation of Liability.
NEOPHOTONICS’ LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY BUYER FOR THE PRODUCTS. IN NO EVENT SHALL NEOPHOTONICS BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL NEOPHOTONICS BE LIABLE TO BUYER, OR ANY OTHER ENTITY FOR ANY SPECIAL, CONDITIONAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE) AND WHETHER OR NOT NEOPHOTONICS HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE).
11.    Import and Export Requirements.
Buyer shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Buyer.
12.    Miscellaneous.
12.1.    Any notice required to be given hereunder shall be given in writing at the address of each party set forth in an attached quotation or purchase order, or to such other address as either party may substitute by written notice to the other.
12.2.    The Buyer may assign this Agreement to any third party upon consent of NeoPhotonics; such consent not to be unreasonably withheld or delayed. The Buyer may assign and/or transfer this Agreement and all rights and obligations of the Buyer hereunder without the consent of NeoPhotonics to (i) an Affiliate of the Buyer, or (ii) a person or entity acquiring all or substantial all of the assets of the Buyer, whether by sale, acquisition, merger, operation of law or otherwise, provided that in either case such person is not a competitor of NeoPhotonics or its Affiliates (it being understood and agreed that a "competitor" means an entity deemed by NeoPhotonics and its Affiliates to be a threat to its core business (principally outside of the Russian Federation) due to technology, products or related competitive actions or strategies). For the avoidance of doubt, consent of NeoPhotonics shall not be required for such assignment and/or transfer.
12.3.    For the avoidance of doubt, change of Control over the Buyer shall not affect the rights and obligations of the Parties hereunder provided that the person acquiring Control over the Buyer is not a competitor of NeoPhotonics or its Affiliates.
12.4.    NeoPhotonics’ failure to exercise any of its rights hereunder shall not constitute or be deemed a waiver or forfeiture of such rights.
12.5.    Governing law and dispute resolution.

Draft 14 December 2018

12.5.1.    This Agreement shall be governed by the law of the state of Delaware, USA. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.
12.5.2.    This Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including any contractual or non-contractual obligation, dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination on-contractual disputes or claims), including any question regarding its existence, validity or termination will be referred to and finally resolved by Arbitration Institute of the Stockholm Chamber of Commerce under Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the "Rules"). The place of arbitration shall be Stockholm. The arbitration shall be in English. There shall be 3 arbitrators appointed in accordance with the Rules.
12.6.    Language.
12.6.1.    This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.
12.6.2.    The parties hereto confirm that it is their wish that this Agreement, as well as other documents relating hereto, including notices, have been and shall be written in the English language only.
12.7.    The terms and conditions set forth herein represent the entire agreement between NeoPhotonics and Buyer with respect to the subject matter and Buyer agrees that all prior quotations, invoices, negotiations, understandings, representations and/or agreements of the parties relating to the subject matter hereof, whether oral or written, are merged herein and superseded in their entirety. Buyer acknowledges that it has not entered into this Agreement in reliance on any warranty or representation by any person or entity except for the warranties and representations specifically set forth herein. No change or modification of any of the terms or conditions herein shall be valid or binding on either Party unless in writing and signed by an authorized representative of each Party.
12.8.    Non-performance of either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, acts of terrorism or war, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing Party. Such excuse shall be effective only for the period of existence of the relevant circumstance rendering performance of this Agreement impossible.

Draft 14 December 2018

In witness whereof, NeoPhotonics and Buyer have each caused this Agreement to be signed and delivered by its respective duly authorized officer, all as of the Effective Date.

Buyer – NeoPhotonics Corporation, LLC	Seller – [Neo China]
_____________________________	_____________________________
Signature _____________________________	Signature _____________________________
Printed Name _____________________________	Printed Name _____________________________
Title	Title

Exhibit A: Product Components Price Caps for 2019 and 2020

Products

1.	100G CFP2 Transceiver Components Price Caps for 2019 and 2020 (v1)

CFP2 Component Item	Component Item Description	Unit Total Cost	Usage	Unit	Total cost per module
1000038861	GREASE,THERMALLY CONDUCTIVE GREASE,GAP FILLER 3500LV,CFP DCO	$0.50	0.8	ml	$0.40
1000039008	SPRING, WIRE DIA 0.2MM ,CFP2 MODULE	$0.01	2	EA	$0.03
1000027627	PAD,THERMAL PAD,100G-M, 1.0MM THICKNESS	$11.46	0.067	EA	$0.77
1000027777	GASKET, EMI GASKET FOR LC RECEPTACLE	$0.07	2	EA	$0.14
1000030380	COVER, FRONT COVER, FOR 520115064	$0.84	1	EA	$0.84
1000030386	INSERT, MODULE SLIDER, FOR 520115064	$0.40	2	EA	$0.79
1000030390	LATCH, FOR 520115064	$0.43	1	EA	$0.43
1000030391	SHRAPNEL, LC RECEPTACLE SHRAPNEL, FOR 520115064	$0.19	2	EA	$0.37
1000034469	SCREW, SOCKET HEAD CAP SCREW HEX DRIVE M1.6 X 9MM STAINLESS STEEL	$0.03	4	EA	$0.12
1000034471	SCREW, SOCKET HEAD CAP SCREW HEX DRIVE M1.6 X 3MM STAINLESS STEEL	$0.03	3	EA	$0.08
1000035064	SPACER, ISOLATION SPACER FOR DIE CASTING OF 536155065	$0.25	1	EA	$0.25
1000035452	BASE, MODULE BASE FOR DIE CASTING OF 536155065	$4.72	1	EA	$4.72
1000035453	LID, MODULE LID FOR DIE CASTING OF 536155065	$4.47	1	EA	$4.47
1000035459	SCREW, SOCKET HEAD CAP SCREW HEX DRIVE M1.6 X 5MM STAINLESS STEEL FOR DIE CASTING	$0.03	2	EA	$0.06
1000035460	COVER, RF ABSORB COVER FOR 536155065	$83.87	0.029	EA	$2.43
301-8704-201	PLUG, 10G XFP-40KM(PT765F-81-2TD)RUBBER PLUG	$0.06	1	EA	$0.06
1000027621	LABEL, LATCH LABEL,LIGHT BLUE	$0.01	1	EA	$0.01
502-0705-001	SOLDER, M705 RMA98 SUPER P3 0.5MM	$0.08	0.05	g	$0.00
1000025547	LABEL, THE BLANK LABEL, WITH NEO LOGO, 38X15MM	$0.03	1	EA	$0.03
1000001761	LABEL, IMPLEMENTATION LABEL, ROLL	$0.01	0.03	EA	$0.00
1000026612	PACKAGING BOX, PLASTIC TRAY FOR CFP2_LID	$0.21	1	EA	$0.21
1000026613	PACKAGING BOX, PLASTIC TRAY FOR CFP2_BASE	$0.21	1	EA	$0.21
1000026614	PACKING FOAM, CFP2 PACKING FOAM	$0.02	2	EA	$0.04
1000026615	BOX, CFP2 PACKING BOX	$0.22	1	EA	$0.22
350-0201-001	LABEL, TUV AUTHENTICATE LABEL	$0.01	1	EA	$0.01
1000037316	LABEL, UL LABEL, 64.5X14.5, LN50	$0.02	1	EA	$0.02
350-1210-001	LABEL, ROHS6 LABEL	$0.01	1	EA	$0.01
1000033093	LABEL, LASER LABEL, ENGLISH, 60X40	$0.03	1	EA	$0.03
1000003543	LABEL,NEW ATTENTION LABEL	$0.01	0.03	EA	$0.00
1000042371	OL3183M, COMPONENTS, 100G Q-TOSA, 100G CFP4 LR4, TELECOM&DATACOM, Q-TOSA, PQT-C44C3ELCL-KD, NSZ STD	$303.35	1	EA	$303.35
1000042372	PQR-C44C7PLCL-KS,COMPONENT, Q-ROSA,100G CFP4 LR4,TELECOM&DATACOM,100G 25X4 ROSA,10KM,NSZ STD	$152.20	1	EA	$152.20
1000042374	SPECIALTY PRODUCTS, PCBA, CFP2-LR4 G2.PCBA+ With pre-installed firmware	$174.50	1	EA	$174.50

2.	100G CFP2 Transceiver Components Price Caps for 2019 and 2020 (v2)

FP2 Component Item	Component Item Description	Unit Total Cost	Usage	Unit	Total cost per module	Qty for 70pcs CFP2	PO amount for 70pcs CFP2
1000038861	GREASE,THERMALLY CONDUCTIVE GREASE,GAP FILLER 3500LV,CFP DCO	$0.50	0.8	ml	$0.40	0	$0.0
1000039008	SPRING, WIRE DIA 0.2MM ,CFP2 MODULE	$0.01	2	EA	$0.03	200	$2.5
1000027627	PAD,THERMAL PAD,100G-M, 1.0MM THICKNESS	$11.46	0.067	EA	$0.77	10	$114.6
1000027777	GASKET, EMI GASKET FOR LC RECEPTACLE	$0.07	2	EA	$0.14	140	$9.7
1000030380	COVER, FRONT COVER, FOR 520115064	$0.84	1	EA	$0.84	70	$59.1
1000030386	INSERT, MODULE SLIDER, FOR 520115064	$0.40	2	EA	$0.79	140	$55.6
1000030390	LATCH, FOR 520115064	$0.43	1	EA	$0.43	70	$30.4
1000030391	SHRAPNEL, LC RECEPTACLE SHRAPNEL, FOR 520115064	$0.19	2	EA	$0.37	140	$26.1
1000034469	SCREW, SOCKET HEAD CAP SCREW HEX DRIVE M1.6 X 9MM STAINLESS STEEL	$0.03	4	EA	$0.12	1000	$30.2
1000034471	SCREW, SOCKET HEAD CAP SCREW HEX DRIVE M1.6 X 3MM STAINLESS STEEL	$0.03	3	EA	$0.08	1000	$27.4
1000035064	SPACER, ISOLATION SPACER FOR DIE CASTING OF 536155065	$0.25	1	EA	$0.25	70	$17.4
1000035452	BASE, MODULE BASE FOR DIE CASTING OF 536155065	$4.72	1	EA	$4.72	70	$330.1
1000035453	LID, MODULE LID FOR DIE CASTING OF 536155065	$4.47	1	EA	$4.47	70	$312.7
1000035459	SCREW, SOCKET HEAD CAP SCREW HEX DRIVE M1.6 X 5MM STAINLESS STEEL FOR DIE CASTING	$0.03	2	EA	$0.06	1000	$28.0
1000035460	COVER, RF ABSORB COVER FOR 536155065	$83.87	0.029	EA	$2.43	2	$167.7
301-8704-201	PLUG, 10G XFP-40KM(PT765F-81-2TD)RUBBER PLUG	$0.06	1	EA	$0.06	70	$4.0
1000027621	LABEL, LATCH LABEL,LIGHT BLUE	$0.01	1	EA	$0.01	80	$0.4
502-0705-001	SOLDER, M705 RMA98 SUPER P3 0.5MM	$0.08	0.05	g	$0.00	0	$0.0
1000025547	LABEL, THE BLANK LABEL, WITH NEO LOGO, 38X15MM	$0.03	1	EA	$0.03	200	$5.8
1000001761	LABEL, IMPLEMENTATION LABEL, ROLL	$0.01	0.03	EA	$0.00	1000	$11.8
1000026612	PACKAGING BOX, PLASTIC TRAY FOR CFP2_LID	$0.21	1	EA	$0.21	162	$33.9
1000026613	PACKAGING BOX, PLASTIC TRAY FOR CFP2_BASE	$0.21	1	EA	$0.21	162	$33.9
1000026614	PACKING FOAM, CFP2 PACKING FOAM	$0.02	2	EA	$0.04	600	$11.7
1000026615	BOX, CFP2 PACKING BOX	$0.22	1	EA	$0.22	100	$21.9
350-0201-001	LABEL, TUV AUTHENTICATE LABEL	$0.01	1	EA	$0.01	500	$2.6
1000037316	LABEL, UL LABEL, 64.5X14.5, LN50	$0.02	1	EA	$0.02	500	$10.0
350-1210-001	LABEL, ROHS6 LABEL	$0.01	1	EA	$0.01	500	$6.2
1000033093	LABEL, LASER LABEL, ENGLISH, 60X40	$0.03	1	EA	$0.03	1000	$34.7
1000003543	LABEL,NEW ATTENTION LABEL	$0.01	0.03	EA	$0.00	2000	$20.2
1000042371	OL3183M, COMPONENTS, 100G Q-TOSA, 100G CFP4 LR4, TELECOM&DATACOM, Q-TOSA, PQT-C44C3ELCL-KD, NSZ STD	$303.35	1	EA	$303.35	70	$21,234.5
1000042372	PQR-C44C7PLCL-KS,COMPONENT, Q-ROSA,100G CFP4 LR4,TELECOM&DATACOM,100G 25X4 ROSA,10KM,NSZ STD	$152.20	1	EA	$152.20	70	$10,654.0
1000042374	SPECIALTY PRODUCTS, PCBA, CFP2-LR4 G2.PCBA+ With pre-installed firmware	$174.50	1	EA	$174.50	70	$12,215.0
1000042365	PT-C24C3LDCL, CFP2 TVR, 100G CFP2, TELECOM AND DATACOM, 10KM C-TEMP DUAL-RATE G2, RUSSIA	$989.69	1	EA	$989.69	8	$7,917.5
1000042366	PT-C24C3LECL, CFP2 TVR, 100G CFP2, TELECOM AND DATACOM, 10KM C-TEMP SINGLE-RATE G2, RUSSIA	$989.57	1	EA	$989.57	9	$8,906.1
CFP2 Total							$62,335.8

3.	AAWG Components Price Caps for 2019 and 2020

SCHEDULE 4
MANUFACTURING LICENSE AGREEMENT

MANUFACTURING LICENSE AGREEMENT
ON
FIBER-OPTIC NETWORK COMPONENTS

This Agreement, including appended Exhibits, is made and entered into as of the latest date indicated on the signatures page (“Effective Date”), by and between:

NEOPHOTONICS CORPORATION (“NeoPhotonics” or “Licensor”), a corporation duly organized and existing under the laws of Delaware and having its registered office at 2911 Zanker Road, San Jose, California 95134, USA; and

NEOPHOTONICS CORPORATION, LLC (“NeoPhotonics, LLC” or “Licensee”), located at Kaleidoscope Business Center, 56 Shodnenskaya Ulitsa, Moscow, Russia 125363,

each a “Party” and together the “Parties” to this Agreement.

WHEREAS, NeoPhotonics has hereinafter defined Intellectual Property supporting and enabling the manufacture of hereinafter defined Licensed Products; and
WHEREAS, NeoPhotonics has established a manufacturing facility at NeoPhotonics, LLC suitable for and capable of producing Licensed Products; and
WHEREAS, Licensee desires to receive Intellectual Property rights from NeoPhotonics to manufacture and sell Licensed Products for Licensee’s own business;
NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, the Parties hereto agree as follows:

ARTICLE 1.    DEFINITIONS

For the purpose of this Agreement, the following terms shall have the respective meanings as set forth below:

1.1“Affiliate” means any legal entity (such as a corporation, partnership, or limited liability company) that controls, is under common control with or is controlled by the party to which affiliation is claimed, for so long as such control exists. For the purposes of this definition, the term “control” means (a) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities, (b) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities or (c) the ability to direct the general business activities of a corporation, partnership or other business organization
1.2“Categorical Licensed Patents” means all patents explicitly listed or described in Exhibit B of this Agreement.
1.3“Confidential Information” means all information, inventions, trade secrets, know-how, and data disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) pursuant to this Agreement, including information relating to licensed patents, research and development plans, experiments, results, trade secrets and manufacturing, marketing, financial, regulatory, personnel and other business information and plans, whether in oral, written, graphic or electronic form and whether in existence as of the Effective Date or developed or acquired in the future. Such information already provided to NeoPhotonics LLC by NeoPhotonics prior to the Effective Date should be treated by both Parties as Confidential Information of the other. Information of the following types shall not be considered Confidential Information: (a) is public knowledge at the time of disclosure by the Disclosing Party; (b) becomes public knowledge through no fault of the Receiving Party; (c) was in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as evidenced by proper business records; (d) is disclosed to the Receiving Party by a Third Party as evidenced by proper business records, to the extent such Third Party’s disclosure was not in violation of any obligation of confidentiality; or (e) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written documentation.
1.4“Customer” means any Third Party, to the extent such Third Party is a purchaser or recipient of Licensed Products and/or Licensed Processes for such Third Party’s consumption and/or end use and/or resale and/or redistribution
1.5“Improvement” means any refinements or enhancements to the information of the licensed patents, Confidential Information, or the Technical Information, partially or fully developed or conceived by either Party prior to the termination of this Agreement
1.6“Intellectual Property” or “IP” means any intellectual property of the respective Party as indicated; including but not limited to national and regional patents, utility models designs, trade secrets, trademarks, trade names, works of authorship, copyrights, moral rights, and any derivatives thereof
1.7“Intellectual Property Rights” or “IPR” means the legal rights attendant to the Intellectual Property.
1.8“Licensable IPR” shall mean any and all Licensor’s national and regional patents, utility models, design patents and application thereof relating to the manufacture, use, and sale of a corresponding Licensed Product that are: (a) applications having a first filing or priority date in any country on or prior to the Effective Date, all patents claiming priority to such applications, or any patents which eventually issue from such patent applications; and (b) which are owned by Licensor or a Licensor Affiliate and that Licensor has the right to grant Licensee the licenses set forth herein without any royalty payments to any third party.
1.9“Licensed Product” means a product or product class mutually agreed to be covered by this license Agreement and duly described, including qualifying conditions and limitations and license-fee schedules, in Exhibit-A of this Agreement, or appended thereto by agreement approved and signed by both Parties.
1.10“Net Sales” means the gross amount billed by Licensee or its sales designees for sales of Licensed Product, less the following: (a) customary trade, quantity, allowances or cash discounts to the extent actually allowed and taken; (b) amounts repaid or credited by reason of rejection, return, or retroactive price reductions; (c) all taxes and other governmental charges, and e-commerce transactional charges, levied on the sale, transportation, delivery, or use of such Licensed Products and Licensed Processes which are actually paid by or on behalf of Licensee; (d) transportation and shipping costs and costs of insurance in transit; (e) reasonable commissions paid to individuals who are independent contractors; and (f) reasonable cost of collections. For certainty, sale or other transfer of Licensed Products to Licensor or a Licensor Affiliate is not subject to royalties and does not contribute to Net Sales.
1.11“Qualifying Licensee Transfer” means a transaction where the Licensee will acquire, be acquired by, or come under common control with a suitable commercial entity, including the entity FiberTrade Co. Ltd, occurring before December 31, 2019.
1.12“Rules” has the meaning provided in Article 10.12.
1.13“Subsidiary” means an Affiliate that is controlled by the respective Party to this Agreement and whose confidentiality obligations are at least of the same scope as provided in Article 5.
1.14“Technical Information” means any and all technical information which is furnished or made available to Licensee by NeoPhotonics under this Agreement or any concurrent technical-services agreement, training agreement, or technology-transfer agreement between the Parties. Technical Information includes but is not limited to manufacturing technology documents, design technology documents, bills of materials, financial models, internal product specifications, process training, and other technology Confidential Information of NeoPhotonics.

ARTICLE 2.    GRANT OF LICENSES

2.1For Licensed Products. Subject to the terms and conditions as set forth in this Agreement, including all terms and conditions set forth for each corresponding Licensed Product, Licensor hereby grants to Licensee during the term of this Agreement a non-exclusive, perpetual, world-wide license, under the Technical Information and any relevant Licensable IPR, to develop, design, manufacture, use, sell, offer for sale, lease, export, and otherwise dispose of Licensed Products. Said license of this Article 2.1 is furthermore (a) sublicenseable solely as expressly set forth subsequently in this Article 2, (b) transferable and royalty and/or fee bearing solely according to the provisions set forth in Article 3 of this Agreement, and (c) revocable solely according to the termination provisions set forth in Article 7 of this Agreement. All the Licensed Products sold by Licensee under the license set forth above shall display such marks representing and denoting unambiguously that Licensee is the manufacturer of such Licensed Product.
2.2For Additional Purposes. Subject to the terms and conditions as set forth in this Agreement, Licensor hereby grants to Licensee during the term of this Agreement a non-exclusive, perpetual, fully-paid-up and royalty-free, world-wide license under the Categorical Licensed Patents to develop, design, manufacture, use, sell, offer for sale, lease, export, and otherwise dispose of any products or services of the Licensee. Said license of this Article 2.2 is furthermore (a) sublicenseable solely as set forth subsequently in this Article 2, (b) transferable solely according to the transfer provisions set forth in Article 3 of this Agreement, and (c) revocable solely according to the termination provisions set forth in Article 7 of this Agreement.
2.3Exceptions. Isolated elements of Licensor’s IPR may be “essential claims” to the practice of a community-accepted product standard or multi-source agreement (“MSA”), wherein Licensor has an obligation to license the essential claims under (fair) reasonable and non-discriminatory (“(F)RAND”) terms to anyone desiring to practice, and willing to agree to the terms and conditions of, the standard or MSA. In such cases, the licenses granted herein will not apply and Licensee may need to request a separate license from Licensor to practice that standard or MSA. When so requested, Licensor agrees to provide Licensee with the appropriate (F)RAND license at least as favorable as the most favorable terms provided any third-party licensee of the same essential claims.
2.4Sublicense to Subsidiaries. Notwithstanding the foregoing, the licenses granted herein shall include the right of Licensee to sublicense the rights granted under Article 2.1 or Article 2.2 to its Subsidiaries and disclose to any such sublicensed Subsidiary only that portion the Technical Information that is essential for the sublicensed activity. Licensee shall be fully responsible to Licensor with respect to any act or omission or breach of the terms of this Agreement by such Subsidiaries. Any sublicense granted to the Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary. A sublicensed Subsidiary may not further sublicense its rights under this Agreement.
2.5Continued use of Technical Information. On or after the expiration of the term of this Agreement in accordance with Article 7.1, the licenses granted to Licensee by Licensor under Article 2.1 and 2.2 shall continue without any additional payment to Licensor, provided that Licensee shall maintain the Technical Information in confidence in accordance with Article 5.
2.6Trademarks and Tradenames. Unless within the conditions of an approved waiver signed by NeoPhotonics, Licensee may not use any NeoPhotonics registered trademark, any NeoPhotonics common-use trademark in use prior to the Effective Date, or any NeoPhotonics common-use trademark with established use prior to any public use by Licensee.
2.7No implied licenses. Nothing contained in this Agreement shall be construed as granting by implication, estoppel or otherwise, upon any party licensed hereunder, any license of other right under any patent, utility model, copyright, mask work right, trade secret or the like, except the licenses and rights expressly granted hereunder.

ARTICLE 3    LICENSE PROVISIONS

3.1
Transferable. This Agreement will be transferable by Licensee to a third party as successor Licensee only with explicit written consent of Licensor. Licensor shall not unreasonably withhold or delay such consent. NeoPhotonics commits that for one (but not more than one) Qualifying Licensee Transfer, it shall approve the assignment of rights under this Agreement to that first successor Licensee without material changes. It should be anticipated that subsequent transfer requests with NeoPhotonics as Licensor and a NeoPhotonics competitor as new Licensee would be denied or be granted with significant conditions and/or modifications.

3.2
Fees and Royalties. There are no fees or royalties for the rights granted to the Categorical Licensed Patents. As of the Effective Date, for the license rights granted for Licensed Products, the license fee is zero US Dollars ($0) and the royalty rate is zero per-cent (0%). The fee and royalty rate cannot be changed except by mutual written agreement of the Parties. Future transfers of this Agreement to a new Licensee, beyond the first expected transfer, may require agreeing to a greater fee and/or royalty rate for Licensed Products. Regardless of whether there are fees or royalties due, reporting sales of Licensed Products is required per Article 3.3 .

3.3
Reporting. Within 45 days after each end of Licensee’s fiscal quarter, Licensee shall provide Licensor with a confidential detailed reporting for sales of Licensed Product during that quarter, and for any other significant commercial activities having benefit of the licenses herein. Such reports should include at least for each Licensed Product: a list of customers; number of units sold to each customer; and the average selling price during the quarter.

ARTICLE 4.    PROPRIETARY RIGHTS

This Agreement does not provide or specify any change in the ownership of any Intellectual Property or Technical Information. All ownership of, and title to NeoPhotonics Intellectual Property and Technical Information shall remain with NeoPhotonics and NeoPhotonics shall retain the rights for itself and its Affiliates to utilize or furnish to others the Technical Information in any way whatsoever and in any countries of the world.
ARTICLE 5.    CONFIDENTIAL TREATMENT

Treatment of Confidential Information is primarily governed by the confidentiality agreement between the Parties having an effective date of 30-SEP-2018, and by any subsequently valid confidentiality agreement between the Parties. If any valid confidentiality agreements between the Parties expire prior to the termination of this Agreement, Parties will continue during the Term of this Agreement to protect the Confidential Information relevant to the purposes of this Agreement with at least the same degree of care specified in the most-recently valid confidentiality agreement. Furthermore, Confidential Information provided for the purposes of this Agreement shall be additionally subject to the following terms:

5.1Licensee agrees not to disclose the Confidential Information to any third party whether an individual, corporation, or other entity without the prior written consent of NeoPhotonics and will limit its disclosure to its employees having a need to know such Confidential Information for the purpose herein. Licensee shall not use the Confidential Information for any purpose other than those contemplated by this Agreement. Licensee shall use the same degree of care as it uses to protect its own confidential information, but no less than reasonable care, to prevent the unauthorized use, dissemination or publication of the Confidential Information.
5.2The obligation herein shall not apply to any information which: (a) was generally available to the public before disclosure to Receiving Party; (b) becomes generally available to the public other than by a breach of this Agreement by Receiving Party; (c) is rightfully received by Receiving Party from a third party without confidential limitations; (d) is independently developed by or for Receiving Party by individuals who have not received directly or indirectly the Confidential Information disclosed under this Agreement; (e) was known to Receiving Party prior to the receipt of same from Disclosing Party; or (f) is hereafter publically disclosed by Disclosing Party. The obligations contained in this Article 5 shall survive any termination of this Agreement or any rights granted hereunder.
5.3Notwithstanding the foregoing, Licensee may disclose the Technical Information to its Subsidiaries to whom Licensor granted sublicense rights pursuant to Article 2.4 for the purpose and to the extent provided for in Article 2.4; provided that Licensee shall ensure that such Technical Information is used for the sole purpose expressly provided in Article 2, and that it is not used for any other purposes. Furthermore, Licensee shall be fully responsible for the compliance by such Subsidiaries with the terms and conditions of this Agreement, including, but not limited to the confidentiality obligations contained in this Article 5.

ARTICLE 6.    REPRESENTATIONS, COVENANTS AND DISCLAIMERS

6.1Each Party represents that it is (a) a corporation duly organized, validly existing, and in good standing under the laws of the state or territory in which it is incorporated, (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on business as it is now being conducted and as contemplated in this Agreement, and (c) has the full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder.
6.2NeoPhotonics represents that it or its Affiliate is the owner and/or assignee of all rights, title, and interest to and in the Technical Information and the NeoPhotonics Intellectual Property Rights therein and that it has the right to grant Licensee the rights and licenses granted in this Agreement
6.3If NeoPhotonics transfers its interest in any of the Technical Information or Intellectual Property Rights to a third party, NeoPhotonics shall ensure that the rights granted to Licensee in this Agreement shall remain effectively whole.
6.4NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE FOREGOING IS IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, WHETHER ARISING BY LAW, CUSTOM, OR CONDUCT. NeoPhotonics has no responsibility of any kind for the correctness of any Technical Information (other than reasonable care in its preparation and furnishing) or the ability of Licensee to utilize the Technical Information for any products made by Licensee to meet any functional specifications or any particular purpose of merchantability. NeoPhotonics makes no representation or warrants that any products, including but not limited to the Licensed Products, manufactured utilizing the NeoPhotonics Technical Information or the NeoPhotonics Intellectual Property Rights therein licensed under this Agreement, will not infringe any patents or utility models or other IPR of any third parties. NeoPhotonics shall in no event be liable for any claim or demand against Licensee or any related party by any other party arising out of or resulting from the Technical Information provided or made available to Licensee pursuant to this Agreement and/or NeoPhotonics Intellectual Property Rights therein licensed, including, but not limited to any claims or actions based on any actual or alleged infringement of any patents, trademarks, utility models, design patents, copyrights, mask works, trade secrets, or other intellectual property rights owned or controlled by any third party. LICENSEE ASSUMES SOLE AND COMPLETE RESPONSIBILITY FOR ANY AND ALL USE OF THE TECHNICAL INFORMATION FURNISHED OR MADE AVAILABLE TO LICENSEE BY NEOPHOTONICS HEREUNDER AND THE RESULTS THEREOF, AND ANY AND ALL THE LICENSED PRODUCTS MANUFACTURED AND/OR SOLD BY OR FOR LICENSEE.
6.5TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL NEOPHOTONICS BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR ANY OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THE TECHNICAL INFORMATION, WHETHER OR NOT THE POSSIBILITY OR CAUSE OF SUCH DAMAGES WAS KNOWN TO NEOPHOTONICS.

ARTICLE 7.    TERM AND TERMINATION

7.1This Agreement shall commence on the Effective Date. Unless otherwise terminated for cause or mutual agreement according to subsequent paragraphs of this Article 7, this Agreement shall continue in full force so long as there are unexpired patents in either the Licensable IPR or the Categorical Licensed Patents. The license grants of this Agreement shall survive ordinary termination under this Article 7.1 according to Article 2.5.
7.2If either Party shall fail, refuse or neglect to fully and faithfully keep, observe or perform any covenant contained in this Agreement to be kept, observed or performed by such Party, then the other Party may give notice to the breaching Party in writing of such breach, stating in such notice the covenant or covenants of this Agreement which the breaching Party shall have failed, refused or neglected to keep, observe, or perform, and if the breaching Party shall, for a period of sixty (60) days after such notice is given, continue to fail, refuse or neglect to keep, observe or perform any such covenants, then the other Party may terminate this Agreement, by serving upon the other Party notice of termination; but such act shall not prejudice the right of the terminating Party to recover any sum due or owing at the time of termination or any damages or costs incurred due to the non-compliance or non-performance by the other Party.
7.3Licensor may terminate this Agreement or require the renegotiation of this Agreement under threat of termination if Licensee acquires a direct competitor of NeoPhotonics that has manufacturing facilities outside the Russian Federation.
7.4Either Party may terminate this Agreement immediately upon giving notice in the event of one or more of the following; (a) appointment of a trustee or receiver for all or any part of the assets of the other Party; (b) insolvency or bankruptcy of the other Party; (c) attachment of all or a substantial part of the assets of the other Party; (d) expropriation of the business assets of the other Party; (e) nationalization of the other Party; or (f) dissolution or liquidation of the other Party. If either Party becomes involved in any of events enumerated in (a) through (f), such Party shall give the other prompt notice.
7.5In the event of termination of this Agreement by Licensor pursuant to Articles 7.2 through 7.4:

(I).
Licensee shall, at its own expense, return all Technical Information documents received under this Agreement and all copies thereof, and all materials embodying or derived from the Technical Information;

(II).
Licensee shall promptly discontinue the manufacture of the Licensed Product and shall discontinue the sale thereof, except that after termination of this Agreement by Licensor pursuant to Article 7.4 Licensee may (a) sell, lease or dispose of Licensed Products that were in inventory or are manufactured from work in process that existed at the time of termination, (b) perform after termination contractual obligations that existed at the time of termination and (c) repair, replace and otherwise support Licensed Products in the ordinary course of business after termination;

(III).	Licensee shall make payment of all due license fees and royalties that have not been paid at the time of termination; and

(IV).	Licensor shall, in no event, be required to refund any license fees or royalties already paid by Licensee at the time of termination.
7.6Termination for convenience. Parties may terminate this agreement at any time by written mutual agreement, and according to any terms, conditions, or activities specified in such agreement. Each Party shall give reasonable and fair consideration to a mutual-termination request presented by the other Party.
7.7Survival: Notwithstanding any contrary provisions herein, the provisions of all of Article 1, Articles 2.3, 2.5, 2.6, and 2.7, and all of Articles 4, 5, 6, 9, and 10 shall survive termination of this Agreement for any reason. In addition, the “perpetual” qualifier of the licenses granted in Articles 2.1 and 2.2 ensures that articles made, acquired, and/or sold under valid license, and services provided under valid license, shall remain licensed after termination of this Agreement. All other license rights granted in Articles 2.1 and 2.2 shall be revoked upon termination.

ARTICLE 8.    PAYMENTS

8.1All payments due Licensor pursuant to this Agreement shall be made to the following bank account via wire transfer without deductions or charges of any kind:
[No royalty or fee payments are expected to be due hereunder as of the Effective Date.]
8.2Licensee shall pay Licensor interest on any and all amounts overdue at a rate and schedule to be determined in accord with any mutual agreement to a non-zero royalty and/or fee structure. Licensee will be additionally liable to Licensor for all costs of collecting past due amounts, including reasonable attorney’s fees and costs.

ARTICLE 9.    SUPPLY OF PARTS AND/OR COMPONENTS

Licensee may purchase NeoPhotonics-proprietary parts and/or components for the Licensed Products, excluding required NeoPhotonics content of the Licensed Product, from NeoPhotonics suppliers. NeoPhotonics will not prohibit nor hamper Licensee’s procurement of said parts and/or components from the suppliers so far as such parts and/or components are utilized for Licensed Products. Notwithstanding the foregoing, NeoPhotonics shall in no event be liable to Licensee or any other party for supply of such parts and/or components by such suppliers for any reason.

ARTICLE 10.    MISCELLANEOUS PROVISIONS

10.1Exhibits: All exhibits and schedules annexed hereto are expressly made part of this Agreement as though fully set forth herein, including:
(I).Exhibit A, and any mutually-approved supplements thereto, shall describe all Licensed Products or Licensed Product categories.
(II).Exhibit B shall list the Categorical Licensed Patents
10.2Assignment: Neither Party will assign or transfer this Agreement, or any rights or obligations under this Agreement, without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, delayed or withheld), except that Licensor may, with prior notice to the Licensee but without Licensee’s consent, assign or transfer this Agreement with all its rights and obligations hereunder to a successor of all or substantially all Licensor’s assets, stock or business to which this Agreement relates, whether by sale, acquisition, merger, operation of law or otherwise. For certainty of intent, Licensee may not assign this Agreement to a successor without explicit written consent, whether conditional or unconditional, from Licensor.
10.3Independent Contractors: The Parties are independent contractors. This Agreement does not create and shall not be considered to create the relationship of principal-and-agent or master-and-servant or a partnership between the Parties. Neither Party shall be liable in any way to any third party for any engagement, obligation, contract, representation, or transaction or for any negligent act or omission to act on the part of the other Party.
10.4Severability: If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended, if possible, to achieve as nearly as possible the same economic effect as the original provision consistent with the Parties’ intent when entering into this Agreement, and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
10.5Confidential Agreement: Each Party shall keep the terms of this Agreement confidential and shall not now or hereafter divulge the terms of this Agreement or any part thereof to any third party except according to any of: (a) with prior written consent of the other Party; (b) to any governmental body having jurisdiction to call therefor; (c) as otherwise may be required by law; or (d) to legal counsel and auditors representing either Party.
10.6Modification and Amendment: This Agreement and its provisions may be modified, amended, or waived only by additional written mutual agreement specifying such modifications, amendments, or waivers executed by both parties
10.7No Waiver: Any failure of either Party to enforce, at any time and for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the Party thereafter to enforce each and every such provision.
10.8Export: The obligations of NeoPhotonics to export the Technical Information and rights granted therein shall at all times be subject to such restrictions and limitations as may be imposed upon NeoPhotonics by the laws, regulations, and other administrative acts, now or hereafter in effect, of the US Government and any departments and agencies thereof. Licensee shall not export, directly or indirectly the Licensed Products or the Technical Information to any country or person for which the receipt of such products or information requires an export license or other government approval, without first obtaining such license or approval.
10.9Notice and Communication: Any notice required or permitted to be given under this Agreement shall be in written English and shall be delivered by hand or mailed by registered mail, or sent by facsimile or e-mail with a confirmation copy sent within three (3) days thereafter by another method of notification specified herein, to the corresponding address set forth below:
To NeoPhotonics:
NeoPhotonics Corporation
2911 Zanker Road
San Jose, California, 95134 USA

To Licensee:

10.10Force Majeure: Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party, including fire, explosion, flood, war, strike, or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.
10.11Construction: As used in this Agreement, (a) neutral pronouns and any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (b) the words “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be from time to time amended or supplemented and not to any subdivision of this Agreement; (c) the word “including” is not intended to be exclusive and means “including without limitation”; and (d) descriptive headings are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.
10.12Governing Law and Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of Delaware, USA without regards to its principles of conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed. This Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including any contractual or non-contractual obligation, dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination on-contractual disputes or claims), including any question regarding its existence, validity or termination will be referred to and finally resolved by Arbitration Institute of the Stockholm Chamber of Commerce under Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the "Rules"). The place of arbitration shall be Stockholm. The arbitration shall be in English. There shall be 3 arbitrators appointed in accordance with the Rules.
10.13Entirety: This Agreement, including annexed exhibits and schedules, sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all prior or contemporaneous agreements, proposals and negotiations, whether oral, written and concerning such subject matter. This Agreement imposes no obligation on, and constitutes no offer by, either Party to purchase, sell, license or transfer or otherwise dispose of any technology, intellectual property, services, or products, or to enter into any business relationship other than that set expressly forth in writing in this Agreement
10.14Compliance: In performance of this Agreement, both Parties agree to comply with all applicable laws and governmental rules and regulations. Both Parties hereby acknowledge that they are not expected or authorized to take any action in the name of or on behalf of the other which would violate any such laws, rules, or regulations.

The Parties have executed this Agreement as of the latest date set forth below:

NEOPHOTONICS CORPORATION

By: _________________________________

Name:
(print)

Title:

Address:

Date:

LICENSEE

By:

Name:
(print)

Title:

Address:

Date:

EXHIBIT A
LICENSED PRODUCTS

Licensed Product #1
CFP2-LR4

Description: CFP2 100G 4x25 LAN-WDM Transceiver
Required to use: NeoPhotonics ROSA and TOSA
Customers: Any
Licensed Versions: NeoPhotonics design provided per contracts during Technical Services Support for the initial production of Deliverables, and minor revisions thereof.
Exceeds License: Any product having different form-factor, higher data rate, functionally-different or incompatible operational characteristics, or major re-design will not be Licensed Product.
Royalty Schedule:
All Sales    0%

Licensed Product #2
AAWG

Description: Athermal AWG, 100GHz or 50GHz channel spacing, various # channels
Required to use: NeoPhotonics AAWG engine
Customers: Any
Licensed Versions: NeoPhotonics design provided per contracts during Technical Services Support for the initial production of Deliverables.
Exceeds License: Any product having: different form-factor; functionally-different or incompatible operational characteristics; or major re-design will not be Licensed Product.
Royalty Schedule:
All Sales    0%

Licensed Product #3
SPLITTERS

Description: Standard power splitters, channel counts vary
Required to use: NeoPhotonics PLC splitter chips
Customers: Any
Licensed Versions: Products complying with any splitter-product designs provided by NeoPhotonics, and minor revisions thereof.
Exceeds License: Any product having: different form-factor; functionally-different or incompatible operational characteristics; or major re-design will not be Licensed Product.
Royalty Schedule:
All Sales    0%

EXHIBIT B
CATEGORICAL LICENSED PATENTS

The patents listed in the following table are the Categorical Licensed Patents of this Agreement as of the date of execution. Although Licensor believes this list to be complete, the list shall further include any other patents or applications owned by Licensor that claim priority to the listed patents or applications, or any patents which eventually issue therefrom. Licensor does not herein assume any obligation to maintain or further pursue the validity of these patents. Licensor does not represent that it does not or will not grant similar rights under these patents to other parties. Licensor does covenant that it will use reasonable best efforts to ensure that any transfer of ownership or control of any valid patents or applications of this list will include transfer of the corresponding rights granted to Licensee herein.

Family	CC	Pat/App.	Expiration	Title
A007	US	6,671,450	22-Mar-21	APPARATUS AND METHOD TO METALLIZE, REINFORCE, AND HERMETICALLY SEAL MULTIPLE OPTICAL FIBERS
A010	US	6,498,882	28-Nov-20	ASSEMBLY AND METHOD FOR REORGANIZING PLANAR LIGHTWAVE CIRCUIT CHANNELS
A018	US	6,618,514	11-Oct-21	PASSIVE PIGTAIL ATTACHMENT FOR PLANAR LIGHTWAVE CIRCUITS
A071	US	6,603,892	24-Oct-21	MECHANICAL BEAM STEERING FOR OPTICAL INTEGRATED CIRCUITS
	CN	2821167.7	29-Sep-22
	DE	60206188.1	30-Sep-22
	DK	EP1438612	30-Sep-22
	FR	EP1438612	30-Sep-22
	GB	EP1438612	30-Sep-22
	IT	EP1438612	30-Sep-22
	JP	4719417	30-Sep-22
	KR	10-0696228	30-Sep-22
	SE	EP1438612	30-Sep-22
A084	US	6,787,868	20-Jan-22	MICROLENSES FOR INTEGRATED OPTICAL DEVICES
A289	US	6,975,793	07-Nov-22	METHOD AND APPARATUS FACILITATING MECHANICAL BEAM STEERING FOR OPTICAL INTEGRATED CIRCUITS
	US	7,539,364	17-May-23

A293	US	6,738,545	07-Oct-22	ATHERMAL AWG AND AWG WITH LOW POWER CONSUMPTION USING GROOVE OF CHANGEABLE WIDTH
	CN	200480043452.2	03-May-24
	EP	EP04775948.5
	HK	HK1110396	05-May-24
	JP	4688869	05-May-24
	KR	10-0795736	05-May-24
	US	7,062,127	07-Oct-22
A330	US	7,272,273	21-Jan-25	PHOTODETECTOR COUPLED TO A PLANAR WAVEGUIDE
	US	7,574,084	21-Jan-25
A334	US	7,587,138	15-Nov-27	BROADBAND 2X2 OPTICAL SPLITTER
	CN	200780009997.5	22-Feb-27
	EP	7757435.8
	JP	5135234	23-Feb-27
	KR	10-1347510	23-Feb-27
	US	8,442,369	16-Dec-28
F0003	US	9,544,668	13-Dec-30	OPTICAL NETWORK COMMUNICATION SYSTEM WITH OPTICAL LINE TERMINAL TRANSCEIVER AND METHOD OF OPERATION THEREOF
	CN	201180067424.4	29-Nov-31
	EP	11848405.4
	IN	4023/CHENP/2013
	JP	6117110	30-Nov-31
	KR	10-2013-7018377
	RU	2564100	30-Nov-31
F0009	US	9,391,695	28-Aug-34	OPTICAL NETWORK COMMUNICATION SYSTEM WITH EMBEDDED OPTICAL TIME DOMAIN REFLECTOMETER AND METHOD OF OPERATION THEREOF
OPTNT01	US	7,492,992	08-Aug-23	BI-DIRECTIONAL PLC TRANSCEIVER DEVICE
NG0005	KR	10-0890981	26-Oct-21	MULTILAYERED OPTICAL STRUCTURES
	US	9,939,579	16-Dec-25
NG0006	US	7,164,818	03-May-22	INTEGRATED GRADIENT INDEX LENSES
	US	7,391,940	03-May-22
NG0007	US	7,224,882	20-Nov-22	OPTICAL MATERIALS WITH SELECTED INDEX OF REFRACTION
	US	7,437,047	17-Jan-22
NG0008	TW	198300	30-Oct-18	PHOSPHORS
	US	7,423,512	04-Jul-22
NG0013	US	6,193,936	09-Nov-18	REACTANT DELIVERY APPARATUSES
	JP	4524410	08-Nov-19
	US	6,508,855	03-Jan-21
NG0015	US	6,482,374	16-Jun-19	METHODS FOR PRODUCING LITHIUM METAL OXIDE PARTICLES
	US	7,323,158	09-Nov-18
NG0019	US	6,749,648	19-Jun-20	LITHIUM METAL OXIDES
	JP	5286582	14-Jun-21
	KR	100816116	15-Feb-23
NG0021	US	6,692,660	27-Jun-21	HIGH LUMINESCENCE PHOSPHOR PARTICLES AND RELATED PARTICLE COMPOSITIONS
NG0035	US	6,890,624	25-Apr-20	SELF-ASSEMBLED STRUCTURES
NG0037	US	6,788,866	11-Feb-22	LAYER MATERIALS AND PLANAR OPTICAL DEVICES
NG0050	US	6,849,334	26-Jun-22	OPTICAL MATERIALS AND OPTICAL DEVICES
	CN	2820384.4	14-Aug-22
	JP	5401000	15-Aug-22
	KR	100930557	15-Aug-22
	TW	I318693	15-Aug-22
	US	7,306,845	15-Mar-22
	CN	200610136169.5	14-Aug-22
	US	7,776,406	15-Mar-22
NG0052	US	6,723,435	28-Aug-22	OPTICAL FIBER PREFORMS
	US	7,905,114	28-Aug-22
NG0054	US	6,952,504	18-Apr-22	THREE DIMENSIONAL ENGINEERING OF PLANAR OPTICAL STRUCTURES
	TW	I266090	12-Dec-22
	US	8,673,407	11-Apr-27
NG0064	US	8,865,271	03-Mar-28	HIGH RATE DEPOSITION FOR THE FORMATION OF HIGH QUALITY OPTICAL COATINGS
	EP	4753377.3
	KR	1276391	27-May-24

SCHEDULE 5
NOTARIZED SPA

SALE AND PURCHASE AGREEMENT FOR A PARTICIPATORY INTEREST IN THE CHARTER CAPITAL OF A LIMITED LIABILITY COMPANY	ДОГОВОР КУПЛИ-ПРОДАЖИ ДОЛИ В УСТАВНОМ КАПИТАЛЕ ОБЩЕСТВА С ОГРАНИЧЕННОЙ ОТВЕТСТВЕННОСТЬЮ
THIS PARTICIPATORY INTEREST SALE AND PURCHASE AGREEMENT (the “Agreement”) is made on [●], in the City of Moscow	НАСТОЯЩИЙ ДОГОВОР КУПЛИ-ПРОДАЖИ ДОЛИ В УСТАВНОМ КАПИТАЛЕ («Договор») заключен [●] года в городе Москва.
BETWEEN	Между
[●], a company organized and existing under the laws of [●], with its registered address at [●], represented by ______________________, passport ________________________, residing at ____________________, acting on the basis of ____________ (the “Seller”),
[●], компанией, учрежденной и осуществляющей деятельность по законодательству [●], с местом нахождения по адресу по адресу: [●], в лице ______________________________ («Продавец»),
[●], incorporated and existing under the laws of [●], registration No. [●], with its registered address at [●], represented by ______________________, passport ________________________, residing at ____________________, acting on the basis of ____________ (the “Purchaser 1”), and
[●], incorporated and existing under the laws of [●], registration No. [●], with its registered address at [●], represented by ______________________, passport ________________________, residing at ____________________, acting on the basis of ____________ (the “Purchaser 2”).

[●], компанией, учрежденной и осуществляющей деятельность по законодательству [●], с местом нахождения по адресу: [●], в лице _______________________________ («Покупатель 1»), и

[●], компанией, учрежденной и осуществляющей деятельность по законодательству [●], с местом нахождения по адресу: [●], в лице _______________________________ («Покупатель 2»).

WHEREAS, the Seller owns a participatory interest representing 100% of the charter capital of the Company (as defined below;	ПРИНИМАЯ ВО ВНИМАНИЕ, что Продавец является собственником доли, составляющей 100% уставного капитала Общества (как определено ниже);
NOW, THEREFORE, the Purchasers and the Seller (collectively – the “Parties”, and each individually, a “Party”) have agreed as follows:	С УЧЕТОМ ВЫШЕИЗЛОЖЕННОГО, Покупатели и Продавец (совместно именуемые «Стороны», а по отдельности – «Сторона») договорились о нижеследующем:
1. DEFINITIONS AND INTERPRETATION	1. ПОНЯТИЯ И ТОЛКОВАНИЕ
In addition to the terms defined above, the following terms shall have the following meanings, except where the context expressly provides otherwise:	Следующие термины имеют следующие значения, за исключением случаев, когда из контекста прямо следует иное:
Company means [●], incorporated and existing under the laws of the Russian Federation, registered on [●] with the Inspectorate of the Ministry for tax and levies of the Russian Federation in the city of [●] with the unified state registration number [●], TIN [●], KPP [●], with its registered address at [●];

Общество означает [●], учрежденное и действующее в соответствии с законодательством Российской Федерации, зарегистрированное [●] года Инспекцией Министерства Российской Федерации по налогам и сборам по [●] за основным государственным регистрационным номером [●], ИНН [●], КПП [●], расположенное по адресу: [●];

Completion Date means the date of this Agreement;	Дата закрытия означает дату настоящего Договора;
FAS means the Federal Antimonopoly Service of the Russian Federation;	ФАС означает Федеральную антимонопольную службу Российской Федерации;
LLC Law means Federal Law of the Russian Federation No. 14-FZ “On Limited Liability Companies,” dated February 8, 1998 (as amended);	Закон об ООО означает Федеральный закон «Об обществах с ограниченной ответственностью» № 14-ФЗ от 08.02.1998 (с последующими изменениями);
Notary has the meaning specified in Clause 4.1 of this Agreement;	Нотариус имеет значение, предусмотренное в пункте 4.1 настоящего Договора;
Purchase Price means USD 3,000,000; Purchase Price 1 means USD 2,970,000; Purchase Price 2 means USD 30,000;	Покупная цена означает 3.000.000 Долларов США; Покупная цена 1 означает 2.970.000 Долларов США; Покупная цена 2 означает 30.000 Долларов США;
Participatory Interest 1 means a participatory interest representing 99% of the charter capital of the Company with a nominal value of RUB 9,716,718.33 owned by the Seller;

Participatory Interest 2 means a participatory interest representing 1% of the charter capital of the Company with a nominal value of RUB 98,148.67 owned by the Seller;

Приобретаемая доля 1 означает долю, составляющую 99% уставного капитала Общества, номинальной стоимостью 9.716.718,33 рублей, принадлежащую на праве собственности Продавцу;
Приобретаемая доля 2 означает долю, составляющую 1% уставного капитала Общества, номинальной стоимостью 98.148,67 рублей, принадлежащую на праве собственности Продавцу;

In this Agreement, a reference to any clause shall be construed as a reference to a clause of this Agreement.	Ссылки на любые пункты Договора являются ссылками на соответствующие пункты настоящего Договора.
2. SALE OF THE PARTICIPATORY INTEREST	2. Продажа доли в уставном капитале
2.1 The Seller shall transfer
(a) the Participatory Interest 1 to Purchaser 1, together with all rights attached thereto, and Purchaser 1 shall purchase and accept the Participatory Interest 1 from the Seller for the Purchase Price 1,
(b) the Participatory Interest 2 to Purchaser 2, together with all rights attached thereto, and Purchaser 2 shall purchase and accept the Participatory Interest 2 from the Seller for the Purchase Price 2, all in accordance with the terms and conditions of this Agreement.

2.1 Продавец обязуется передать в собственность
(a) Покупателя 1 Приобретаемую долю 1 (включая все связанные с ней права), а Покупатель 1 обязуется купить и принять у Продавца Приобретаемую долю 1 за Покупную цену 1, и
(б) Покупателя 2 Приобретаемую долю 2 (включая все связанные с ней права), а Покупатель 2 обязуется купить и принять у Продавца Приобретаемую долю 2 за Покупную цену 2,
всё вышеперечисленное осуществляется в соответствии с условиями настоящего Договора.

2.2 The rights of the Seller to the Participatory Interest were granted to the Seller by [Minutes of the Extraordinary General Meeting of the Participants of the Company No. [●] and are confirmed by the Extract from the Unified State Register of Legal Entities with respect to the Company dated [____________ No. ___________], and [payment order issued by the Seller on [●] to pay the contribution to the charter capital of the Company], all confirming that the Participatory Interest was fully paid for.

2.2 Права Продавца на Приобретаемую долю принадлежат Продавцу на основании [Протокола внеочередного общего собрания участников Общества № [●] от [●] года] и подтверждаются Выпиской из Единого государственного реестра юридических лиц в отношении Общества от [________] года за № [________], а также платежным поручением Продавца [от [●] года об оплате вклада в уставный капитал Общества], подтверждающими, что Приобретаемая доля в уставном капитале Общества полностью оплачена.

2.3 The Seller represents and warrants to the Purchasers that: (i) the Seller is the sole owner of the Participatory Interest; (ii) the Participatory Interest is free from any encumbrance, has not been sold, is not subject to any pending investigation or court proceeding; and that (iii) the execution of this Agreement and the performance by the Seller of any of its obligations hereunder do not and will not violate or conflict with any provisions of applicable laws, constitutional documents, statutory or contractual obligations of the Seller.

2.3 Продавец дает Покупателям заверения об обстоятельствах, что (1) Продавец является единственным собственником Приобретаемой доли; (2) Приобретаемая доля не обременена, не была продана, не является предметом незавершенного расследования или судебного разбирательства; и что (3) заключение настоящего Договора и исполнения Продавцом своих обязательств по нему не нарушают и не будут нарушать или не противоречат с какими-либо положениями применимого законодательства, учредительных документов, законных и договорных обязательств Продавца.

2.4 The Purchasers have obtained the approval of FAS to enter into and perform this Agreement.	2.4 Покупатели получил одобрение ФАС на заключение и исполнения настоящего Договора.
2.5 Each of the Seller and the Purchasers has obtained necessary corporate approvals to authorize the execution of the Agreement and performance by it of its obligations under the Agreement, including, without limitation, obtaining the approval of the boards of directors of the Purchasers (Minutes w/n of [●] and Minutes w/n of [●]) and the board of directors the Seller (Minutes w/n of [●]; Resolution of the Seller w/n of [●]).

2.5 Продавец и Покупатели получили необходимые корпоративные одобрения для заключения настоящего Договора и исполнения обязательств по нему, включая, среди прочего, получение одобрения совета директоров каждого Покупателя (протокол б/н от [●] и протокол б/н от [●]) и совета директоров Продавца (протокол б/н от [●], решение Продавца б/н от [●]).

3. Purchase Price and Payment Procedure	3. ПОКУПНАЯ ЦЕНА И УСЛОВИЯ ОПЛАТЫ
3.1 Purchaser 1 shall pay the entire purchase price to the Seller in accordance with the terms of a separate agreement entered into by the Purchasers and the Seller.	3.1 Покупатель 1 заплатит Продавцу всю Покупную цену в соответствии с условиями отдельного соглашения между Покупателями и Продавцом.
4. Transfer of the Participatory Interest	4. ПЕРЕДАЧА ПРИОБРЕТАЕМОЙ ДОЛИ
4.1 On the date hereof, the Seller and the Purchasers shall execute this Agreement and provide for its notarial certification by notary of the city of Moscow, [●] (the “Notary”), at his office at [●].
4.1 В дату настоящего Договора Продавец и Покупатели осуществляют подписание настоящего Договора и обеспечивают его нотариальное удостоверение у нотариуса города Москвы [●] («Нотариус»), в помещении нотариальной конторы по адресу: [●].

4.2 The Purchasers exercises the rights and bears the obligations of participants of the Company as of the moment of the relevant entry being made in the State Register of Legal Entities of the Russian Federation.
4.2 Покупатели осуществляют права и несут обязанности участников Общества с момента внесения соответствующей записи в Единый государственный реестр юридических лиц Российской Федерации.
4.3 The Seller shall notify the Company of the sale of the Participatory Interest in writing within five (5) business days after the date of entry into force of this Agreement (Clause 6.1).	4.3 Продавец обязан письменно уведомить Общество о продаже Приобретаемой доли в уставном капитале Общества в течение 5 (пяти) рабочих дней с даты вступления настоящего Договора в силу (пункт 6.1).
4.4. In accordance with paragraph 5 of Article 488 of the Civil Code of the Russian Federation, the Parties have agreed that until paid by the Purchasers, the Participatory Interest shall not be deemed pledged to the Seller.
4.4 В соответствии с п. 5 ст. 488 Гражданского кодекса Российской Федерации Стороны согласовали, что до момента оплаты Покупателями Приобретаемая доля не находится в залоге у Продавца.
5. GOVERNING LAW AND DISPUTE RESOLUTION	5. ПРИМЕНИМОЕ ПРАВО И РАЗРЕШЕНИЕ СПОРОВ
5.1 This Agreement shall be governed by, and construed in accordance with, the laws of the Russian Federation.	5.1 Настоящий Договор подчиняется праву Российской Федерации и толкуется в соответствии с ним.
5.2 Any dispute arising out of or in connection with this Agreement shall be settled by the Arbitrazh Court of the City of Moscow.	5.2 Любой спор, вытекающий из настоящего Договора или связанный с ним, должен разрешаться в Арбитражном суде города Москвы.
6. MISCELLANEOUS	6. ОБЩИЕ ПОЛОЖЕНИЯ
6.1 This Agreement shall come into force on the date of its execution by the Parties and certification by the Notary.	6.1 Настоящий Договор вступает в силу с даты его подписания Сторонами и удостоверения Нотариусом.
6.2   The Parties signing this Agreement shall confirm in the presence of the Notary that they are not limited in their legal capacity, are not under custody, are capable to execute and protect their rights and perform their obligations by themselves, do not suffer from illnesses impeding them from understanding the essence of signed agreement and circumstances of its execution, and are not in any state where they are incapable of understanding the meaning of their actions and/or control their actions, that there are no circumstances forcing them to enter into this deal on extremely unfavorable terms and conditions.

6.2 Лица, подписавшие Договор, подтверждают в присутствии Нотариуса, что они в дееспособности не ограничены, под опекой, попечительством не состоят, по состоянию здоровья могут самостоятельно осуществлять и защищать свои права и исполнять обязанности, не страдают заболеваниями, препятствующими осознавать суть подписываемого договора и обстоятельств его заключения, а также не находятся в ином таком состоянии, когда они не способны понимать значение своих действий и (или) руководить ими, что у них отсутствуют обстоятельства, вынуждающие совершить указанную сделку на крайне невыгодных для сторон условиях.

6.3 The expenses of certification of this Agreement shall be borne by Purchaser 1.	6.3 Расходы по удостоверению настоящего Договора несет Покупатель 1.
6.4. This Agreement is made and executed in four bilingual counterparts, each in English and Russian languages, one of which is stored with the Notary, and one handed to each of the Parties, and each counterpart is equally binding. The text of the Agreement has been read aloud. In the event of any conflict between English and Russian versions, the Russian language version shall prevail.

6.4. Настоящий Договор заключен в четырех двуязычных экземплярах, каждый на английском и русском языках, один из которых хранится у Нотариуса, и по одному передается каждой из Сторон, и каждый такой экземпляр имеет полную и равную силу. В случае расхождений между русской и английской версиями настоящего Договора, приоритет имеет русская версия.

IN WITNESS WHEREOF this Agreement was executed by the Seller and the Purchasers represented by their duly authorized representatives:	В ПОДТВЕРЖДЕНИЕ ВЫШЕИЗЛОЖЕННОГО, Продавец и Покупатели, в лице своих должным образом уполномоченных представителей, подписали настоящий Договор:
for the Seller __________________________________________________________________________	за Продавца __________________________________________________________________________
For Purchaser 1 __________________________________________________________________________ For Purchaser 2 __________________________________________________________________________	За Покупателя 1 __________________________________________________________________________ За Покупателя 2 __________________________________________________________________________

SCHEDULE 6

PARTICULARS OF THE COMPANY

Name of Company:	NeoPhotonics Corporation, LLC
Main state registration number:	1127746681710
Tax Identification Number:	7714882784
Place of incorporation:	Russian Federation
Address of registered office:	Volgogradsky Prospekt 42, building 5, Moscow 109316, Russia
Type of company:	Limited liability company
Authorised capital:	RUB 9,814,867
Issued capital:	RUB 9,814,867
Type of the Participatory Interest:	Participatory interest
General director:	Novica Mrdovic
Chief accountant:	Anna Dmitrieva

SCHEDULE 7
FORMS OF STANDARD PURCHASE ORDERS

NEOPHOTONICS (CHINA) CO., LTD. AEOCODE:AEOCN4403041797, USCI 91440300618836109Y NEO BLD NO.8,12TH SOUTH KEJI RD,SOUTH HI-TECH PARK SHENZHEN, GUANGDONG,
518057
CHINA

Phone: 86 755 26748181/26748182
Fax: 86 755 26748187

VENDOR:

PURCHASE ORDER
					PURCHASE ORDER NUMBER			REVISION 0	PAGE 1 of 2
This Purchase Order Number must appear on all order acknowledgements, packing lists, cartons, invoices and correspondence related to this order.
BILL TO: NEOPHOTONICS (CHINA) CO., LTD. AEOCODE:AEOCN4403041797, USCI 91440300618836109Y NEO BLD NO.8,12TH SOUTH KEJI RD,SOUTH HI-TECH PARK SHENZHEN, GUANGDONG, 518057 CHINA
All invoices should be sent electronically in pdf format to ap.sz@neophotonics.com. There may be a delay in processing if invoices are sent via Postal Service.
VENDOR NUMBER		DATE OF ORDER / BUYER			REVISED DATE / BUYER
PAYMENT TERMS		SHIP VIA
FREIGHT TERMS		REQUESTOR / DELIVER TO			CONFIRM TO / TELEPHONE
ITEM	PART NUMBER / DESCRIPTION / MFR PART NUMBER / MANUFACTURER NAME / CANCELLED	REV	SHIP TO LOCATION	PROMISED DATE / NEED BY DATE	QUANTITY	UNIT	UNIT PRICE (USD)	EXTENDED PRICE (USD)	TAX
1						Each			N

1. This document was duplicated electronically. Approvals obtained electronically, no signature required. Purchasing personnel must authorize all changes.

2. Vendors are reminded to check the ordered item revision, the latest drawing revision and your related production Doc to make sure they are consistent. Otherwise vendors would be responsible for all the loss caused from the discrepancy.

3. This Purchase Order is subject to NeoPhotonics Corporation Terms and Conditions which are incorporated here in and made a part of this agreement. *** NeoPhotonics Corporation Confidential Information***.
TOTAL (USD):

AUTHORIZED SIGNATURE

Notes: All prices and amounts on this order are expressed in USD

Draft 14 November 2018

Aeocode:Aeocn4403041797, Usci 91440300618836109Y, 518057 Phone: 86 755 26748181/26748182 Fax: 86 755 26748187

SUPPLIER – TERMS AND CONDITIONS

1. Entire Agreement; Inconsistencies; Acceptance of Order. This Purchase Order ("Order") contains the entire terms and conditions of the agreement between the Seller named on the front side hereof ("Seller") and NeoPhotonics Corporation, a Delaware corporation ("NeoPhotonics") regarding the articles, materials, parts and work covered by this Order ("Goods"). NeoPhotonics hereby objects to all additional terms or modifications to this Order proposed by Seller contained in any communication from Seller or proposed by any course of dealing or performance between Seller and NeoPhotonics, and no such additional terms or modifications shall be binding on NeoPhotonics without NeoPhotonics's prior express written consent thereto. NeoPhotonics's failure to further object to any such additional terms or modifications contained in any communication from Seller or proposed by any course of dealing or performance between Seller and NeoPhotonics shall not be deemed a waiver of the provisions hereof or an approval of the terms or modifications therein. Unless NeoPhotonics has provided prior express written consent to the contrary, any term or condition of the reverse side of this Order shall prevail in the event that there is an inconsistency between it and any term or condition of the front side of this Order. Any term or condition of this Order shall prevail in the event that there is an inconsistency between it and any term or condition of any communication from Seller or of any course of dealing or performance between Seller and NeoPhotonics. Seller shall be deemed to have accepted, and shall be bound by, this Order and its terms and conditions upon the earliest of: (a) the date Seller returns to NeoPhotonics a written acknowledgement thereof; (b) the date Seller ships to NeoPhotonics any of the Goods; and (c) the date five (5) business days after NeoPhotonics's delivery to Seller of this Order unless Seller has notified NeoPhotonics within such time that Seller shall not be so bound.

2. Price. This Order shall not be filled at prices higher than those shown on the front side hereof unless such increased prices have been authorized in writing by NeoPhotonics. If there is no price stated on the front side hereof, the price shall be deemed to be the price last quoted to NeoPhotonics (as evidenced by NeoPhotonics's business records) or the prevailing market price for the Goods, whichever is lower. Seller warrants that the price for Goods sold to NeoPhotonics under this Order is not greater than the price for comparable goods sold in comparable quantities to any other purchaser thereof. If Seller decreases prices to any other purchaser for any Goods to be furnished hereunder, the price of all Goods yet unshipped to NeoPhotonics shall be deemed adjusted to such lower prices. Unless otherwise specifically agreed to by NeoPhotonics, prices shown on this Order are deemed to include all charges associated with the sale, and delivery to NeoPhotonics, of the Goods, including without limitation charges for shipping, packing, insurance, and taxes imposed by any taxing authority with respect to the transfer to NeoPhotonics of possession, title or both to the Goods, including, but not limited to, sales, use, property and value added taxes, but excluding taxes determined with respect to the net income of NeoPhotonics.

3. Packing and Shipment. Goods shall be prepared for shipment in a manner that is in accordance with standard commercial practice and is adequate to ensure safe arrival of the Goods to a designated destination Unless otherwise specifically provided on the front side of this Order, the Goods shall be delivered to NeoPhotonics F.O.B. destination. Shipments will be made freight prepaid at the lowest freight charges available, using the carrier selected by NeoPhotonics.

4. Delivery. Seller shall deliver the completed Goods in strict accordance with the scheduled delivery date and in the exact quantities and at the exact specifications set forth on the front side hereof, and the obligations of Seller to meet the delivery dates, quantities, and specifications set forth herein are of the essence of this Order. Goods that are delivered in advance of the scheduled delivery date are delivered at the risk of Seller and may, at NeoPhotonics's option, be returned at Seller's expense for proper delivery and/or have payment therefore withheld by NeoPhotonics until the date that payment would have been due had the Goods been actually delivered on their scheduled delivery date. In addition to any other rights or remedies provided to NeoPhotonics by law or under this Order, NeoPhotonics may in the case of any delay: (a) extend Seller's time of performance and upon request of NeoPhotonics, Seller shall ship Goods not delivered on time via expedited routing necessary to recover the maximum possible time lost by failure to deliver on schedule; Seller to pay the extra cost of the expedited routing; or (b) immediately terminate the undelivered portion of the Order at no cost to NeoPhotonics.

5. Invoices and Payment. Unless otherwise expressly provided in this Order, no invoices shall be issued nor payments made prior to delivery. Within twenty-four (24) hours after shipment of any Goods pursuant to this Order, Seller shall mail to NeoPhotonics copies of all packing slips together with a separate invoice for each Order in duplicate or bearing the NeoPhotonics Order number. Unless freight and other charges are itemized, any discount will be taken on the full amount of invoices. All payments are subject to adjustment for shortage or rejection. Payment shall be made no earlier than thirty (30) days after acceptance by NeoPhotonics of the associated Goods unless otherwise specifically provided on the front side of this Order.

6. Warranties. Notwithstanding NeoPhotonics's inspection and acceptance of the Goods, Seller warrants that all Goods delivered pursuant to this Order will (i) be free from defects in material and workmanship, (ii) be merchantable, (iii) conform to applicable samples or other descriptions furnished or adopted by Seller, (iv) comply with Seller's published specifications in effect as of the effective date of this Agreement unless such specifications have been superseded by other specifications, drawings, samples or descriptions agreed to between NeoPhotonics and Seller, and (v) to the extent such Goods are not manufactured pursuant to detailed designs furnished by NeoPhotonics, be free from defects in design, suitable for the intended purposes, and free from infringement of third party rights (including without limitation patent, copyright, trade secret, trademark, and other proprietary rights). The foregoing warranties are in addition to all other warranties, whether express or implied, given by Seller to NeoPhotonics or imposed by law. All warranties of Seller, together with the services warranties and guarantees, if any, shall run to NeoPhotonics and its customers.

7. Quality Control and Inspection. NeoPhotonics shall have the right to inspect, test, and approve at any time, and Seller shall provide all reasonable facilities and assistance to NeoPhotonics in connection therewith, (a) at the place of manufacture and prior to shipment, all Goods ordered, and (b) the facilities at which Goods are manufactured. Notwithstanding any prior inspections or payments made hereunder by NeoPhotonics, all Goods shall be subject to final inspection and acceptance at NeoPhotonics's facility within not less than thirty (30) days after delivery of the Goods at NeoPhotonics's facility. In the event that NeoPhotonics receives Goods whose defects or nonconformities are not apparent on initial examination, the time for final inspection and acceptance of such Goods shall be extended to a reasonable period of time after such defects or nonconformities become apparent. No inspection or test made prior to final inspection and acceptance shall relieve Seller from responsibility for defects or other failure to meet the requirements of this Order. The criteria for acceptance and/or approval of all Goods and facilities at which Goods are manufactured shall be, at NeoPhotonics's option, (a) NeoPhotonics's judgment and/or (b) compliance with Seller's published specifications in effect as of the date of this Order unless such specifications have been superseded by other specifications, drawings, samples or descriptions agreed to between NeoPhotonics and Seller. If NeoPhotonics determines that any Goods are defective or do not meet all specifications (either before acceptance or under the terms of Paragraph 6 - "Warranties"), NeoPhotonics shall have the right, at its sole option, to (i) reject such Goods and obtain a refund of the purchase price or (ii) require repair or replacement of the Goods by and at Seller's expense and risk. If Seller fails to repair or replace defective Goods within thirty (30) days after NeoPhotonics's request thereof, NeoPhotonics may, at its sole option (i) repair or replace such Goods and charge to the Seller any cost incurred by NeoPhotonics, which charge Seller shall pay NeoPhotonics, or (ii) without further notice, terminate this Order for default in accordance with Paragraph 12 – "Termination and Cancellation; Survival" hereof, or (iii) require an appropriate reduction in the price. Payment for any Goods hereunder shall not be deemed an acceptance thereof. Failure to inspect the Goods shall not be deemed to constitute (i) acceptance of any defective or nonconforming Goods, or (ii) a waiver of NeoPhotonics's rights or remedies arising by virtue of any defect or nonconformity with the requirements of this Order. NeoPhotonics's rights under this Paragraph 7 shall be in addition to all other rights of NeoPhotonics under this Order and applicable law. If any Goods subject to this Order, or any components thereof, are to be manufactured by subcontractor(s), Seller shall require such subcontractors to comply with this provision.

8. Changes. Any changes, waivers or additions to the terms and conditions of this Order shall bind NeoPhotonics only if they are in a writing signed by a duly authorized employee of NeoPhotonics. NeoPhotonics shall have the right at any time, by written order, to make changes within the general scope of this Order, in one or more of the following: (1) drawings, designs, specifications, and/or instructions for any of the Goods, (2) method of shipping or packing, (3) place of inspection, delivery or acceptance, (4) quantities, and/or (5) delivery schedules. Seller shall comply with all such changes. If any such change causes a decrease or increase in Seller's cost and/or in the time required for Seller's performance, an equitable adjustment in the price and/or delivery schedule, as applicable, will be made by the parties in writing. Unless Seller provides NeoPhotonics with an itemized statement of adjustment to the cost and/or time for performance within ten (10) business days after Seller's receipt of NeoPhotonics's change notice, Seller shall be conclusively deemed to have waived all claims against NeoPhotonics with respect thereto. NeoPhotonics may act upon any such claim at any time prior to final payment under this Order. Failure of the parties to agree upon any adjustment to be made under this clause shall not excuse Seller from proceeding with this Order as changed.

9. Responsibility for NeoPhotonics's Property. All Goods produced by Seller pursuant to NeoPhotonics's designs or specifications, and all inventions, improvements, developments and discoveries conceived, discovered, made, developed or first reduced to tangible work product by Seller and relating to Goods produced by Seller pursuant to NeoPhotonics's designs or specifications, shall be the sole property of NeoPhotonics. Seller hereby does and will assign fully to NeoPhotonics all such inventions, improvements, developments and discoveries. Unless otherwise provided in this Order, Seller, upon delivery to it or acquisition by it of any supplies, tooling, molds, patterns, drawings or other materials or equipment, the title to which is in NeoPhotonics (collectively the "Materials"), assumes the risk of, and shall be responsible for, any loss thereof or damage thereto, and shall return such Materials in good condition (except for reasonable wear and tear and except to the extent that such Materials have been incorporated in the Goods delivered under this Order or have been consumed in normal performance of work under this Order), to NeoPhotonics upon NeoPhotonics's request or upon completion, termination or cancellation of this Order.

10. Indemnities; Insurance. Seller shall, at its own expense, defend, indemnify and hold harmless NeoPhotonics and its customers from any damage, liabilities, claims, losses, and expenses (including without limitation attorneys' fees) with respect to any action, claim or proceeding to the extent such damage, liabilities, claims, losses, and expenses are related to or caused by (a) any act or omission by Seller, its agents, employees or contractors, or (b) any breach of any of Seller's warranties or obligations under this Order. If Goods become, or are likely to become, the subject of any claim of infringement of any patent, trademark, copyright or other proprietary right, Seller shall, at Seller's expense, (i) procure the right for NeoPhotonics and its customers to continue using the Goods, (ii) replace or modify the Goods so that they become non-infringing or (iii) at NeoPhotonics's option, refund to NeoPhotonics the amount paid for the items. If neither of the forgoing alternative is available on terms that in NeoPhotonics's judgment are reasonable, NeoPhotonics may, in addition to any other remedies it may have, terminate this Agreement without further liability to Seller. Seller shall maintain such public liability insurance (including without limitation products liability, completed operations, contractors' liability and protective liability, automobile liability (including without limitation non-owned automobile liability), workers' compensation, employers' liability, and infringement insurance) as will adequately protect NeoPhotonics against such damage, liabilities, claims, losses, and expenses. Seller agrees to submit certificates of insurance, evidencing coverage in accordance with this paragraph, when requested by NeoPhotonics.

11. Titles and Risk of Loss. Unless otherwise expressly provided in this Order, Seller shall have title to and bear the risk of any loss or damage to the Goods until the Goods are delivered and accepted in conformity with this Order. Upon such delivery and acceptance, title shall pass from Seller and Seller's responsibility for loss or damage shall cease, except for that resulting from Seller's negligence or failure to comply with this Order.

12. Termination and Cancellation; Survival. NeoPhotonics may terminate the whole or any part of this Order for convenience at any time prior to the delivery of the Goods by delivering written notice of termination to Seller. NeoPhotonics may, without liability, by written notice to Seller, cancel the whole or any part of this Order immediately: (i) if Seller fails to effect delivery hereunder, (ii) if Seller fails to make progress in work so as to endanger performance, (iii) if Seller fails to provide adequate assurances of its performance hereunder in a form acceptable to NeoPhotonics no later than five (5) business days after NeoPhotonics's delivery to Seller of a written request therefore, (iv) in the event that any voluntary or involuntary proceedings are filed by or against Seller pursuant to the provisions of any bankruptcy or insolvency law or (v) in the event of the appointment with or without the Seller's consent, of an assignee for the benefit of creditors or of a receiver. If NeoPhotonics cancels this Order in whole or in part pursuant to this Paragraph 12 – "Termination and Cancellation", in addition to any other remedies provided herein or by law, NeoPhotonics may procure, upon terms and in such manner as NeoPhotonics may deem appropriate, items or services similar to those terminated, and Seller shall be liable to NeoPhotonics for any excess cost for such similar items or services. Seller shall continue with the performance of this Order to the extent, if any, the Order is not terminated or cancelled under the provisions of this Paragraph 12. NeoPhotonics may also require Seller to transfer title and deliver to NeoPhotonics, in the manner and to the extent directed by NeoPhotonics, any fully or partially completed Goods that Seller has specifically produced or specifically used for the performance of such part of this Order as has been terminated. Payment for completed Goods delivered to and accepted by NeoPhotonics shall be at the Order price; payment for partially completed Goods delivered and accepted by NeoPhotonics shall be in an amount to be agreed upon by NeoPhotonics and Seller. Seller's obligations under Paragraphs 6, 9, 10, 13, 14, and 15 shall survive any termination or cancellation of this Order.

13. Disclosures and Use of Information and Items. Seller shall keep confidential all designs, processes, drawings, specifications, reports, data and other technical or proprietary information, and all Materials and the features for all Materials, furnished or disclosed to the Seller by NeoPhotonics in connection with this Order (collectively "Confidential Materials"). Unless otherwise provided herein or authorized by NeoPhotonics in writing, Seller (a) shall not use any such Confidential Materials, except in the performance of this Order, and (b) shall not disclose any such Confidential Materials to anyone who has not agreed to obligations no less restrictive than those set forth in this Paragraph, and (c) shall treat all such Confidential Materials with no less than reasonable care. Upon completion or termination or cancellation of this Order, Seller shall return to NeoPhotonics all tangible media that contain or in which are fixed any such Confidential Materials or make such other disposition thereof as may be directed or approved by NeoPhotonics. Seller may not use NeoPhotonics's name in

14. Liability of NeoPhotonics; Seller Exclusive Remedy. NeoPhotonics's entire liability to Seller, and Seller's exclusive remedy, for any cancellation or termination of this Order, shall not exceed the lesser of a pro rata portion of the Order price, or the cost, of finished Goods to be delivered within 30 days after such cancellation or termination, of 30 days of work in progress, and of
30 days of raw materials that Seller demonstrates cannot be diverted to other uses, each of the cost and pro rata portion as set forth in a written, detailed claim for such amount that is delivered by Seller to NeoPhotonics within ten (10) business days after NeoPhotonics's notice of cancellation or termination. If NeoPhotonics fails to pay Seller, Seller's exclusive remedy shall be to recover the Goods or, in the event the Goods have been sold to a third party, to recover from NeoPhotonics an amount equal to the purchase price paid by such third party

15. General: Neither party shall have the right to make commitments of any kind for or on behalf of any other party without the prior written consent of such other party. Seller shall not assign or transfer this Order, or any rights or obligations under this Order, without the prior written consent of NeoPhotonics. This Order shall be governed in all respects by the laws of the United States of America and by the laws of the State of California; as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Except for actions seeking to enforce any order or any judgment of any federal or state court(s) located in California, each of the parties irrevocably consents to the exclusive personal jurisdiction of such federal and state court(s), as applicable, for any matter arising out of or relating to this Order. If any dispute arises between the parties with respect to the matters covered by this Order which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive such prevailing party's reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which such prevailing party may be entitled. A breach by Seller of any of the promises or agreements contained herein will result in irreparable and continuing damage to NeoPhotonics for which there will be no adequate remedy at law, and NeoPhotonics shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). The rights and remedies provided by NeoPhotonics herein shall be cumulative and in addition to any other rights and remedies provided by law or equity or those provide under the Uniform Commercial Code. All claims for monies due or to become due from NeoPhotonics under this Order are subject to deduction by NeoPhotonics for any setoff or counterclaim that NeoPhotonics may have against Seller. If any provision of this Order is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Order shall not be affected or impaired thereby. This Order and its provisions shall not be modified, amended or waived, except in a writing executed by both parties. Seller shall not subcontract or permit anyone other than Seller's employees to manufacture the Goods or perform any other work required to be performed by Seller under this Order without the prior written consent of NeoPhotonics. NeoPhotonics may delay payment and/or acceptance under this Order if such payment and/or acceptance are made impossible or impractical by causes beyond NeoPhotonics's control. Whenever Seller has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this Order, Seller shall immediately give notice thereof, including all relevant information with respect thereto, to NeoPhotonics. Seller warrants that no law or regulation of any governmental authority (including without limitation any federal, state or local law or regulation) has been violated by Seller in performance of its obligations under this Order. If the goods ordered herein are purchased for incorporation into products sold under United States Government contract or subcontract, the terms required or reasonably desired to be inserted by NeoPhotonics shall be deemed to apply to this Order. Seller shall comply with NeoPhotonics's corporate ethics and other relevant policies, copy(ies) of which are available from the office from which this Order was received

16. As per «FRAMEWORK OF STANDARDS TO SECURE AND FACILITATE GLOBAL TRADE », supplier should optimize the supply chain security continually to higher AEO lever.

NEOPHOTONICS DONGGUAN CO., LTD. B9 BUILDING,CONRAD HI-TECH PARK, SHANG SHA SECTION OF ZHEN AN ROAD, CHANG AN TOWN, DONGGUAN, GUANGDONG, 523850 CHINA Phone: 769-89393000/18925248860 Fax: VENDOR:					PURCHASE ORDER
					PURCHASE ORDER NUMBER			REVISION 0	PAGE 1 of 2
This Purchase Order Number must appear on all order acknowledgements, packing lists, cartons, invoices and correspondence related to this order.
BILL TO: NEOPHOTONICS DONGGUAN CO., LTD. B9 BUILDING,CONRAD HI-TECH PARK, SHANG SHA SECTION OF ZHEN AN ROAD, CHANG AN TOWN, DONGGUAN, GUANGDONG, 523850 CHINA
All invoices should be sent electronically in pdf format to ap.dg@neophotonics.com. There may be a delay in processing if invoices are sent via Postal Service.
VENDOR NUMBER		DATE OF ORDER / BUYER			REVISED DATE / BUYER
PAYMENT TERMS		SHIP VIA
FREIGHT TERMS		REQUESTOR / DELIVER TO			CONFIRM TO / TELEPHONE
ITEM	PART NUMBER / DESCRIPTION / MFR PART NUMBER / MANUFACTURER NAME / CANCELLED	REV	SHIP TO LOCATION	PROMISED DATE / NEED BY DATE	QUANTITY	UNIT	UNIT PRICE (USD)	EXTENDED PRICE (USD)	TAX
1						Each			N

1. This document was duplicated electronically. Approvals obtained electronically, no signature required. Purchasing personnel must authorize all changes.

2. Vendors are reminded to check the ordered item revision, the latest drawing revision and your related production Doc to make sure they are consistent. Otherwise vendors would be responsible for all the loss caused from the discrepancy.

3. This Purchase Order is subject to NeoPhotonics Corporation Terms and Conditions which are incorporated here in and made a part of this agreement. *** NeoPhotonics Corporation Confidential Information***.
TOTAL (USD):

AUTHORIZED SIGNATURE

Notes: All prices and amounts on this order are expressed in USD

B9 Building,Conrad Hi-Tech Park, Shang Sha Section, 523850 Phone: 769-89393000/18925248860 Fax:

SUPPLIER – TERMS AND CONDITIONS

1. Entire Agreement; Inconsistencies; Acceptance of Order. This Purchase Order ("Order") contains the entire terms and conditions of the agreement between the Seller named on the front side hereof ("Seller") and NeoPhotonics Corporation, a Delaware corporation ("NeoPhotonics") regarding the articles, materials, parts and work covered by this Order ("Goods"). NeoPhotonics hereby objects to all additional terms or modifications to this Order proposed by Seller contained in any communication from Seller or proposed by any course of dealing or performance between Seller and NeoPhotonics, and no such additional terms or modifications shall be binding on NeoPhotonics without NeoPhotonics's prior express written consent thereto. NeoPhotonics's failure to further object to any such additional terms or modifications contained in any communication from Seller or proposed by any course of dealing or performance between Seller and NeoPhotonics shall not be deemed a waiver of the provisions hereof or an approval of the terms or modifications therein. Unless NeoPhotonics has provided prior express written consent to the contrary, any term or condition of the reverse side of this Order shall prevail in the event that there is an inconsistency between it and any term or condition of the front side of this Order. Any term or condition of this Order shall prevail in the event that there is an inconsistency between it and any term or condition of any communication from Seller or of any course of dealing or performance between Seller and NeoPhotonics. Seller shall be deemed to have accepted, and shall be bound by, this Order and its terms and conditions upon the earliest of: (a) the date Seller returns to NeoPhotonics a written acknowledgement thereof; (b) the date Seller ships to NeoPhotonics any of the Goods; and (c) the date five (5) business days after NeoPhotonics's delivery to Seller of this Order unless Seller has notified NeoPhotonics within such time that Seller shall not be so bound.

2. Price. This Order shall not be filled at prices higher than those shown on the front side hereof unless such increased prices have been authorized in writing by NeoPhotonics. If there is no price stated on the front side hereof, the price shall be deemed to be the price last quoted to NeoPhotonics (as evidenced by NeoPhotonics's business records) or the prevailing market price for the Goods, whichever is lower. Seller warrants that the price for Goods sold to NeoPhotonics under this Order is not greater than the price for comparable goods sold in comparable quantities to any other purchaser thereof. If Seller decreases prices to any other purchaser for any Goods to be furnished hereunder, the price of all Goods yet unshipped to NeoPhotonics shall be deemed adjusted to such lower prices. Unless otherwise specifically agreed to by NeoPhotonics, prices shown on this Order are deemed to include all charges associated with the sale, and delivery to NeoPhotonics, of the Goods, including without limitation charges for shipping, packing, insurance, and taxes imposed by any taxing authority with respect to the transfer to NeoPhotonics of possession, title or both to the Goods, including, but not limited to, sales, use, property and value added taxes, but excluding taxes determined with respect to the net income of NeoPhotonics.

3. Packing and Shipment. Goods shall be prepared for shipment in a manner that is in accordance with standard commercial practice and is adequate to ensure safe arrival of the Goods to a designated destination Unless otherwise specifically provided on the front side of this Order, the Goods shall be delivered to NeoPhotonics F.O.B. destination. Shipments will be made freight prepaid at the lowest freight charges available, using the carrier selected by NeoPhotonics.

4. Delivery. Seller shall deliver the completed Goods in strict accordance with the scheduled delivery date and in the exact quantities and at the exact specifications set forth on the front side hereof, and the obligations of Seller to meet the delivery dates, quantities, and specifications set forth herein are of the essence of this Order. Goods that are delivered in advance of the scheduled delivery date are delivered at the risk of Seller and may, at NeoPhotonics's option, be returned at Seller's expense for proper delivery and/or have payment therefore withheld by NeoPhotonics until the date that payment would have been due had the Goods been actually delivered on their scheduled delivery date. In addition to any other rights or remedies provided to NeoPhotonics by law or under this Order, NeoPhotonics may in the case of any delay: (a) extend Seller's time of performance and upon request of NeoPhotonics, Seller shall ship Goods not delivered on time via expedited routing necessary to recover the maximum possible time lost by failure to deliver on schedule; Seller to pay the extra cost of the expedited routing; or (b) immediately terminate the undelivered portion of the Order at no cost to NeoPhotonics.

5. Invoices and Payment. Unless otherwise expressly provided in this Order, no invoices shall be issued nor payments made prior to delivery. Within twenty-four (24) hours after shipment of any Goods pursuant to this Order, Seller shall mail to NeoPhotonics copies of all packing slips together with a separate invoice for each Order in duplicate or bearing the NeoPhotonics Order number. Unless freight and other charges are itemized, any discount will be taken on the full amount of invoices. All payments are subject to adjustment for shortage or rejection. Payment shall be made no earlier than thirty (30) days after acceptance by NeoPhotonics of the associated Goods unless otherwise specifically provided on the front side of this Order.

6. Warranties. Notwithstanding NeoPhotonics's inspection and acceptance of the Goods, Seller warrants that all Goods delivered pursuant to this Order will (i) be free from defects in material and workmanship, (ii) be merchantable, (iii) conform to applicable samples or other descriptions furnished or adopted by Seller, (iv) comply with Seller's published specifications in effect as of the effective date of this Agreement unless such specifications have been superseded by other specifications, drawings, samples or descriptions agreed to between NeoPhotonics and Seller, and (v) to the extent such Goods are not manufactured pursuant to detailed designs furnished by NeoPhotonics, be free from defects in design, suitable for the intended purposes, and free from infringement of third party rights (including without limitation patent, copyright, trade secret, trademark, and other proprietary rights). The foregoing warranties are in addition to all other warranties, whether express or implied, given by Seller to NeoPhotonics or imposed by law. All warranties of Seller, together with the services warranties and guarantees, if any, shall run to NeoPhotonics and its customers.

7. Quality Control and Inspection. NeoPhotonics shall have the right to inspect, test, and approve at any time, and Seller shall provide all reasonable facilities and assistance to NeoPhotonics in connection therewith, (a) at the place of manufacture and prior to shipment, all Goods ordered, and (b) the facilities at which Goods are manufactured. Notwithstanding any prior inspections or payments made hereunder by NeoPhotonics, all Goods shall be subject to final inspection and acceptance at NeoPhotonics's facility within not less than thirty (30) days after delivery of the Goods at NeoPhotonics's facility. In the event that NeoPhotonics receives Goods whose defects or nonconformities are not apparent on initial examination, the time for final inspection and acceptance of such Goods shall be extended to a reasonable period of time after such defects or nonconformities become apparent. No inspection or test made prior to final inspection and acceptance shall relieve Seller from responsibility for defects or other failure to meet the requirements of this Order. The criteria for acceptance and/or approval of all Goods and facilities at which Goods are manufactured shall be, at NeoPhotonics's option, (a) NeoPhotonics's judgment and/or (b) compliance with Seller's published specifications in effect as of the date of this Order unless such specifications have been superseded by other specifications, drawings, samples or descriptions agreed to between NeoPhotonics and Seller. If NeoPhotonics determines that any Goods are defective or do not meet all specifications (either before acceptance or under the terms of Paragraph 6 - "Warranties"), NeoPhotonics shall have the right, at its sole option, to (i) reject such Goods and obtain a refund of the purchase price or (ii) require repair or replacement of the Goods by and at Seller's expense and risk. If Seller fails to repair or replace defective Goods within thirty (30) days after NeoPhotonics's request thereof, NeoPhotonics may, at its sole option (i) repair or replace such Goods and charge to the Seller any cost incurred by NeoPhotonics, which charge Seller shall pay NeoPhotonics, or (ii) without further notice, terminate this Order for default in accordance with Paragraph 12 – "Termination and Cancellation; Survival" hereof, or (iii) require an appropriate reduction in the price. Payment for any Goods hereunder shall not be deemed an acceptance thereof. Failure to inspect the Goods shall not be deemed to constitute (i) acceptance of any defective or nonconforming Goods, or (ii) a waiver of NeoPhotonics's rights or remedies arising by virtue of any defect or nonconformity with the requirements of this Order. NeoPhotonics's rights under this Paragraph 7 shall be in addition to all other rights of NeoPhotonics under this Order and applicable law. If any Goods subject to this Order, or any components thereof, are to be manufactured by subcontractor(s), Seller shall require such subcontractors to comply with this provision.

8. Changes. Any changes, waivers or additions to the terms and conditions of this Order shall bind NeoPhotonics only if they are in a writing signed by a duly authorized employee of NeoPhotonics. NeoPhotonics shall have the right at any time, by written order, to make changes within the general scope of this Order, in one or more of the following: (1) drawings, designs, specifications, and/or instructions for any of the Goods, (2) method of shipping or packing, (3) place of inspection, delivery or acceptance, (4) quantities, and/or (5) delivery schedules. Seller shall comply with all such changes. If any such change causes a decrease or increase in Seller's cost and/or in the time required for Seller's performance, an equitable adjustment in the price and/or delivery schedule, as applicable, will be made by the parties in writing. Unless Seller provides NeoPhotonics with an itemized statement of adjustment to the cost and/or time for performance within ten (10) business days after Seller's receipt of NeoPhotonics's change notice, Seller shall be conclusively deemed to have waived all claims against NeoPhotonics with respect thereto. NeoPhotonics may act upon any such claim at any time prior to final payment under this Order. Failure of the parties to agree upon any adjustment to be made under this clause shall not excuse Seller from proceeding with this Order as changed.

9. Responsibility for NeoPhotonics's Property. All Goods produced by Seller pursuant to NeoPhotonics's designs or specifications, and all inventions, improvements, developments and discoveries conceived, discovered, made, developed or first reduced to tangible work product by Seller and relating to Goods produced by Seller pursuant to NeoPhotonics's designs or specifications, shall be the sole property of NeoPhotonics. Seller hereby does and will assign fully to NeoPhotonics all such inventions, improvements, developments and discoveries. Unless otherwise provided in this Order, Seller, upon delivery to it or acquisition by it of any supplies, tooling, molds, patterns, drawings or other materials or equipment, the title to which is in NeoPhotonics (collectively the "Materials"), assumes the risk of, and shall be responsible for, any loss thereof or damage thereto, and shall return such Materials in good condition (except for reasonable wear and tear and except to the extent that such Materials have been incorporated in the Goods delivered under this Order or have been consumed in normal performance of work under this Order), to NeoPhotonics upon NeoPhotonics's request or upon completion, termination or cancellation of this Order.

10. Indemnities; Insurance. Seller shall, at its own expense, defend, indemnify and hold harmless NeoPhotonics and its customers from any damage, liabilities, claims, losses, and expenses (including without limitation attorneys' fees) with respect to any action, claim or proceeding to the extent such damage, liabilities, claims, losses, and expenses are related to or caused by (a) any act or omission by Seller, its agents, employees or contractors, or (b) any breach of any of Seller's warranties or obligations under this Order. If Goods become, or are likely to become, the subject of any claim of infringement of any patent, trademark, copyright or other proprietary right, Seller shall, at Seller's expense, (i) procure the right for NeoPhotonics and its customers to continue using the Goods, (ii) replace or modify the Goods so that they become non-infringing or (iii) at NeoPhotonics's option, refund to NeoPhotonics the amount paid for the items. If neither of the forgoing alternative is available on terms that in NeoPhotonics's judgment are reasonable, NeoPhotonics may, in addition to any other remedies it may have, terminate this Agreement without further liability to Seller. Seller shall maintain such public liability insurance (including without limitation products liability, completed operations, contractors' liability and protective liability, automobile liability (including without limitation non-owned automobile liability), workers' compensation, employers' liability, and infringement insurance) as will adequately protect NeoPhotonics against such damage, liabilities, claims, losses, and expenses. Seller agrees to submit certificates of insurance, evidencing coverage in accordance with this paragraph, when requested by NeoPhotonics.

11. Titles and Risk of Loss. Unless otherwise expressly provided in this Order, Seller shall have title to and bear the risk of any loss or damage to the Goods until the Goods are delivered and accepted in conformity with this Order. Upon such delivery and acceptance, title shall pass from Seller and Seller's responsibility for loss or damage shall cease, except for that resulting from Seller's negligence or failure to comply with this Order.

12. Termination and Cancellation; Survival. NeoPhotonics may terminate the whole or any part of this Order for convenience at any time prior to the delivery of the Goods by delivering written notice of termination to Seller. NeoPhotonics may, without liability, by written notice to Seller, cancel the whole or any part of this Order immediately: (i) if Seller fails to effect delivery hereunder, (ii) if Seller fails to make progress in work so as to endanger performance, (iii) if Seller fails to provide adequate assurances of its performance hereunder in a form acceptable to NeoPhotonics no later than five (5) business days after NeoPhotonics's delivery to Seller of a written request therefore, (iv) in the event that any voluntary or involuntary proceedings are filed by or against Seller pursuant to the provisions of any bankruptcy or insolvency law or (v) in the event of the appointment with or without the Seller's consent, of an assignee for the benefit of creditors or of a receiver. If NeoPhotonics cancels this Order in whole or in part pursuant to this Paragraph 12 – "Termination and Cancellation", in addition to any other remedies provided herein or by law, NeoPhotonics may procure, upon terms and in such manner as NeoPhotonics may deem appropriate, items or services similar to those terminated, and Seller shall be liable to NeoPhotonics for any excess cost for such similar items or services. Seller shall continue with the performance of this Order to the extent, if any, the Order is not terminated or cancelled under the provisions of this Paragraph 12. NeoPhotonics may also require Seller to transfer title and deliver to NeoPhotonics, in the manner and to the extent directed by NeoPhotonics, any fully or partially completed Goods that Seller has specifically produced or specifically used for the performance of such part of this Order as has been terminated. Payment for completed Goods delivered to and accepted by NeoPhotonics shall be at the Order price; payment for partially completed Goods delivered and accepted by NeoPhotonics shall be in an amount to be agreed upon by NeoPhotonics and Seller. Seller's obligations under Paragraphs 6, 9, 10, 13, 14, and 15 shall survive any termination or cancellation of this Order.

13. Disclosures and Use of Information and Items. Seller shall keep confidential all designs, processes, drawings, specifications, reports, data and other technical or proprietary information, and all Materials and the features for all Materials, furnished or disclosed to the Seller by NeoPhotonics in connection with this Order (collectively "Confidential Materials"). Unless otherwise provided herein or authorized by NeoPhotonics in writing, Seller (a) shall not use any such Confidential Materials, except in the performance of this Order, and (b) shall not disclose any such Confidential Materials to anyone who has not agreed to obligations no less restrictive than those set forth in this Paragraph, and (c) shall treat all such Confidential Materials with no less than reasonable care. Upon completion or termination or cancellation of this Order, Seller shall return to NeoPhotonics all tangible media that contain or in which are fixed any such Confidential Materials or make such other disposition thereof as may be directed or approved by NeoPhotonics. Seller may not use NeoPhotonics's name in

14. Liability of NeoPhotonics; Seller Exclusive Remedy. NeoPhotonics's entire liability to Seller, and Seller's exclusive remedy, for any cancellation or termination of this Order, shall not exceed the lesser of a pro rata portion of the Order price, or the cost, of finished Goods to be delivered within 30 days after such cancellation or termination, of 30 days of work in progress, and of
30 days of raw materials that Seller demonstrates cannot be diverted to other uses, each of the cost and pro rata portion as set forth in a written, detailed claim for such amount that is delivered by Seller to NeoPhotonics within ten (10) business days after NeoPhotonics's notice of cancellation or termination. If NeoPhotonics fails to pay Seller, Seller's exclusive remedy shall be to recover the Goods or, in the event the Goods have been sold to a third party, to recover from NeoPhotonics an amount equal to the purchase price paid by such third party

15. General: Neither party shall have the right to make commitments of any kind for or on behalf of any other party without the prior written consent of such other party. Seller shall not assign or transfer this Order, or any rights or obligations under this Order, without the prior written consent of NeoPhotonics. This Order shall be governed in all respects by the laws of the United States of America and by the laws of the State of California; as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Except for actions seeking to enforce any order or any judgment of any federal or state court(s) located in California, each of the parties irrevocably consents to the exclusive personal jurisdiction of such federal and state court(s), as applicable, for any matter arising out of or relating to this Order. If any dispute arises between the parties with respect to the matters covered by this Order which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive such prevailing party's reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which such prevailing party may be entitled. A breach by Seller of any of the promises or agreements contained herein will result in irreparable and continuing damage to NeoPhotonics for which there will be no adequate remedy at law, and NeoPhotonics shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). The rights and remedies provided by NeoPhotonics herein shall be cumulative and in addition to any other rights and remedies provided by law or equity or those provide under the Uniform Commercial Code. All claims for monies due or to become due from NeoPhotonics under this Order are subject to deduction by NeoPhotonics for any setoff or counterclaim that NeoPhotonics may have against Seller. If any provision of this Order is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Order shall not be affected or impaired thereby. This Order and its provisions shall not be modified, amended or waived, except in a writing executed by both parties. Seller shall not subcontract or permit anyone other than Seller's employees to manufacture the Goods or perform any other work required to be performed by Seller under this Order without the prior written consent of NeoPhotonics. NeoPhotonics may delay payment and/or acceptance under this Order if such payment and/or acceptance are made impossible or impractical by causes beyond NeoPhotonics's control. Whenever Seller has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this Order, Seller shall immediately give notice thereof, including all relevant information with respect thereto, to NeoPhotonics. Seller warrants that no law or regulation of any governmental authority (including without limitation any federal, state or local law or regulation) has been violated by Seller in performance of its obligations under this Order. If the goods ordered herein are purchased for incorporation into products sold under United States Government contract or subcontract, the terms required or reasonably desired to be inserted by NeoPhotonics shall be deemed to apply to this Order. Seller shall comply with NeoPhotonics's corporate ethics and other relevant policies, copy(ies) of which are available from the office from which this Order was received

16. As per «FRAMEWORK OF STANDARDS TO SECURE AND FACILITATE GLOBAL TRADE », supplier should optimize the supply chain security continually to higher AEO lever.

SCHEDULE 8
LIST OF DOCUMENTATION FOR PRODUCTION PROCESS

Document No.	Product	Type	Document Description
D000027509	CFP2	Specfication	SPEC, PT-C24C3LDCL, CFP2 TVR, 100G CFP2 LR4 TRANSCEIVER, TELECOM AND DATACOM, 10KM C-TEMP DUAL-RATE G2
D000027510	CFP2	Specfication	SPEC, PT-C24C3LECL, CFP2 TVR, 100G CFP2 LR4 TRANSCEIVER, TELECOM AND DATACOM, 10KM C-TEMP SINGLE-RATE G2
D000028429	CFP2	Specfication	RevA1.0_4x28G TOSA_OL3183M_171208
D000031498	CFP2	Specfication	4x28G Q-ROSA_PQR-C44C7PLCL SPEC_RevA1.1_181203
D000031763	CFP2	QCFC	Neo_Russia CFP2-LR4 G2 QCFC Rev A
D000031764	CFP2	WI	HOTBAR
D000031765	CFP2	WI	Visual inspection
D000031766	CFP2	WI	module assembly
D000031767	CFP2	WI	LC interface cleaning
D000031768	CFP2	WI	Testing
D000031769	CFP2	WI	Burn in
D000031770	CFP2	WI	temperature cycle
D000031771	CFP2	WI	eeprom check
D000031772	CFP2	WI	FQC check
D000031773	CFP2	WI	packing
D000031774	CFP2	WI	Rework WI
D000031869	CFP2	TS	TS_1000042365_V1.0
D000031872	CFP2	TS	TS_1000042366_V1.0
D000027501	CFP2	EEPROM	EEPROM MAP, PT-C24C3LDCL, CFP2 TVR, 100G CFP2, TELECOM AND DATACOM, 10KM C-TEMP DUAL-RATE G2
D000027502	CFP2	EEPROM	EEPROM MAP, PT-C24C3LECL, CFP2 TVR, 100G CFP2, TELECOM AND DATACOM, 10KM C-TEMP SINGLE-RATE G2
D000027272_C	CFP2	PCB Outline Drawing	PCB OUTLINE DRAWING, CFP2-LR4 G2
D000028476	CFP2	FW	Firmware History Affair Note--CFP2_LR4_G2 - Version D
23-30430-01-J	AWG	Specfication	SPECIFICATION, STANDARD PRODUCT,100GHZ WIDEBAND ATHERMAL AWG_
D000031838	AWG	QCFC	Rev.A Curve dice phaseII Athermal AWG (100G)QCFC
D000031775	AWG	WI	Fiber and connector Appearance Common Inspection Criteria doc Rev_A
D000031828	AWG	WI	SWS system calibration _Rev A
D000031829	AWG	WI	Athermal O-ring Packaging Assembly work instruction_Rev A
D000031830	AWG	WI	Return Loss Test Work Instruction _Rev A
D000031831	AWG	WI	Fiber_connector_endface_cleaning work instruction_Rev A
D000031833	AWG	WI	Athemal AWG Packaging Work Instruction _Rev A
D000031834	AWG	WI	Label Controlling and Printing Work Instruction _Rev A
D000031835	AWG	WI	PLC Product Final Visual Inspection _Rev A
D000031836	AWG	WI	Oven profile and operation _Rev A
D000031837	AWG	WI	Athermal Product Test Procedure _Rev A
D000031839	AWG	WI	A_AWG Inspection Criteria_A
D000031918	AWG	WI	Generate Datasheet Work Instruction Rev A
D000031832	AWG	WI	OP GDE,Operation Rule of Instrument Facility for ESZ-2CAESZ-3CAESZ-4CA High Low Temperature Chamber _Rev A
D000031775	General	Quality control	Fiber and connector Appearance Common Inspection Criteria doc Rev_A
D000031791	General	Quality control	PCBA inspection criteria A
D000031834	General	Quality control	Q-TOSA,Q-ROSA Final Inspection Criteria Rev A
D000031840	General	Quality control	Die-casting Parts incoming inspection criteria Rev A
D000031841	General	Quality control	Passive machine parts inspection criteria A
D000031842	AWG	Quality control	FA ASSY Cosmetic Inspection Criteria_Rev A
D000031839	AWG	Quality control	A_AWG Inspection Criteria_A
D000031943	CFP2	Quality control	CFP Module Inspection Criteria _Rev_A

SCHEDULE 9
SELLER’S PRODUCTION SPECIFICATION AND YIELD TARGETS
Production Yield for NeoPhotonics Module Products
As a deliverables item, personnel will:

•	Train NEO-RU current engineers in NeoChina plant for manufacturing technology transfers as required

•	to produce AAWG modules products (using NeoPhotonics qualified athermal subassembly) and

•	CFP2-LR4 module products (using NeoPhotonics qualified TOSA/ROSA subassemblies).
to NeoPhotonics production specifications with normalized yields. AAWG modules and CFP2-LR4 modules are collectively the “Products”. This Schedule defines normalized yields for the Products.
The Products are specifically as follows:

Product	PN
AAWG	1000042377
CFP2 LR4 single rate	1000042366

Yield refers to the percentage of non-defective items of all produced items, and is indicated by the ratio of the number of non-defective items against the number of manufactured items.
Yield variance is the difference between actual output and standard output of a production or manufacturing process, based on standard inputs of materials and labor.
First pass yield (FPY) is defined as the number of units coming out of a process divided by the number of units going into that process over a specified period of time. Only good units with no rework or scrap are counted as coming out of an individual process.
The actual yield is the actual amount produced when the production process is carried out. AAWG and CFP2-OR4 modules yield is specifically concerned with First pass yield, or FPY. Over time, there is normal variation in the output of the set of production process that precede the First pass yield determination. The measurement of First pass yield for each product is determined as noted in the applicable product assembly work instructions.
The maximum percentage yield for a product process is 100%; the average yield is calculated using sampling from a population. The lowest percentage yield under normal operation is reflected in control limits that reflect three sigma variation on the normal process. For example, average percentage yield of 85% with standard deviation to the sample of the population of 5% means that the upper control limit (UCL) would be 100% (85% + 3*5%) and the lower control limit (LCL) would be 70% (85% - 3*5%). Normalized yield is defined as percentage yield that is within the range of the UCL and LCL. Therefore Target Yield for tech transfer of CFP2-LR4 and for AAWG is defined as the LCL of First pass yield.
Target Yield is based on NeoPhotonics China production data from over the period February through September 2018 as follows:

Product	100G AAWG	CFP2-LR4
Average percentage yield FPY	89.1%	85.6%
Standard deviation of sample in FPY measures	2.3%	4.5%
UCL	96.0%	99.1%
LCL	82.1%	72.1%
Target Yield	82%	72%

Achievement of Target Yield on first pass as shown above is within the range of LCL to UCL based on NeoPhotonics China production data from over time.

SCHEDULE 10
TECHNICAL SERVICES AGREEMENT

Dated December __, 2018

TECHNICAL SERVICES AGREEMENT

between

NEOPHOTONICS CORPORATION, LLC
and

NEOPHOTONICS CORPORATION

This agreement is made the __ day of December, 2018

between

NEOPHOTONICS CORPORATION, LLC, a company registered in the Russian Federation, main state registration number 1127746681710, located at Volgogradsky Prospekt 42, building 5, Moscow 109548, Russia (the “Client”);

and

NEOPHOTONICS CORPORATION, a company incorporated under the laws of Delaware, the United States of America, located at 2911 Zanker Road, San Jose, CA 95134 United States of America (the “Consultant”).

WHEREAS:

A.
The Consultant agreed to sell 100% of the outstanding participation interests in the capital of the Client to JSC "RUSNANO" (the “Purchaser”) and its affiliate pursuant to the Framework Purchase Agreement dated December ___, 2018 (the “FPA”);

B.	The Purchaser wishes the Client to receive certain technical services from the Consultant after the completion of the Tech Transfer (as defined in the FPA);

C.	The Consultant has agreed to provide such services to the Client; and

D.	The Parties have agreed that the services will be undertaken on the basis of this Agreement (as defined below).

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	The following words and phrases have the meaning set out next to them unless the context otherwise requires:

AAWG means Athermal Arrayed Waveguide Grating (100 GHz 40 channel module);
Affiliate or Affiliated means in relation to a person (a) a person directly or indirectly Controlled by, or under common Control with that person; or (b) a person owning or controlling fifty (50) per cent or more of the issued voting securities or beneficial interests of the first person; or (c) a director, partner or member of the immediate family of a director or partner, of the first person and in the case of a trust, any trustee or beneficiary (actual or potential) of that trust.
Agreement means this technical services agreement including any attachments or schedules;
Business Day means any day excluding a Saturday, Sunday or holiday on which banks are open for business both in the Russian Federation and in the United States of America;
CFP2-LR4 means CFP2-LR4 100 Gbps transceiver modules;
Commencement Date means the next business day after the date of completion of the Tech Transfer (as defined in the FPA);
Confidential Information means, subject to the exceptions in clause 11, any information of whatever kind whether communicated verbally, in writing or in any other form which is original information or a work product that has been derived or constructed from or using that original information; and relates to the disclosing Party's technology, know how, business, finances or customers or any such information relating to any associated company, Consultant or customer of the disclosing Party and is received as a result of the discussions leading up to this Agreement or during the period of this Agreement;
Control means, in relation to a company or other entity: (i) the legal power to secure directly or indirectly that the affairs of such entity are conducted in accordance with his or its wishes, including to direct or cause the direction of its general management and policies; (ii) the ability to appoint, directly or indirectly, the majority of its directors or executive officers; (iii) the ability to exercise, directly or indirectly, a majority of the votes exercisable at a general meeting; or (iv) the right to receive, directly or indirectly, a majority of the proceeds arising from: (a) any declaration of a dividend; or (b) a distribution arising in the course of winding up, whether solvent or insolvent, or any return of capital to shareholders or members; and the expressions Controlled and Controlling shall be construed accordingly.
Dispute has the meaning specified in clause 12.5.1;
Fee for Services has the meaning specified in clause 2.2;
Force Majeure Event has the meaning specified in clause 14.1;
Party shall mean either the Client or the Consultant and “Parties” shall mean both of them;
Products shall mean AAWG and CFP2-LR4;
Rules has the meaning specified in clause 12.5.1;
Services has the meaning specified in clause 2.1.

1.2.
References to statutory provisions will be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and will include references to any provisions of which they are re-enactments (whether with or without modification).

1.3.
References to clauses and schedules are references to clauses of and schedules to this Agreement, references to sub clauses are, unless otherwise stated references to sub clauses of the clause in which the reference appears.

1.4.
Any reference to any agreement or document is a reference to such agreement or document as it may have been or may from time to time be amended, novated, supplemented or replaced by a document having similar effect.

1.5.	References to the plural include the singular and vice versa.
1.6.    References to any gender include a reference to all other genders.

1.7.	References to an individual will include his personal representatives.

1.8.
The words “including” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor will they take effect as, limiting the generality of any foregoing words.

1.9.	The words “other” or “otherwise” are not to be construed as being within the same class or grouping as any foregoing words where a wider construction is appropriate in the context.

1.10.	The headings and sub headings and any contents page are inserted for convenience only and will not affect the construction of this Agreement.

2.	AGREEMENT

2.1	After the Commencement Date, if and when requested by the Client, the Consultant shall provide the following services (the “Services”) to the Client:

•
Technical support and assistance at Client’s Moscow, Russia facility premises as requested by Client to fix any Moscow facility equipment operation malfunctioning and to ensure reliable manufacturing AAWG and CFP2-LR4 according to the manufacturing capacities of the equipment;

•
Reasonable remote technical support and assistance as requested by Client to fix any Moscow facility equipment operation malfunctioning and to ensure reliable manufacturing AAWG and CFP2-LR4 according to the manufacturing capacities of the equipment.

2.2
For the provision of the Services, the Client shall pay the Consultant a fee of either (i) $9,000.00 United States Dollars (USD) per week for an engineer working to assist Client remotely or (ii) $15,000.00 USD per week for an engineer if travel is required or (iii) as otherwise agreed between the parties (the “Fee for Services”).

3.	PERIOD FOR PROVIDING SERVICES

The Consultant shall provide the Services under this Agreement if and when requested by the Client, subject to the termination provisions of this Agreement, for the period from the Commencement Date until 30 September 2019. Any Services provided by the Consultant after such date shall be subject to a separate agreement between the Parties.

4.	CONSULTANT UNDERTAKINGS

The Consultant shall ensure that the Services are performed by qualified and trained personnel of the Consultant with reasonable skill, care and diligence to the standards to be expected of a professional Consultant and commensurate with the standards of Consultant’s overall business.

5.	TERMINATION DUE TO INSOLVENCY

Either Party may, at any time by notice in writing to the other Party, terminate this Agreement as from the date of service of such notice if the other Party:

5.1	suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business;

5.2	stops or suspends payment of any of its debts or is unable to, or admits its inability to, pay its debts as they fall due;

5.3	has a moratorium declared in respect of any of its indebtedness;

5.4
has any action, proceedings, procedure or step taken in relation to the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise);

5.5	suffers the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of itself, or

5.6	has any event occur in relation to it that is analogous to those set out above in any jurisdiction.

6.	TERMINATION FOR CONVENIENCE

The Client may, upon a 1-month written notice, and the Consultant may, upon a 2-month written notice (which notice cannot be sent before the Commencement Date), request the termination of this Agreement for convenience.

7.	TERMINATION OR SUSPENSION ON BREACH OF CONTRACT

6.1
Either Party may at any time, by notice in writing to the other Party, terminate this Agreement immediately where the other Party commits a material breach of its obligations under this Agreement which is incapable of remedy.

6.2
Either Party may, at any time by notice in writing to the other Party, terminate this Agreement where the other Party commits a material breach of any of its obligations in this Agreement and such breach is not remedied within the period agreed between the Parties at the time, but which in any event shall not be greater than 30 days after receipt of the notice.

6.3
The Consultant may suspend the provision of Services hereunder by notice in writing to the Client if the Client fails to pay any portion of the Fee for Services which has become due and payable and such failure continues for 30 days or more after the issuance of the relevant invoice (including in the case of the failure of the Parties to execute an act of acceptance with respect to the services for any reason).

8.	PAYMENT ON TERMINATION

If this Agreement is terminated for any reason, the Client shall pay to the Consultant the Fee for Services or a pro-rata portion thereof which reflects the Services performed for the Client up to the date of such termination.

9.	PAYMENT TERMS

9.1	The Consultant will issue invoices to the Client on a monthly basis for the Fee for Services.

9.2
The Client shall pay the relevant invoice within fifteen (15) Business Days from the day the invoice is received by the Client. The Client shall not deduct or withhold any amounts in respect of tax from the payment amount of any invoice unless required by applicable law, in which case the Client shall increase the amount payable under the invoice so that the net amount actually received by the Consultant equals the amount it would have received but for such deduction or withholding.

9.3
The Client and the Consultant shall execute a respective act of acceptance with regard to the services performed by the Consultant, in form and substance satisfactory to the Client. Notwithstanding the foregoing, failure to execute such act of acceptance shall not relieve the Client of the obligation to pay the relevant invoice as set out in Clause 9.2.

10.	LIABILITIES

10.1
The Consultant’s total liability under this Agreement, howsoever caused, arising out of or in connection with any Services provided under this Agreement shall not exceed the aggregate Fee for Services actually paid by the Client to the Consultant under this Agreement at the time of determination.

10.2	Except as set out above, the Consultant shall not be liable for indirect loss howsoever caused.

11.	CONFIDENTIALITY

11.1	Both Parties shall, at all times during the period of this Agreement and after termination:

11.1.1	keep all Confidential Information confidential and not to disclose any Confidential Information to any other person; and

11.1.2	not use any Confidential Information for any purpose other than the performance of its obligations under this Agreement.

11.2	Any Confidential Information may be disclosed by the receiving Party to:

11.2.1	any governmental or other authority or regulatory body; or

11.2.2	any employees, and (when permitted) any agents or sub-contractors of it;
but only to such extent as is necessary for the purposes contemplated by this Agreement or as required by law and subject in each case to the relevant Party ensuring that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure was made.

11.3	Confidential Information shall not include any information that:

11.3.1	is, or has at the relevant time come to be, in the public domain other than as a result of disclosure by the receiving Party (or any of its employees, agents or sub-contractors); or

11.3.2	is already in, or at any relevant time comes into, the receiving Party's possession free from any obligation of confidentiality as demonstrated by written evidence.

11.4
The Parties will keep confidential the contents of this Agreement and the negotiations leading to it and any documents, files and information made available pursuant to it, except insofar as such matters are required to be disclosed by law.

12.	AMENDMENTS

Any amendments or additions to this Agreement must be evidenced in writing and signed by the authorised representatives of both Parties.

13.	ASSIGNMENT

13.1
The Client may assign this Agreement to any third party upon consent of the Consultant; such consent not to be unreasonably withheld or delayed. The Client may assign and/or transfer this Agreement and all rights and obligations of the Client hereunder without the consent of the Consultant to (i) an Affiliate of the Buyer, or (ii) a person or entity acquiring all or substantial all of the assets of the Buyer, whether by sale, acquisition, merger, operation of law or otherwise, provided that in either case such person is not a competitor of the Consultant or its Affiliates (it being understood and agreed that a "competitor" means an entity deemed by the Consultant or its Affiliates to be a threat to its core business (principally outside of the Russian Federation) due to technology, products or related competitive actions or strategies). For the avoidance of doubt, consent of the Consultant shall not be required for such assignment and/or transfer. For the avoidance of doubt, change of Control over the Client shall not affect the rights and obligations of the Parties hereunder provided that the person acquiring Control over the Client is not a competitor of the Consultant or its Affiliates.

13.2	Neither Party shall subcontract this Agreement or its obligations under it without the prior written consent of the other Party.

14.	FORCE MAJEURE

14.1	Neither Party will be liable for any delay in performing or failure to perform any of its obligations under this Agreement caused by events beyond its reasonable control (“Force Majeure Event”).

14.2
The Party claiming the Force Majeure Event will promptly notify the other Party in writing of the reasons for the delay or stoppage (and the likely duration) and will take all reasonable steps to overcome the delay or stoppage.

14.3
If the Party claiming the Force Majeure Event has complied with clause 14.2 its performance under this Agreement will be suspended for the period that the Force Majeure Event continues, and the Party will have an extension of time for performance which is reasonable. As regards such delay or stoppage:

14.3.1
either Party may, if the delay or stoppage continues for more than 30 continuous days, terminate this Agreement with immediate effect on giving written notice to the other Party, and neither Party will be liable to the other for such termination; and

14.3.2	the Party claiming the Force Majeure Event will take all necessary steps to bring that event to a close or to find a solution by which this Agreement may be performed despite the Force Majeure Event.

15.	NOTICES

15.1	Any notice or communication given or in connection with this Agreement will be sent by email and given or sent in writing to:

In the case of Client:	In the case of the Consultant:
NEOPHOTONICS CORPORATION, LLC Address:_____________________ ____________________________	NEOPHOTONICS CORPORATION 2911 Zanker Road San Jose, CA 95134 United States of America

Email: ______________________	Email: Legal@neophotonics.com
Attention: __________________	Attention: General Counsel

15.2
Any such notice or other communication will be conclusively deemed to have been given upon the earlier of (a) the time of delivery or (b) if by email, then upon an acknowledgement of receipt of such email.

15.3	Any such notice or communication given after 5.00 pm on a Business Day or on a day other than a Business Day will conclusively be deemed to have been received at the start of the next Business Day.

15.4
A Party may change its address and other particulars listed in this clause 15 for the purpose of addressing notices to it by providing the other Party with notice of such change not less than 5 Business Days before such change is to become effective.

16.	GENERAL

16.1
It is hereby acknowledged and agreed that nothing in this Agreement will be constituted as giving rise to any relationship of agency or partnership between the Parties. In fulfilling its obligations hereunder, each Party will be acting entirely for its own account.

16.2	The exercise or failure to exercise any right under this Agreement will not, unless otherwise provided, constitute a waiver of that or any other right.

16.3
If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement, and all the other provisions of this Agreement shall remain in full force and effect. The Parties agree to negotiate in good faith to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

17.	COSTS

Each Party will pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

19.	GOVERNING LAW INTERPRETATION

19.1	This Agreement shall be governed by the law of the state of Delaware, USA.

19.2
This Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including any contractual or non-contractual obligation, dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination on-contractual disputes or claims), including any question regarding its existence, validity or termination will be referred to and finally resolved by Arbitration Institute of the Stockholm Chamber of Commerce under Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce (the "Rules"). The place of arbitration shall be Stockholm. The arbitration shall be in English. There shall be 3 arbitrators appointed in accordance with the Rules.

IN WITNESS WHEREOF the duly authorised officers of the Parties have signed this Agreement on the day and year first written above.

NEOPHOTONICS CORPORATION, LLC

Signature:_________________________
Name: ___________________________
Title: General Director

NEOPHOTONICS CORPORATION

Signature:_________________________
Name: ___________________________
Title: ____________________________

SCHEDULE 11
LIST AND VALUATION OF EQUIPMENT CONSTITUTING EQUIPMENT CONTRIBUTION

№ п/п	Описание	Модель	Дата производ-ства	Рыночная стоимость без НДС	Кол. шт.	Общая сумма
1	Оптический коммутатор среднего размера	86061C	Apr-06	162 467р.	1	162 467р.
2	Климатическая камера	ESZ-2CA	Apr-06	474 324р.	1	474 324р.
3	Шасси оптического инструментального ресивера сканирующей системы SWS с модулями	OWB10002	Apr-06	127 852р.	3	383 556р.
4	Калибратор оборудования	SRM2519	Jun-00	275 469р.	1	275 469р.
5	Плата AT-DIO-32F	AT-DIO-32F	Jun-00	10 541р.	1	10 541р.
6	Плата PCI-GPIB	NI PCI-GPIB NI-488.2	Jun-00	8 899р.	8	71 192р.
7	Перестраиваемый источник лазерного излучения	SWS15101	Jun-00	652 096р.	1	652 096р.
8	Оптический модуль	SWS15102	Sep-07	182 177р.	1	182 177р.
9	Четырехпозиционный контроллер поляризации	SWS15104	Nov-00	211 647р.	1	211 647р.
10	Патчкорд оптический	FC/APC-FC/UPC,SM,Φ3mm, 3M, 2М, 30М	Jan-18	3 690р.	1	3 690р.
11	Адаптер	PA-342-001C-000	Nov-07	1 209р.	2	2 418р.
12	Обдувочный пневмопистолет	DC-10	Nov-07	126р.	2	252р.
13	Настольный видеомикроскоп	FV-210P	Aug-08	11 362р.	6	68 172р.
14	Измеритель вносимого затухания и возвратных потерь с инструментами для настройки	BR5	May-08	302 662р.	1	302 662р.
15	Электрическая отвертка	S-3	Jan-15	1 609р.	1	1 609р.
16	Тестер оптический	BD-281	Aug-09	12 783р.	1	12 783р.
17	Стереомикроскоп	SZ6745-ST1	Aug-08	16 062р.	4	64 248р.
18	Ионный вентилятор	HX-DC011	Aug-00	1 699р.	5	8 495р.
19	Индукционная паяльная станция	Quick203	Jul-16	7 002р.	2	14 004р.
20	Нагревательный столик для пайки	HP-200T	Sep-16	6 377р.	13	82 901р.
21	Установка пульсовой сварки	TM-100P-0215	Jul-16	307 243р.	1	307 243р.
22	Ионный вентилятор	AP.DC2458	Jul-16	5 268р.	2	10 536р.
23	Дозатор паяльной пасты с приспособлением для крепления	7016249	Aug-08	42 065р.	1	42 065р.
24	Динамометрическая отвертка	RTD 15CN	Jul-16	7 154р.	2	14 308р.
25	Устройство для резки с прессом	Neo-018	Aug-08	1 336р.	1	1 336р.
26	Осциллограф со встроенными модулями	86100D	Jul-10	2 142 795р.	3	6 428 385р.
27	Анализатор оптического спектра	AQ6370D	Mar-08	1 359 420р.	3	4 078 260р.
28	Измеритель мощности	PM-1623	Dec-07	67 157р.	2	134 314р.
29	Устройство восстановления данных и тактового сигнала оптических и электрических данных (OE-CDR) с низким джиттером	100G-LR4-OE-CDR-EVB	Mar-17	228 802р.	3	686 406р.
30	Пельтье-термоэлектрический пластинчатый охладитель	CP-200HTTT	Sep-16	32 866р.	7	230 062р.
31	Мультиметр для оптических измерений cо встроенным модулем	8163B	Jun-00	285 073р.	1	285 073р.
32	Мультиметр для оптических измерений cо встроенным модулем	AQ2211	Sep-11	117 982р.	4	471 928р.
33	Волокно Катушка 10 км	SMF-28e(10KM) G652.D	Dec-07	65 018р.	3	195 054р.
34	Регулируемый оптический аттенюатор	VOA-S-1310-45-FU-FU-M-1	Aug-16	82 875р.	1	82 875р.
35	Полупроводниковый оптический усилитель	HY-SOA-06-FC/APC	Jun-00	22 253р.	1	22 253р.
36	Устройство очистки оптических коннекторов	FCL-B1000	Jul-00	64 306р.	1	64 306р.
37	Термометр контактный	Fluke 52 II	Mar-17	20 929р.	1	20 929р.
38	Термометр для измерения температуры жала паяльника или температуры припоя.	191A	Mar-17	700р.	1	700р.
39	Измеритель оптической мощности	FPM-302	May-10	20 021р.	1	20 021р.
40	Клеевой пистолет	AB-608-60W	Mar-17	473р.	1	473р.
				7 343 789р.		16 081 230р.

 SCHEDULE 12
SELLER'S PROTECTION
This Schedule 12 applies to all claims by the Purchasers against the Seller under this Agreement, other than claims excluded from operation of clause 2.6 as indicated therein.

1	Limits on Claims
The Seller shall not be liable for any claim unless and until Completion has occurred.

2	Amounts

(a)	The aggregate liability of the Seller for all and any claims under this Agreement is set out in Clause 2.6.

(b)
The liability of the Seller in respect of any claim (or several claims in aggregate)for breach of warranties indicated in Schedule 13 shall not arise unless and until the amount of such claim (or several claims in aggregate) exceeds USD 25,000 or its equivalent in any other currency. For the avoidance of doubt, the Seller shall be liable even in the event a single claim does not exceed USD 25,000, but several claims in aggregate exceed such amount. For further avoidance of doubt, if any claim or several claims in aggregate exceed USD 25,000, the Seller shall be liable for the whole amount of claim (claims) and not merely the excess.

(c)
For the avoidance of doubt, the Seller shall be liable for all reasonable legal and other professional fees and expenses payable by the Purchaser or the Company in respect of any breach of any warranty indicated in Schedule 13, including to enforce and preserve the rights of the Purchasers in connection with such breach so long as such fees and expenses are within the aggregate limit of liability of the Seller.

3	Time
The Seller shall not be liable unless a Purchaser gives a notice in writing specifying full particulars of a claim (including the amount) within 24 months after the Completion Date, provided that any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced within twelve (12) months of such written notice being given to the Seller.

4	Other Exclusions
The Seller shall not be liable:

(a)	if a claim would not have arisen but for any changes made after Completion in the accounting bases, policies, practices or treatment of the Company after the Completion;

(b)	to the extent that the claim arises or increases because of:

(i).	any change in, any law coming into effect after the date of this Agreement (which is not prospectively in force at the date of this Agreement); or

(ii).
any increase in the rates of any Taxation, or the imposition of any new Taxation coming into effect after the date of this Agreement (which is not prospectively in force at the date of this Agreement);

(c)
which is contingent only, unless and until the contingent liability to which the claim relates becomes an actual liability and is due and payable (but without prejudice to the right of the Purchaser to give a notice of claim related to such liability);

(d)
to the extent that the losses in respect of a claim are actually recovered under any policy of insurance, or the matter giving rise to such claim has been compensated without loss to the Purchasers or the Company.

5	Mitigation
Nothing in this Schedule 13 restricts or limits the general obligation of the Purchasers to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a claim under the Seller's Warranties.

SCHEDULE 13

SELLER’S WARRANTIES

1	Warranties related to the Seller

(a)
The Seller is solvent or able to pay its debts within the meaning of applicable insolvency laws, and has not stopped paying its debts as they fall due and (to the Seller’s knowledge) there is no threatened action, suit, investigation or similar proceeding for the dissolution, liquidation, or insolvency of the Seller. The Seller is entering into the Transactions for its own benefit.

(b)	There is no statutory basis for the Seller to be obliged to make a decision on its liquidation or bankruptcy or for third parties to apply to a court for the liquidation or bankruptcy of the Seller.

(c)
The Seller does not have any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which the Purchaser or the Company could become directly or indirectly liable.

(d)	No stamp duty or similar Tax is payable in the jurisdiction of the Seller in connection with the Transactions.

2	The Company

(a)
The Company is an entity duly created, formed or organised, validly existing, and in good standing under the laws of the Russian Federation. The particulars of the Company and the Participatory Interest set out in Schedule 1 are complete, true and correct.

(b)
The Company is duly authorised and has the requisite power and authority necessary to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required.

(c)	The Company has no Subsidiaries, branches or representative offices; and does not control, directly or indirectly, or has any direct or indirect Equity Securities in any person.

(d)
The copies of the Company's Constitutive Documents that were provided to the Purchasers are accurate and complete and reflect all amendments made through the date hereof. The Company's records made available to the Purchasers for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement.

(e)	The Register of the participants of the Company is true and accurate.

(f)
The Company is solvent and able to pay its debts within the meaning of applicable insolvency laws, and has not stopped paying its debts as they fall due and there is no threatened action, suit, investigation or similar proceeding for the dissolution, liquidation, or insolvency of the Company.

3	Effect of the Transaction
The execution and the delivery of this Agreement and the performance and consummation of the Transactions by the Seller will not:

(a)	breach any Applicable Law or Order to the Company is subject or any provision of its Constitutive Documents;

(b)	breach any Consent by which the Company is bound or to which any of the Company's assets is subject;

(c)	require any Consent to be obtained by or on behalf of the Company; or

(d)	trigger any rights of first refusal, preferential purchase or similar rights with respect to the Company.

4	The Participatory Interest

(a)
All of the issued and outstanding participatory interests in the Company (a) have been duly authorised and are validly issued, fully paid, and non-assessable, (b) were issued in compliance with all Applicable Laws, (c) were not issued in breach of any commitments, and (d) are held of record and owned beneficially solely by the Seller. The Company does not have any Commitments outstanding nor has any obligation to issue any Commitments. There are no Contracts with respect to the voting or transfer of the Company's Equity Securities. There are no resolutions on contribution to the assets of the Company that have not been fulfilled (it being understood that the Equipment Contribution and/or the Intellectual Property Contribution might not be completed as of the date of the Agreement but will be completed not later than the Completion Date).

(b)	Other than the Participatory Interest, the Company has not issued any Equity Securities.

(c)
The Seller is the sole legal and beneficial owner of the Participatory Interest free and clear of any Encumbrances, and is entitled to sell, transfer, convey, assign and deliver to Purchaser 1 the full legal and beneficial ownership of Participatory Interest 1, and to Purchaser 2 the full legal and beneficial ownership of Participatory Interest 2, in each case free of any Encumbrances and third party rights.

(d)
Neither the Seller nor the Company has received nor is it aware of any claims from any person with respect to the legal title, other rights including right to demand title to or benefit from, or an Encumbrance over, any or all of the Participatory Interest (whether exercisable now or in the future and whether contingent or not), and to the Seller's knowledge no facts or circumstances exist that may give rise to any of the foregoing.

5	Management Accounts

(a)
The management accounts of the Company dated as at 30 September 2018 (the “Accounts Date”), a copy of which is attached to the Agreement as Schedule 14 (the “Management Accounts”), have been prepared in accordance with applicable accounting standards and fairly present the assets, liabilities (including all reserves, allowances, provisions, liabilities and commitments contingent or otherwise) and the financial position of the Company as of the Accounts Date, and, so far as the Seller is aware, there has been no Material Adverse Effect on the assets, liabilities and financial position (including off-balance sheet transactions) of the Company since the Accounts Date.

(b)	The Management Accounts make proper provision or reserve for or, in the case of actual liabilities, properly disclose, note or take into account as at the Accounts Date:

(i)	All known liabilities whether actual contingent or disputed;

(ii)	all known capital commitments whether actual or contingent;

(iii)	all known bad and doubtful debts; and

(iv)	all known taxation,
in each case to the extent required by generally accepted accounting practice.

5.	Books and Records
So far as the Seller is aware, the information set out in the corporate books of account and all other records of the Company (including without limitation the Management Accounts) is current, complete and accurate in all material respects, without any omission of any material fact, and no material entry has been destroyed or tampered with in such records; all material corporate measures have been duly and formally authorized by appropriate corporate action.

6.	Tax Matters
So far as the Seller is aware, the Company

(a)	has complied with all material requirements in respect of Tax imposed by Applicable Law;

(b)	has duly made within any required time period all necessary declarations and reports to the relevant fiscal body for Taxation, and

(c)	has properly and punctually paid all Tax which it has become liable to pay.

7.	Ownership of Assets

(a)
The Intellectual Property Contribution will be duly completed not later than the Completion Date. So far as the Seller is aware, no Taxes are payable or will be payable by the Company in connection with the Intellectual Property Contribution.

(b)
The Company has good and marketable title to and legal and beneficial ownership of all its respective property, free and clear of all liens and encumbrances. The Company has not permitted or created any Encumbrance of any kind over any of the assets.

(c)
So far as the Seller is aware, after its entry into the Manufacturing License Agreement, the Company will have valid contractual or legal rights to all objects, facilities, services, properties, assets and intellectual property, free and clear from any Encumbrance except as set out in the Manufacturing License Agreement, necessary for the carrying on of the business of the Company in the manner in which it is presently carried on and for the future production of CFP2– LR4 and AAWG (100 GHz). The Seller has sufficient right, title and authority to grant the rights and/or licenses under the Manufacturing License Agreement to the Company. So far as the Seller is aware, entering into and performing the Manufacturing License Agreement and the provision of respective license to the Company thereunder will not infringe or violate any third party rights, including any third party intellectual property rights.

(d)
Not later than the Completion Date, the Company will become the sole valid legal owner of the equipment listed in Schedule 11 to the Agreement pursuant to the Equipment Contribution, free and clear from any Encumbrance.

8.	Litigation

(a)	The Company is not engaged, whether as claimant, defendant or otherwise, in any legal action, proceeding or litigation which is either in progress or, so far as the Seller is aware, is threatened.

(b)	No Governmental Authority is conducting an official investigation or inquiry concerning the Company, or, so far as the Seller is aware, has threatened to do so.

9.	Compliance with Laws
So far as the Seller is aware,

(a)
The Company is and has been acting in compliance with all material obligations, duties, requirements imposed by Applicable Law and with every order, decree, or resolution by any relevant Governmental Authority which are currently in force and binding upon the Company except for any non-compliance which would not have a Material Adverse Effect with respect to the Company.

(b)
The Company has obtained and is currently in possession of all material Consents, permits, licenses and any similar authorizations required under Applicable Law necessary for the operation of its business. Except for any default which would not have a Material Adverse Effect with respect to the Company, the Company is not and has not been in default under any of such Consents, permits, licenses or other similar authority.

10.	Employment Matters

(a)
The Company is in compliance with all Applicable Laws concerning labour, health and safety laws, regulations regarding employment and employment practices, terms and conditions of employment, wages and hours, and laws and regulations concerning health and safety in the workplace except for any non-compliance which would not have a Material Adverse Effect on the Company.

(b)	So far as the Seller is aware, no employment-related complaint or grievance exists.

(c)
There are no agreements or other arrangements (binding or otherwise) outstanding or anticipated claims or disputes between the Company and any trade union or other body representing all or any of the employees of the Company.

(d)
There are no contracts or arrangements between the Company and any of its employees that contain any unusual or non-market payment conditions or termination provisions other than retention and termination bonuses, the existence of which has been disclosed to the Purchaser. The Company has not issued any options to acquire participatory interest in the Company to its employees.

(e)
So far as the Seller is aware, the Company has always timely paid wages and does not owe any debts to its employees in connection with their employment or otherwise except normal accrual through the current date, plus items noted in paragraph 10(d).

11.	Insurance Matters
The Company does not have any insurance policies other than insurance policies required by Applicable Law with respect to employees of the Company.

12.	Environmental Matters
So far as the Seller is aware, the Company has operated in material compliance with all Applicable Laws concerning the protection of the environment and has not received written notice of any violation of such laws.

 SCHEDULE 14

MANAGEMENT ACCOUNTS

NEOPHOTONICS RUSSIA SEP-18 USD
GLOBAL BS DTL
ACCOUNT DESCRIPTION
NEO RUSSIA
SEP-18
ASSETS
Cash and Cash Equivalents
Cash Bank Russia - RUB	117.27
Cash Bank - RUB (Budgeted)	119,561.70
Cash Bank - USD	11,386.53
--------------
Total Cash and Cash Equivalents	131,065.50
--------------
--------------
Inter-Company Receivables
InterCo Other Receivable	114,139.36
InterCo Other Receivable	15,102.84
--------------
Total Inter-Company Receivables	129,242.20
--------------
Inventories,Net
Inventories - Receiving Inventory Account	2,647.13
Inventories - Raw Materials	559,812.93
Inventories - Raw Materials - Org Default	(130.200)
Inventories - WIP	(53.720)
Inventories - WIP - Pull Materials	25.28
Inventories - Finished Goods	242,411.43
Inventories Intercompany - Intransit	26,540.00
Inventories Reserves - RM	(588,841.420)
Inventories Reserves - FG	(242,411.430)
--------------
Total Inventories, Net	0.00
--------------
Prepaid and Other Current Assets
Other Receivables – Misc Non AR	21,356.01
--------------
Total Prepaid and Other Current Assets	21,356.01
--------------
Assets Held for Sale
Assets-Held-for-Sale	555,463.30
Assets Held For Sale - PP&E - Cost	5,856,803.81
Assets Held For Sale - PP&E - Accum Depr	(3,483,383.230)
--------------
Total Assets Held for Sale	2,928,883.88
--------------
TOTAL CURRENT ASSETS	3,210,547.59
--------------
Property, Plant & Equipment
Machinery & Equipment - Manufacturing	208,403.04
--------------
Total Property, Plant & Equipment	208,403.04
--------------
Accumulated Depreciation & Amortization
Accum Depr - Machinery & Equipment - Manufacturing	(76,414.450)
--------------
Total Accumulated Depreciation & Amortization	(76,414.450)
--------------
Net Property, Plant & Equipment	131,988.59
--------------
--------------
TOTAL ASSETS	3,342,536.18
--------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts Payable
Trade Accounts Payable - Expense	(1,048.660)
Trade Accounts Payable - Expense (Adj)	(150.370)
Accrued Payable – Inventory and Expense (Adj)	(19,922.720)
--------------
Total Accounts Payable	(21,121.750)
--------------
I/C Accounts Payables
InterCo Payables	(18,188.400)
--------------
Total I/C Accounts Payables	(18,188.400)
--------------
Accrued and Other Current Liabilities
Payroll Payable - Accrued salaries and wages	(1,432.540)
Payroll - Accrued Vacation	(22,000.270)
Accrued Audit and Accounting	(668.400)
Accrued Restructure	(156,883.430)
Accrued Miscellaneous	(24,389.970)
--------------
Total Accrued and Other Current Liabilities	(205,374.610)
--------------
TOTAL CURRENT LIABILITIES	(244,684.760)
--------------
--------------
TOTAL LIABILITIES	(244,684.760)
--------------
Stockholder's Equity
Common Stock
Common Stock - NeoPhotonics Corporation Limited	(21,833.960)
--------------
Total Common Stock	(21,833.960)
--------------
Additional Paid-In Capital
Additional paid-in capital	(13,079,318.210)
Additional paid-in-capital non US GAAP (Memo)	(7,565,388.890)
Additional paid-in-capital non US GAAP (Memo-Conta)	7,565,388.89
Additional paid-in capital - Options	(90,621.510)
--------------
Total Additional Paid-In Capital	(13,169,939.720)
--------------
Accumulated Profit/(Deficit)
Retained earnings - Prior years	7,880,343.35
Current Year Earnings	2,047,732.32
--------------
Total Retained Earnings + Current Year Earning	9,928,075.67
--------------
Accumulated Other Comprehensive Income/Loss
Unrealized Loss From Foreign Currency Translation
Foreign currency translation adjustments	165,846.59
--------------
Total Accumulated Other Comprehensive Income/Loss	165,846.59
--------------
Total stockholders’ Profit/(Deficit)	(3,097,851.420)
--------------
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	(3,342,536.180)
--------------

SIGNATURES TO FRAMEWORK PURCHASE AGREEMENT

JOINT STOCK COMPANY "RUSNANO"

Signature: /s/ Yuri Udaltsov
Name: Yuri Udaltsov
Title: Deputy Chairman of the Management Board of Management Company RUSNANO LLC acting on the basis of a power of attorney

LIMITED LIABILITY COMPANY "RNI"

Signature: /s/ Marianna Peretyanko
Name: Marianna Peretyatko
Title: General Director

NEOPHOTONICS CORPORATION

Signature: /s/ Timothy S. Jenks
Name: Timothy S. Jenks
Title: CEO

NeoPhotonics Confidential